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  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 1998

                             DEFINITIVE COPY

                           SCHEDULE 14A INFORMATION

  DEFINITIVE PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]

Check the appropriate box:

[_]Preliminary proxy statement                 [_]Confidential, for Use of the
                                                  Commission Only (as
[X]Definitive proxy statement                     permitted by Rule 14a-
[_]Definitive additional materials                6(e)(2))

[_]Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                XCELLENET, INC.
(NAME OF REGISTRANT AS SPECIFIED IN CHARTER AND PERSON FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

[_]No fee required

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transactions applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[X]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, schedule or registration statement no.:

  (3) Filing party:

  (4) Date filed:

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


                                     LOGO

[Logo of XcelleNet, Inc. Appears Here]
                                XCELLENET, INC.
                        5 CONCOURSE PARKWAY, SUITE 850
                            ATLANTA, GEORGIA 30328

                                                             June 12, 1998

Dear Shareholder:

  You are cordially invited to attend a Special Meeting of Shareholders (including any postponement or adjournment thereof, the "Special Meeting") of XcelleNet, Inc. ("XcelleNet") to be held on Tuesday, July 21, 1998, commencing at 8:00 a.m., Eastern time, at The Westin Atlanta North at Perimeter Hotel, 7 Concourse Parkway, Atlanta, Georgia.

  As described in the accompanying Proxy Statement/Prospectus, at the Special Meeting you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of April 16, 1998 (the "Merger Agreement"), by and among Sterling Commerce, Inc. ("Sterling Commerce"), Sterling Commerce (Southern), Inc. ("Commerce Southern") and XcelleNet pursuant to which XcelleNet will be merged with and into Commerce Southern (the "Merger"), with Commerce Southern as the surviving corporation and remaining a wholly owned subsidiary of Sterling Commerce.

  Pursuant to the Merger Agreement, each outstanding share of Common Stock, par value $0.01 per share, of XcelleNet ("XcelleNet Stock") will be converted into a right to receive $8.80 in cash and 0.2885 of a share of Common Stock, $0.01 par value per share, of Sterling Commerce ("Commerce Stock"), with the ratio of cash and shares of Commerce Stock to be adjusted, if necessary, as provided in the Merger Agreement.

  Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement, and has determined that the Merger Agreement and the Merger are fair to, and in the best interests of, XcelleNet and its shareholders, and has approved the Merger Agreement. In addition, XcelleNet's financial advisor, BancAmerica Robertson Stephens, has delivered its opinion dated April 16, 1998 to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, the consideration to be received by holders of XcelleNet Stock in the Merger is fair to such holders from a financial point of view. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

  As fellow shareholders, we are excited about the opportunities created by the Merger. We believe that as a result of the Merger, XcelleNet will be part of a larger, more diverse company with increased earnings and cash flow stability that will be well-positioned to capitalize on strategic and other opportunities. We therefore urge you to return your proxy card promptly.

                                          Sincerely,
                                          LOGO
                                          /s/ Dennis M. Crumpler
                                          Dennis M. Crumpler
                                          Chairman of the Board and
                                          Chief Executive Officer

                                XCELLENET, INC.
                        5 CONCOURSE PARKWAY, SUITE 850
                            ATLANTA, GEORGIA 30328

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON JULY 21, 1998

To the Shareholders:

  Notice is hereby given that a Special Meeting of Shareholders of XcelleNet, Inc., a Georgia corporation ("XcelleNet"), will be held on Tuesday, July 21, 1998, commencing at 8:00 a.m., Eastern time, at The Westin Atlanta North at Perimeter Hotel, 7 Concourse Parkway, Atlanta, Georgia (including any postponement or adjournment thereof, the "Special Meeting"), to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of April 16, 1998 (the "Merger Agreement"), by and among Sterling Commerce, Inc., a Delaware corporation ("Sterling Commerce"), Sterling Commerce (Southern), Inc., a Delaware corporation and a wholly owned subsidiary of Sterling Commerce ("Commerce Southern"), and XcelleNet, pursuant to which XcelleNet will be merged with and into Commerce Southern (the "Merger"), with Commerce Southern as the surviving corporation and remaining a wholly owned subsidiary of Sterling Commerce.

  The Merger Agreement and the Merger are described in detail in the accompanying Proxy Statement/Prospectus.

  The XcelleNet Board of Directors has set June 8, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of record of XcelleNet's Common Stock, par value $0.01 per share ("XcelleNet Stock"), at the close of business on that date will be entitled to notice of and to vote at the Special Meeting.

  Holders of XcelleNet Stock who do not vote in favor of approval of the Merger Agreement and who otherwise comply with the applicable statutory procedures of Article 13 of the Georgia Business Corporation Code (the "GBCC") will be entitled to dissenters' rights under Article 13 of the GBCC. A summary of the provisions of Article 13 of the GBCC, including a summary of the requirements that must be complied with by holders of XcelleNet Stock desiring to assert dissenters' rights, is set forth in the accompanying Proxy Statement/Prospectus under the heading "The Merger--Dissenters' Rights." The text of Article 13 of the GBCC is attached as Appendix D to the Proxy Statement/Prospectus.

  The accompanying Proxy Statement/Prospectus describes the Merger Agreement, the proposed Merger and certain actions to be taken in connection with the Merger. Please read the Proxy Statement/Prospectus carefully. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend Special Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it is voted at the Special Meeting. Properly executed proxies with no instructions indicated thereon will be voted "FOR" approval of the Merger Agreement.

                                          By Order of the Board of Directors,

                                          LOGO
                                          /s/ Jeanne N. Bateman
                                          Jeanne N. Bateman
                                          Secretary

Atlanta, Georgia

June 12, 1998

  YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

  PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR CERTIFICATES.

                              PROXY STATEMENT OF
                                XCELLENET, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON JULY 21, 1998

                               ----------------

                                 PROSPECTUS OF
                            STERLING COMMERCE, INC.

  This Proxy Statement/Prospectus is furnished to holders of shares of Common Stock, par value $0.01 per share ("XcelleNet Stock"), of XcelleNet, Inc., a Georgia corporation ("XcelleNet"), in connection with the solicitation by and on behalf of the Board of Directors of XcelleNet (the "XcelleNet Board") of proxies for use at a Special Meeting of Shareholders of XcelleNet (including any postponement or adjournment thereof, the "Special Meeting") to be held on Tuesday, July 21, 1998 commencing at 8:00 a.m., Eastern time, at The Westin Atlanta North at Perimeter Hotel, 7 Concourse Parkway, Atlanta, Georgia. This Proxy Statement/Prospectus, the Notice of Special Meeting of Shareholders and the accompanying proxy card are first being mailed to holders of XcelleNet Stock on or about June 16, 1998.

  At the Special Meeting, holders of record of XcelleNet Stock as of the close of business on June 8, 1998 (the "Record Date") will consider and vote upon approval of the Agreement and Plan of Merger, dated as of April 16, 1998 (the "Merger Agreement"), by and among Sterling Commerce, Inc. ("Sterling Commerce"), Sterling Commerce (Southern), Inc. ("Commerce Southern") and XcelleNet pursuant to which XcelleNet will be merged with and into Commerce Southern (the "Merger"), with Commerce Southern as the surviving corporation (the "Surviving Corporation") and remaining a wholly owned subsidiary of Sterling Commerce. See "The Merger" for a description of the Merger Agreement and the Merger.

  This Proxy Statement/Prospectus also constitutes the Prospectus of Sterling Commerce included in a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of shares of Common Stock, par value $0.01 per share, of Sterling Commerce ("Commerce Stock") in connection with the Merger. All information concerning Sterling Commerce contained in this Proxy Statement/Prospectus has been furnished by Sterling Commerce, and all information concerning XcelleNet contained in this Proxy Statement/Prospectus has been furnished by XcelleNet.

  At the effective time of the Merger, each then-outstanding share of XcelleNet Stock (other than any shares held in the treasury of XcelleNet, held by any of XcelleNet's subsidiaries or held directly or indirectly by Sterling Commerce, which shares will be cancelled, and shares held by shareholders, if any, who properly exercise their dissenters' rights under Georgia law) will be converted into the right to receive (i) a cash payment in an amount equal to $8.80 and (ii) 0.2885 of a fully paid and nonassessable share of Commerce Stock, with the ratio of cash and shares of Commerce Stock to be adjusted, if necessary, as provided in the Merger Agreement. See "The Merger--The Merger Agreement--Consideration to be Paid in the Merger."

  SEE "RISK FACTORS" BEGINNING ON PAGE 14 HEREOF FOR A DISCUSSION OF CERTAIN RISKS OF OWNERSHIP OF COMMERCE STOCK AND OTHER MATTERS THAT XCELLENET'S SHAREHOLDERS SHOULD CONSIDER IN DETERMINING HOW TO VOTE UPON THE PROPOSED MERGER.

  Terms used in this Proxy Statement/Prospectus with initial capital letters are defined herein at the pages indicated in the "Index of Defined Terms."

                               ----------------

 THE SHARES  OF COMMERCE STOCK OFFERED HEREBY HAVE NOT BEEN  APPROVED OR DIS-
   APPROVED BY THE SECURITIES AND  EXCHANGE COMMISSION OR ANY STATE SECURI-
     TIES COMMISSION NOR HAS THE  COMMISSION OR ANY STATE SECURITIES COM-
       MISSION PASSED  UPON  THE  ACCURACY OR  ADEQUACY  OF  THIS  PROXY
        STATEMENT/PROSPECTUS. ANY REPRESENTATION  TO THE CONTRARY IS A
          CRIMINAL OFFENSE.

                               ----------------

      The date of this Proxy Statement/Prospectus is June 12, 1998.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF COMMERCE STOCK MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY STERLING COMMERCE, XCELLENET OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF COMMERCE STOCK MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF STERLING COMMERCE OR XCELLENET SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

  Each of Sterling Commerce and XcelleNet is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a website, located at http://www.sec.gov, that contains reports, proxy statements, and other information regarding registrants that file electronically with the Commission. Copies of such reports, proxy statements and other information also can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information relating to Sterling Commerce may also be inspected at the offices of the New York Stock Exchange ("NYSE") at 20 Broad Street, New York, New York 10005. Such reports, proxy statements and other information relating to XcelleNet may also be inspected at the offices of The Nasdaq Stock Market Inc., at 1735 K Street, N.W., Washington, D.C. 20006.

  As permitted under the Securities Act and the Exchange Act, this Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information can be inspected and copied or obtained from the Commission in the manner described above. Statements contained in this Proxy Statement/Prospectus as to the contents of any other document referred to herein are not necessarily complete, and each such statement is qualified in all respects by reference to the copy of such other document filed as an exhibit to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which have been filed by Sterling Commerce with the Commission, are hereby incorporated by reference in this Proxy
Statement/Prospectus: (i) Annual Report on Form 10-K for the fiscal year ended September 30, 1997; (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1997 and March 31, 1998; and (iii) Current Reports on Form 8-K, dated April 16, 1998 and June 10, 1998.

  The following documents, which have been filed by XcelleNet with the Commission, are hereby incorporated by reference in this Proxy Statement/Prospectus: (i) Annual Report on Form 10-K for the year ended December 31, 1997; (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and (iii) Current Report on Form 8-K, dated April 16, 1998.

  All documents and reports filed by either Sterling Commerce or XcelleNet pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting are deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein is deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  Any person receiving a copy of this Proxy Statement/Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: in the case of Sterling Commerce, Sterling Commerce, Inc., 4600 Lakehurst Court, Dublin, Ohio 43016, Attention: Investor Relations (telephone number (614) 793-7000); and, in the case of XcelleNet, XcelleNet, Inc., 5 Concourse Parkway, Suite 850, Atlanta, Georgia 30328,
Attention: Investor Relations (telephone number (770) 804-8100). In order to ensure timely delivery of the documents, any request should be made by July 14, 1998.

                          FORWARD-LOOKING INFORMATION

  THIS PROXY STATEMENT/PROSPECTUS (INCLUDING THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN) CONTAINS, OR MAY CONTAIN, CERTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION THAT ARE BASED ON THE BELIEFS OF, AND INFORMATION CURRENTLY AVAILABLE TO, STERLING COMMERCE'S OR XCELLENET'S MANAGEMENT, AS WELL AS ESTIMATES AND ASSUMPTIONS MADE BY THEIR RESPECTIVE MANAGEMENTS. WHEN USED HEREIN, WORDS SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "FUTURE," "INTEND," "PLAN" AND SIMILAR EXPRESSIONS, AS THEY RELATE TO STERLING COMMERCE OR XCELLENET OR THEIR RESPECTIVE MANAGEMENTS, IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS REFLECT THE CURRENT VIEWS OF STERLING COMMERCE OR XCELLENET WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS RELATING TO STERLING COMMERCE'S OR XCELLENET'S OPERATIONS AND RESULTS OF OPERATIONS, COMPETITIVE FACTORS AND PRICING PRESSURES, SHIFTS IN MARKET DEMAND, THE PERFORMANCE AND NEEDS OF THE INDUSTRIES SERVED BY STERLING COMMERCE OR XCELLENET, THE COSTS OF PRODUCT DEVELOPMENT AND OTHER RISKS AND UNCERTAINTIES, INCLUDING, IN ADDITION TO ANY UNCERTAINTIES SPECIFICALLY IDENTIFIED IN THE TEXT SURROUNDING SUCH STATEMENTS, UNCERTAINTIES WITH RESPECT TO CHANGES OR DEVELOPMENTS IN SOCIAL, ECONOMIC, BUSINESS, INDUSTRY, MARKET, LEGAL AND REGULATORY CIRCUMSTANCES AND CONDITIONS AND ACTIONS TAKEN OR OMITTED TO BE TAKEN BY THIRD PARTIES, INCLUDING STERLING COMMERCE'S OR XCELLENET'S SHAREHOLDERS, CUSTOMERS, SUPPLIERS, BUSINESS PARTNERS, COMPETITORS, AND LEGISLATIVE, REGULATORY, JUDICIAL AND OTHER GOVERNMENTAL AUTHORITIES AND OFFICIALS. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ESTIMATES OR ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS OR OUTCOMES MAY VARY SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS ALSO INCLUDE CERTAIN NON-PUBLIC PROJECTED FINANCIAL INFORMATION OF XCELLENET PROVIDED TO STERLING COMMERCE AND ITS FINANCIAL ADVISORS. THERE CAN BE NO ASSURANCE THAT THE RESULTS DESCRIBED IN THE PROJECTED FINANCIAL INFORMATION WILL BE REALIZED AND ACTUAL RESULTS MAY VARY MATERIALLY FROM THE PROJECTED FINANCIAL INFORMATION. IN ADDITION TO ANY RISKS AND UNCERTAINTIES SPECIFICALLY IDENTIFIED IN THE TEXT SURROUNDING SUCH FORWARD-LOOKING STATEMENTS, THE STATEMENTS IN "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROXY STATEMENT/PROSPECTUS IDENTIFY FACTORS THAT COULD CAUSE ACTUAL AMOUNTS, RESULTS, EVENTS AND CIRCUMSTANCES TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

                               ----------------

  Sterling Commerce and the COMMERCE, GENTRAN, CONNECT and VECTOR product and service names used herein are registered or unregistered trademarks owned by Sterling Commerce. XcelleNet, XcelleNet's logo, RemoteWare and RemoteWare Express are registered or unregistered trademarks owned by XcelleNet.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................  ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................  ii
FORWARD-LOOKING INFORMATION............................................... iii
SUMMARY...................................................................   1
  The Parties.............................................................   1
  The Special Meeting.....................................................   1
  Recommendation of the XcelleNet Board...................................   2
  Opinion of XcelleNet's Financial Advisor................................   2
  The Merger..............................................................   2
  Selected Per Share Financial Information................................   6
  Market Price Information................................................   7
  Selected Financial Information..........................................   9
  Risk Factors............................................................  13
RISK FACTORS..............................................................  14
  Merger Consideration....................................................  14
  Risk of Nonrealization of Synergies and Other Benefits; Integration
   Strategy...............................................................  14
  Interests of Management.................................................  15
  Competition.............................................................  15
  Factors Affecting Operating Results; Potential Fluctuations in Quarterly
   Results................................................................  15
  Technological Change; Dependence on New Products and Related Risks......  16
  Year 2000 Compliance....................................................  16
  Growth Through Acquisitions.............................................  17
  The Internet............................................................  17
  International Growth and Marketing......................................  17
  Ability to Attract Qualified Personnel..................................  18
  Dependence on Data Center...............................................  18
  Limited Protection of Proprietary Rights; Risks of Infringement and Loss
   of Licenses............................................................  18
  Government Regulatory and Industrial Policy Risks.......................  19
  Certain Antitakeover Provisions.........................................  19
THE SPECIAL MEETING.......................................................  20
  General.................................................................  20
  Voting at the Special Meeting...........................................  20
  Proxies; Revocation.....................................................  20
  Adjournments............................................................  21
THE PARTIES...............................................................  21
  XcelleNet...............................................................  21
  Sterling Commerce.......................................................  21
THE MERGER................................................................  23
  Background of the Merger................................................  23
  XcelleNet's Reasons for the Merger......................................  26
  Opinion of XcelleNet's Financial Advisor................................  28
  Sterling Commerce's Reasons for the Merger..............................  32
  Opinion of Sterling Commerce's Financial Advisor........................  33
  Certain Projected Financial Information of XcelleNet....................  37

  The Merger Agreement......................................................  39
  The Shareholder Agreement.................................................  47
  Stock Exchange Listing....................................................  47
  Delisting and Deregistration of XcelleNet Stock...........................  47
  Accounting Treatment......................................................  47
  Certain Federal Income Tax Consequences...................................  48
  Amendment to XcelleNet Rights Agreement...................................  49
  Regulatory Approvals......................................................  49
  Interests of Certain Persons in the Merger................................  50
  Dissenters' Rights........................................................  52
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.................  54
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS........  58
DESCRIPTION OF STERLING COMMERCE CAPITAL STOCK..............................  60
  General...................................................................  60
  Commerce Stock............................................................  60
  Commerce Preferred Stock..................................................  60
  Commerce Rights Plan......................................................  60
  Certain Corporate Governance Matters of Sterling Commerce.................  61
RESTRICTIONS ON RESALES OF COMMERCE STOCK BY AFFILIATES.....................  62
COMPARISON OF RIGHTS OF HOLDERS OF XCELLENET STOCK AND COMMERCE STOCK.......  63
  General...................................................................  63
  Authorized Capital Stock..................................................  63
  Amendment of Articles or Certificate of Incorporation and Bylaws..........  63
  Approval of Mergers, Dissolution and Asset Sales..........................  64
  Special Meetings..........................................................  66
  Action Without a Meeting..................................................  66
  Directors.................................................................  66
  Limitation of Director Liability..........................................  67
  Indemnification of Officers and Directors.................................  67
  Nomination of Directors; Proposal of Business.............................  70
  Dividends and Distributions...............................................  70
  Certain Dissenters' or Appraisal Rights...................................  70
  Derivative Actions........................................................  71
LEGAL MATTERS...............................................................  72
EXPERTS.....................................................................  72
SHAREHOLDER PROPOSALS.......................................................  72
OTHER MATTERS...............................................................  72
INDEX OF DEFINED TERMS......................................................  73
APPENDIX A -- Agreement and Plan of Merger.................................. A-i
APPENDIX B -- Opinion of BancAmerica Robertson Stephens..................... B-1
APPENDIX C -- Opinion of Broadview Associates LLC........................... C-1
APPENDIX D -- Article 13 of the Georgia Business Corporation Code........... D-1

                                    SUMMARY

  The following is a summary of certain information contained in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement/Prospectus and the attached Appendices, all of which should be reviewed carefully. As required by the context, references in this Proxy Statement/Prospectus to "Sterling Commerce," "XcelleNet" or the "Surviving Corporation" should be construed as references to Sterling Commerce, XcelleNet or the Surviving Corporation, as the case may be, together with their respective subsidiaries and predecessors. References to "fiscal" years are references to fiscal years of Sterling Commerce (which end on September 30) or to fiscal years of XcelleNet (which end on December 31), as the case may be.

THE PARTIES

  XcelleNet. XcelleNet provides systems management solutions for remote users. Its RemoteWare brand of products enables systems administrators to more effectively manage remote PCs, thereby reducing total cost of ownership and increasing end-user productivity. The mailing address of XcelleNet's principal executive offices is 5 Concourse Parkway, Suite 850, Atlanta, Georgia 30328 and its telephone number is (770) 804-8100. See "The Parties--XcelleNet."

  Sterling Commerce. Sterling Commerce is a leading provider of electronic data interchange and other electronic commerce products, services and solutions worldwide. Sterling Commerce develops, markets and supports electronic commerce software products, and provides electronic commerce services, that enable businesses to engage in business-to-business electronic commerce. Sterling Commere has been providing electronic commerce solutions for over 20 years and has numerous customers in a broad range of industries, including banking, healthcare, manufacturing, pharmaceuticals, retailing and transportation. The mailing address of Sterling Commerce's principal executive offices is 300 Crescent Court, Suite 1200, Dallas, Texas 75201, and its telephone number is
(214) 981-1100. See "The Parties--Sterling Commerce."

THE SPECIAL MEETING

  Time, Date, and Place. The Special Meeting will be held on Tuesday, July 21, 1998, commencing at 8:00 a.m., Eastern time, at The Westin Atlanta North at Perimeter Hotel, 7 Concourse Parkway, Atlanta, Georgia.

  Purpose. The purpose of the Special Meeting is for shareholders of XcelleNet to consider and vote upon approval of the Merger Agreement, a copy of which is attached hereto as Appendix A. See "The Special Meeting."

  Record Date; Shares Entitled to Vote. At the Special Meeting, shareholders will be entitled to one vote for each outstanding share of XcelleNet Stock held of record as of the close of business on the Record Date. As of the Record Date, there were 8,426,988 shares of XcelleNet Stock outstanding and entitled to vote at the Special Meeting, and there were 208 holders of record of XcelleNet Stock. See "The Special Meeting--Voting at the Special Meeting."

  Required Vote. The affirmative vote of the holders of a majority of the outstanding shares of XcelleNet Stock entitled to vote thereon is required for the approval of the Merger Agreement. As of the Record Date, directors and executive officers of XcelleNet and their affiliates owned beneficially, in the aggregate, approximately 25% of the voting power of the outstanding shares of XcelleNet Stock. As of the Record Date, Dennis M. Crumpler (Chairman and Chief Executive Officer of XcelleNet), Maleah Crumpler and The Crumpler Investment Limited Partnership (the "Crumpler Shareholders") owned beneficially, in the aggregate, approximately 17% of the outstanding shares of XcelleNet Stock. Pursuant to an agreement entered into among

Sterling Commerce and the Crumpler Shareholders (the "Shareholder Agreement"), each Crumpler Shareholder has agreed to vote its shares of XcelleNet Stock in favor of the approval of the Merger Agreement and any other matters necessary for the consummation of the transactions contemplated by the Merger Agreement. See "The Special Meeting--Voting at the Special Meeting" and "The Merger--The Shareholder Agreement."

  Revocation of Proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted at the Special Meeting. A proxy may be revoked by submitting to the Secretary of XcelleNet prior to the voting of the proxy either a written instrument revoking the proxy or an executed proxy bearing a later date, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not, in itself, constitute the revocation of a proxy. See "The Special Meeting--Proxies; Revocation."

RECOMMENDATION OF THE XCELLENET BOARD

  The XcelleNet Board unanimously approved the Merger Agreement at a meeting held on April 16, 1998. The XcelleNet Board believes that the Merger is in the best interests of XcelleNet and its shareholders and recommends that XcelleNet shareholders vote FOR approval of the Merger Agreement. See "The Merger-- XcelleNet's Reasons for the Merger."

OPINION OF XCELLENET'S FINANCIAL ADVISOR

  BancAmerica Robertson Stephens ("Robertson Stephens") was retained by the XcelleNet Board to act as its exclusive financial advisor with respect to an evaluation of a variety of strategic and financial alternatives and the Merger. At the request of the XcelleNet Board, on April 16, 1998, Robertson Stephens delivered to the XcelleNet Board its written opinion (the "Robertson Stephens Opinion") that, as of such date and based upon and subject to the matters set forth therein, the Merger Consideration (as defined below) is fair to the holders of XcelleNet Stock (other than holders of shares of XcelleNet Stock to be cancelled in accordance with the Merger Agreement or holders that properly exercise their dissenters' rights under the GBCC) from a financial point of view. The full text of the opinion of Robertson Stephens is set forth as Appendix B to this Proxy Statement/Prospectus. XcelleNet shareholders are urged to read this opinion carefully and in its entirety. See "The Merger--Opinion of XcelleNet's Financial Advisor."

THE MERGER

  General. On the terms and subject to the conditions set forth in the Merger Agreement, XcelleNet will be merged with and into Commerce Southern, with Commerce Southern continuing as the Surviving Corporation. The Merger will become effective immediately upon the later of the filing of a certificate of merger (the "Georgia Certificate of Merger") complying with the Georgia Business Corporation Code ("GBCC") and the filing of a certificate of merger (the "Delaware Certificate of Merger") complying with the Delaware General Corporation Law ("DGCL"), or at such later time as is specified in the Georgia Certificate of Merger or the Delaware Certificate of Merger (the "Effective Time").

  Merger Consideration. At the Effective Time, each share of XcelleNet Stock issued and outstanding immediately prior to the Effective Time (other than those to be cancelled in accordance with the Merger Agreement and any other share of XcelleNet Stock issued and outstanding immediately prior to the Effective Time held by holders who properly exercise their dissenters' rights under the GBCC), will be converted into the right to receive (i) a cash payment in an amount equal to $8.80 (the "Cash Payment") and (ii) 0.2885 (the "Stock Factor") of a fully paid and nonassessable share of Commerce Stock, with the ratio of cash and shares of Commerce Stock to be adjusted, if necessary, as described below (the "Merger Consideration").

  Under the Merger Agreement, in the event that the aggregate amount of the Cash Payments, plus the dollar value of all shares of XcelleNet Stock held by persons who properly demand their dissenters' rights ("Dissenting Shares"), exceeds the value of all shares of Commerce Stock to be issued pursuant to the Merger Agreement (based upon the closing sales price of Commerce Stock on the last trading day prior to the date on which the

Merger is consummated (the "Closing Date"), the Merger Consideration will be adjusted by reducing the Cash Payment and increasing the aggregate number of shares of Commerce Stock to be issued pursuant to the Merger Agreement, in each case to the minimum extent necessary, such that the dollar amount of the aggregate Cash Payments plus the dollar value of all Dissenting Shares is equal to the value of all shares of Commerce Stock to be issued (based upon the closing sales price of Commerce Stock on the last trading day prior to the Closing Date). In determining the adjustment pursuant to the previous sentence, to the extent the Cash Payment is reduced, the number of shares of Commerce Stock will be increased, dollar for dollar, valuing Commerce Stock as the lesser of (i) the closing sales price of Commerce Stock on the last trading day prior to the Closing Date, and (ii) the average of the closing sales prices of Commerce Stock for the three trading days prior to the Closing Date. Solely for the purposes of the foregoing adjustment, the value of each Dissenting Share will be deemed to be an amount equal to $22.00. See "The Merger--The Merger Agreement--Consideration to be Paid in the Merger."

  Assuming there are no Dissenting Shares, the adjustment described in the foregoing paragraph will not occur unless the closing sales price of Commerce Stock on the last trading day prior to the Closing Date is less than $30.5625.

  For a description of the principal differences between the rights of holders of XcelleNet Stock and Commerce Stock, see "Comparison of Rights of Holders of XcelleNet Stock and Commerce Stock."

  Treatment of XcelleNet Options. At the Effective Time, each then-outstanding option ("XcelleNet Option") to purchase shares of XcelleNet Stock will be assumed by Sterling Commerce and will constitute an option (a "Substitute Option") to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such XcelleNet Option, the number of shares of Commerce Stock, rounded down to the nearest whole share, determined by multiplying the number of shares of XcelleNet Stock subject to such XcelleNet Option immediately prior to the Effective Time by
0.4809 (the "Option Conversion Factor") at an exercise price per share of Commerce Stock (increased to the nearest whole cent) equal to the exercise price per share of XcelleNet Stock subject to such XcelleNet Option divided by the Option Conversion Factor; except that in the case of any XcelleNet Option to which Section 421 of the Internal Revenue Code of 1986, as amended (the "Code") applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula will be adjusted if necessary to comply with Section 424(a) of the Code. See "The Merger--The Merger Agreement--Treatment of XcelleNet Stock Options."

  Fractional Shares. No fractional shares of Commerce Stock will be issued pursuant to the Merger. In lieu of any such fractional shares, each holder of XcelleNet Stock who otherwise would be entitled to receive a fractional share of Commerce Stock pursuant to the Merger will be paid an amount in cash (without interest), rounded to the nearest cent, equal to the product of (i) the fractional share of Commerce Stock to which such holder would otherwise be entitled, and (ii) the closing sales price of Commerce Stock on the NYSE on the Closing Date.

  Effective Time of the Merger. The Merger will become effective immediately upon the later of the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the Georgia Certificate of Merger with the Secretary of State of the State of Georgia, or at such later time as is specified in the Delaware Certificate of Merger or the Georgia Certificate of Merger. Subject to the provisions of the Merger Agreement, the parties presently intend to file the Certificates of Merger as soon as practicable following the date on which the requisite vote of the shareholders of XcelleNet is obtained and the various other conditions set forth in the Merger Agreement (other than those that by their nature are to be satisfied at the closing) are satisfied or waived or on such other date as the parties may agree.

  Conditions to the Merger. The obligations of Sterling Commerce and XcelleNet to consummate the Merger are conditioned upon, among other things, (i) approval of the Merger Agreement by the holders of a majority of the outstanding shares of XcelleNet Stock; (ii) the absence of any order or injunction that prohibits the consummation of the Merger; (iii) the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") having expired or been terminated; (iv) the Registration Statement having been declared effective by the Commission and not being subject to any stop order or proceeding seeking the same; (v) the shares of Commerce Stock to be issued in connection with the Merger having been authorized for listing on the NYSE, subject to official notice of issuance; and
(vi) the receipt of opinions of counsel by each of XcelleNet and Sterling Commerce to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that no gain or loss will be recognized by the shareholders of XcelleNet upon their exchange of shares of XcelleNet Stock for the Merger Consideration under Section 354 of the Code (except to the extent that such shareholders receive cash for their shares). See "The Merger--The Merger Agreement-- Conditions to the Merger."

  Termination. The Merger Agreement may be terminated under certain circumstances, including by mutual written consent of Sterling Commerce and XcelleNet and by either Sterling Commerce or XcelleNet if the other party commits certain breaches of its representations, warranties or covenants contained in the Merger Agreement and such breach has had or could reasonably be expected to have a material adverse effect on the other party, or if the Merger is not consummated on or before October 31, 1998. If the Merger Agreement is terminated by XcelleNet or Sterling Commerce if the holders of Xcellenet Stock do not approve the Merger at the Special Meeting or under specified circumstances involving a determination by the XcelleNet Board to accept a proposal relating to an alternative transaction or following specified actions of the XcelleNet Board relating to the withdrawal or adverse modification of the approval or recommendation of the Merger Agreement or the Merger by the XcelleNet Board or the endorsement or recommendation of a proposal relating to an alternative transaction by the Xcellenet Board, XcelleNet will be required to pay to Sterling Commerce a fee in the amount of $2.2 million. In addition, if the Merger Agreement is terminated under circumstances in which a proposal relating to an alternative transaction shall have been commenced, publicly disclosed or publicly proposed prior to such termination, and XcelleNet enters into a definitive agreement with respect to any alternative transaction within one year of such termination, then XcelleNet will be required to pay to Sterling Commerce an additional fee of $4.4 million. See "The Merger--The Merger Agreement--Termination."

  Governmental and Regulatory Matters. In connection with the transactions contemplated by the Merger Agreement, Sterling Commerce, XcelleNet and Mr. Crumpler made filings or applications with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act. Consummation of the Merger was conditioned upon, among other things, the expiration or termination of the waiting period under the HSR Act. Such waiting period was terminated by the FTC on June 1, 1998. See "The Merger--The Merger Agreement--Conditions to the Merger" and "-- Regulatory Approvals."

  Dissenters' Rights. Holders of XcelleNet Stock who do not vote in favor of approval of the Merger Agreement and who otherwise comply with the applicable statutory procedures of Article 13 of the GBCC will be entitled to dissenters' rights under Article 13 of the GBCC. A summary of the provisions of Article 13 of the GBCC, including a summary of the requirements that must be complied with by holders of XcelleNet Stock desiring to assert dissenters' rights, is set forth in this Proxy Statement/Prospectus under the heading "The Merger-- Dissenters' Rights." The text of Article 13 of the GBCC is attached as Appendix D to this Proxy Statement/Prospectus.

  Interests of Certain Persons in the Merger. Certain members of XcelleNet's management and the XcelleNet Board may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of XcelleNet generally. Such interests relate to, among other things, the treatment of outstanding XcelleNet Options, the payment of certain amounts under the Change in Control Employment Agreements ("XcelleNet CIC Agreements") between XcelleNet and 16 XcelleNet executives, the terms of employment of certain of XcelleNet's executives with Sterling Commerce following the consummation of the Merger and the indemnification of and provision of insurance coverage for the directors and officers of XcelleNet. See "The Merger--Interests of Certain Persons in the Merger."

  Certain Federal Income Tax Consequences. Consummation of the Merger is conditioned upon the receipt of a legal opinion of Alston & Bird LLP, XcelleNet's counsel, and a legal opinion of Jones, Day, Reavis & Pogue, Sterling Commerce's counsel, to the effect that (i) the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code; (ii) each of XcelleNet and Sterling Commerce will be a party to that reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by the shareholders of XcelleNet upon their exchange of shares of XcelleNet Stock for the Merger Consideration under Section 354 of the Code (except to the extent that such shareholders receive cash for their shares of XcelleNet Stock). EACH SHAREHOLDER OF XCELLENET IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGER UNDER U.S. FEDERAL, STATE, LOCAL OR ANY OTHER APPLICABLE TAX LAWS. See "The Merger--Certain Federal Income Tax Consequences."

  Accounting Treatment. The Merger will be accounted for as an acquisition of XcelleNet by Sterling Commerce using the purchase method of accounting. Under the purchase method of accounting, the purchase price paid by Sterling Commerce for XcelleNet (including direct costs of the Merger) will be allocated to the identifiable assets of XcelleNet based upon estimates of the fair value of XcelleNet's identifiable assets and liabilities as of the Effective Time, with the excess of the purchase price over the fair value of XcelleNet's net identifiable assets being allocated to excess cost over net assets acquired. On a pro forma basis, giving effect to the consummation of the Merger as if the Merger had been consummated on March 31, 1998, the excess of the purchase price over the fair value of XcelleNet's identifiable assets would have been approximately $27.9 million. See Note 2 of "Notes to Unaudited Pro Forma Combined Condensed Financial Statements."

SELECTED PER SHARE FINANCIAL INFORMATION

  The following table sets forth selected historical per share financial information for each of Sterling Commerce and XcelleNet and unaudited pro forma per share financial information for Sterling Commerce giving effect to the consummation of the Merger, as if the Merger had been consummated as of March 31, 1998, in the case of book value information, and October 1, 1996, in the case of earnings information. The information presented below is derived from
(i) the consolidated historical financial statements of Sterling Commerce and XcelleNet, including the related notes thereto, incorporated by reference in this Proxy Statement/Prospectus, and (ii) the unaudited pro forma combined condensed financial information, including the notes thereto, contained elsewhere in this Proxy Statement/Prospectus, and should be read in conjunction therewith. See "Available Information" and "Unaudited Pro Forma Combined Condensed Financial Statements." The pro forma per share information set forth herein assumes the issuance of 2,430,978 shares of Commerce Stock in connection with the Merger. See Note 1 of "Notes to Unaudited Pro Forma Combined Condensed Financial Statements." The pro forma information set forth below is not necessarily indicative of what Sterling Commerce's actual financial position or results of operations would have been had the Merger been consummated as of the above-referenced dates or of the financial position or results of operations that may be reported by Sterling Commerce in the future.

                                                  FISCAL YEAR ENDED  SIX MONTHS
                                                    SEPTEMBER 30,      ENDED
                                                  -----------------  MARCH 31,
                                                  1995  1996  1997      1998
                                                  ----- ----- ----- ------------
     Historical--Sterling Commerce
      Net income per share:
       Pro forma (1)............................. $0.59   --    --       --
       Basic.....................................   --  $0.79 $0.66    $0.57
       Diluted...................................   --  $0.77 $0.64    $0.55
      Book value per share (2)................... $0.73 $1.84 $6.70    $7.60
                                                  FISCAL YEAR ENDED THREE MONTHS
                                                    DECEMBER 31,       ENDED
                                                  -----------------  MARCH 31,
                                                  1995  1996  1997      1998
                                                  ----- ----- ----- ------------
     Historical--XcelleNet
      Net income per share:
       Basic..................................... $0.51 $0.00 $0.39    $0.15
       Diluted................................... $0.45 $0.00 $0.36    $0.14
      Book value per share (2)................... $4.24 $4.22 $5.57    $5.77

                                                        FISCAL YEAR  SIX MONTHS
                                                           ENDED       ENDED
                                                       SEPTEMBER 30, MARCH 31,
                                                           1997         1998
                                                       ------------- ----------
     Pro forma combined net income per share (3):
      Per share of Commerce Stock:
       Basic..........................................     $0.58       $0.56
       Diluted........................................     $0.56       $0.54
      Equivalent per share of XcelleNet Stock:
       Basic..........................................     $0.17       $0.16
       Diluted........................................     $0.16       $0.16

                                                                         AS OF
                                                                       MARCH 31,
                                                                         1998
                                                                       ---------
     Pro forma combined book value per share (2)(3):
      Per Sterling Commerce share.....................................   $7.43
      Equivalent per XcelleNet share..................................   $2.14

--------
(1) Assumes that the 73,200,000 shares of Commerce Stock outstanding as of Sterling Commerce's March 13, 1996 initial public offering were outstanding during the entire period.

(2) Historical book value per share is computed by dividing stockholders' equity by the number of outstanding shares of XcelleNet Stock or Commerce Stock, as the case may be, at the end of each period. Pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Commerce Stock outstanding as of March 31, 1998, assuming the issuance of 2,430,978 shares of Commerce Stock in the Merger.

(3) The unaudited equivalent XcelleNet pro forma per share amounts are calculated by multiplying the Sterling Commerce combined pro forma per share amounts by the Stock Factor.

MARKET PRICE INFORMATION

  XcelleNet Stock is designated for trading on the Nasdaq National Market ("Nasdaq"), and trades on Nasdaq under the symbol "XNET." The following table sets forth the high and low sales prices per share of XcelleNet Stock as reported on Nasdaq for each quarter in 1996 and 1997 and for the other periods indicated.

                                                                 HIGH     LOW
                                                                ------- -------
     Quarter Ended:
       March 31, 1996.......................................... $15 1/4 $ 8 3/4
       June 30, 1996...........................................  15 1/2   9 1/2
       September 30, 1996......................................  14 1/2   8 3/4
       December 31, 1996.......................................  20      13 1/2
     Quarter Ended:
       March 31, 1997.......................................... $23 1/4 $15 3/4
       June 30, 1997...........................................  19 1/4  11 3/4
       September 30, 1997......................................  16 1/4   7 3/4
       December 31, 1997.......................................  14 1/8   9 3/8
     Quarter Ended:
       March 31, 1998.......................................... $21 1/4 $12 1/4
       June 30, 1998 (through June 11).........................  22 3/8  17 5/8

  Commerce Stock trades on the NYSE under the symbol "SE." The following table sets forth the high and low sales prices per share of Commerce Stock as reported on the NYSE Composite Tape for each fiscal quarter in fiscal years 1996 and 1997 (commencing on March 8, 1996, the date Commerce Stock first began trading on the NYSE on a when-issued basis) and for the other periods indicated.

                                                                 HIGH     LOW
                                                               -------- -------
     Quarter Ended:
       March 31, 1996......................................... $30 7/8  $28 3/4
       June 30, 1996..........................................  45       30 1/8
       September 30, 1996.....................................  37 1/8   28
     Quarter Ended:
       December 31, 1996...................................... $35 3/4  $25 1/2
       March 31, 1997.........................................  38 5/8   26 3/4
       June 30, 1997..........................................  34 7/8   24 1/8
       September 30, 1997.....................................  40 5/16  29 1/2
     Quarter Ended:
       December 31, 1997...................................... $39 1/8  $31 1/2
       March 31, 1998.........................................  50 1/4   33 1/2
       June 30, 1998 (through June 11)........................  47 5/8   37 1/2

  On April 16, 1998, the last date of a reported trade prior to the public announcement by XcelleNet and Sterling Commerce of the execution of the Merger Agreement, the closing price per share for XcelleNet Stock as reported on Nasdaq was $20 3/4. On June 11, 1998, the last date of a reported trade of XcelleNet Stock prior to the date of this Proxy Statement/Prospectus, the closing price per share for XcelleNet Stock as reported on Nasdaq was $20 7/8. On April 16, 1998, the last full trading day prior to the public announcement by XcelleNet and Sterling

Commerce of the execution of the Merger Agreement, the closing price per share of Commerce Stock as reported on the NYSE Composite Tape was $45 13/16. On June 11, 1998, the last full trading day prior to the date of this Proxy Statement/Prospectus, the closing price per share of Commerce Stock as reported on the NYSE Composite Tape was $42 11/16.

  No assurance can be given as to the market price of XcelleNet Stock or Commerce Stock at the Effective Time or at any other time. The Stock Factor will not be adjusted to compensate XcelleNet shareholders for decreases in the market price of Commerce Stock which could occur before the Effective Time. In the event that the market price of Commerce Stock increases or decreases prior to the Effective Time, the value at the Effective Time of the Commerce Stock to be received in the Merger in exchange for XcelleNet Stock would correspondingly increase or decrease.

  Neither XcelleNet nor Sterling Commerce has ever paid cash dividends on its capital stock. Sterling Commerce currently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future. Under the terms of Sterling Commerce's existing credit agreement, Sterling Commerce is prohibited from making distributions in the form of cash dividends on Commerce Stock.

  XcelleNet shareholders are encouraged to obtain current market quotations for both Commerce Stock and XcelleNet Stock.

SELECTED FINANCIAL INFORMATION

  The following selected historical financial information of XcelleNet and Sterling Commerce has been derived from their respective historical financial statements incorporated by reference in this Proxy Statement/Prospectus. The selected pro forma financial information is derived from the unaudited pro forma combined condensed financial statements included in this Proxy Statement/Prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of future operating results or financial position. The selected historical and unaudited pro forma combined condensed financial information should be read in conjunction with the historical financial statements and notes thereto of XcelleNet and Sterling Commerce and the unaudited pro forma combined condensed financial information and notes thereto included or incorporated by reference in this Proxy Statement/Prospectus.

     UNAUDITED SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                          SIX
                                                                        MONTHS
                                                          YEAR ENDED     ENDED
                                                         SEPTEMBER 30, MARCH 31,
                                                             1997        1998
                                                         ------------- ---------
Pro forma combined statement of operations data:
  Total revenue.........................................   $401,884    $247,579
  Income before other income and income taxes...........     65,231      69,711
  Net income............................................     50,268      51,974
  Pro forma net income per share:
   Basic................................................   $   0.58    $   0.56
   Diluted..............................................   $   0.56    $   0.54

                                                                         AS OF
                                                                       MARCH 31,
                                                                         1998
                                                                       ---------
Pro forma combined balance sheet data:
  Working capital..................................................... $525,243
  Total assets........................................................  869,600
  Total stockholders' equity..........................................  693,981

              XCELLENET SELECTED HISTORICAL FINANCIAL INFORMATION
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                    THREE MONTHS
                              FISCAL YEAR ENDED DECEMBER 31,       ENDED MARCH 31,
                          ---------------------------------------- ---------------
                           1993    1994    1995    1996     1997    1997    1998
                          ------- ------- ------- -------  ------- ------- -------
                                                                     (UNAUDITED)
Historical consolidated
 statement of operations
 data:
  Revenues..............  $17,413 $26,889 $34,099 $42,651  $53,579 $13,350 $14,213
  Operating income
   (loss)...............    2,929   5,182   4,768    (934)   4,087   1,777   1,595
  Net income............    1,942   3,555   3,802       0    3,145   1,129   1,260
  Net income per share:
    Basic...............  $  1.18 $  0.55 $  0.51 $  0.00  $  0.39 $  0.15 $  0.15
    Diluted ............  $  0.30 $  0.45 $  0.45 $  0.00  $  0.36 $  0.14 $  0.14

                                     AS OF DECEMBER 31,               AS OF
                           ---------------------------------------  MARCH 31,
                            1993    1994    1995    1996    1997      1998
                           ------- ------- ------- ------- ------- -----------
                                                                   (UNAUDITED)
Historical consolidated
 balance sheet data:
  Working capital......... $ 7,689 $28,815 $24,968 $23,198 $37,066   $39,662
  Total assets............  12,208  36,144  33,461  36,683  55,583    57,981
  Total shareholders' eq-
   uity...................   9,869  32,473  29,849  31,130  46,258    48,366

          STERLING COMMERCE SELECTED HISTORICAL FINANCIAL INFORMATION
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                         SIX MONTHS
                               FISCAL YEAR ENDED SEPTEMBER 30,         ENDED MARCH 31,
                         -------------------------------------------- -----------------
                           1993     1994     1995     1996     1997     1997     1998
                         -------- -------- -------- -------- -------- -------- --------
                                                                         (UNAUDITED)
Historical consolidated
 statement of income
 data:
  Total revenue......... $117,813 $155,916 $203,578 $267,773 $350,597 $154,303 $217,359
  Income before other
   income and income
   taxes(1).............   25,363   46,405   72,028   95,205   72,591   52,593   68,461
  Net income(1).........   15,194   27,753   42,930   58,392   55,444   34,877   51,178
  Net income per share:
    Pro forma(2)........      --       --  $   0.59      --       --       --       --
    Basic...............      --       --       --  $   0.79 $   0.66 $   0.45 $   0.57
    Diluted.............      --       --       --  $   0.77 $   0.64 $   0.44 $   0.55

                                   AS OF SEPTEMBER 30,                AS OF
                         -----------------------------------------  MARCH 31,
                          1993     1994    1995    1996     1997      1998
                         -------  ------- ------- ------- -------- -----------
                                                                   (UNAUDITED)
Historical consolidated
 balance sheet data:
  Working capital....... $(3,438) $ 2,198 $ 3,692 $77,159 $491,801  $567,912
  Total assets..........  87,271  100,638 128,978 241,680  748,566   842,646
  Total stockholder's
   net investment.......  37,498   43,051  53,187     --       --        --
  Total stockholders'
   equity...............     --       --      --  138,187  600,862   691,596

--------
(1) Net of $31,879 of purchased in-process research and development and $15,810 of reorganization costs charged to expense in 1997; and $3,638 of restructuring costs charged to expense in 1993.
(2) Assumes that the 73,200 shares of Commerce Stock outstanding as of Sterling Commerce's March 13, 1996 initial public offering were outstanding during the entire period.

                                XCELLENET, INC.
                       SELECTED QUARTERLY FINANCIAL DATA
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                               1ST     2ND      3RD      4TH
                                             QUARTER QUARTER  QUARTER  QUARTER
                                             ------- -------  -------  -------
Year ending December 31, 1998:
  Revenues.................................. $14,213     N/A      N/A      N/A
  Operating income..........................   1,595     N/A      N/A      N/A
  Net income................................   1,260     N/A      N/A      N/A
  Net income per share:
    Basic................................... $  0.15     N/A      N/A      N/A
    Diluted................................. $  0.14     N/A      N/A      N/A
Year ended December 31, 1997:
  Revenues.................................. $13,350 $12,039  $12,183  $16,007
  Operating income (loss)...................   1,777    (306)    (450)   3,066
  Net income (loss).........................   1,129     (32)    (132)   2,180
  Net income (loss) per share:
    Basic................................... $  0.15 $  0.00  $ (0.02) $  0.26
    Diluted................................. $  0.14 $  0.00  $ (0.02) $  0.25
Year ended December 31, 1996:
  Revenues.................................. $ 9,450 $10,126  $ 9,360  $13,715
  Operating income (loss)...................   1,044     321     (739)  (1,560)
  Net income (loss).........................     866     363     (375)    (854)
  Net income (loss) per share:
    Basic................................... $  0.12 $  0.05  $ (0.05) $ (0.12)
    Diluted................................. $  0.11 $  0.05  $ (0.05) $ (0.12)

                            STERLING COMMERCE, INC.
                       SELECTED QUARTERLY FINANCIAL DATA
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                              1ST      2ND      3RD      4TH
                                            QUARTER  QUARTER  QUARTER  QUARTER
                                            -------- -------- -------  --------
Fiscal year ending September 30, 1998:
  Total revenue............................ $106,283 $111,076     N/A       N/A
  Income before other income and income
   taxes...................................   32,597   35,864     N/A       N/A
  Net income...............................   24,203   26,975     N/A       N/A
  Net income per share:
    Basic.................................. $   0.27 $   0.30     N/A       N/A
    Diluted................................ $   0.26 $   0.29     N/A       N/A
Fiscal year ended September 30, 1997(1):
  Total revenue............................ $ 74,769 $ 79,534 $87,798  $108,496
  Income (loss) before other income and
   income taxes............................   25,013   27,580 (17,595)   37,593
  Net income (loss)........................   16,060   18,817  (7,476)   28,043
  Basic and diluted net income (loss) per
   share................................... $   0.21 $   0.23 $ (0.08) $   0.30
Fiscal year ended September 30, 1996:
  Total revenue............................ $ 56,150 $ 62,076 $69,225  $ 80,322
  Income before other income and income
   taxes...................................   20,691   22,059  23,659    28,796
  Net income...............................   12,289   13,235  14,750    18,118
  Net income per share:
    Pro forma(2)........................... $   0.17      --      --        --
    Basic and diluted .....................      --  $   0.18 $  0.19  $   0.24

--------
(1)Net of $31,879 of purchased in-process research and development and $15,810 of reorganization costs charged to expenses in the third quarter of the fiscal year ended September 30, 1997.
(2)Assumes that the 73,200 shares of Commerce Stock outstanding as of Sterling Commerce's March 13, 1996 initial public offering were outstanding during the entire period.

RISK FACTORS

  See "Risk Factors" for a discussion of certain risks of ownership of Commerce Stock and other matters that should be considered in determining how to vote upon the proposal to approve the Merger.

                                 RISK FACTORS

  Prior to voting on the proposal to approve the Merger, XcelleNet shareholders should carefully consider the risk factors discussed below as well as all of the information included or incorporated by reference in this Proxy Statement/Prospectus, including the Appendices hereto. See also "Forward-Looking Information." Any or all of the risk factors discussed below could have a material adverse effect on the business, financial condition, results of operations, and prospects of Sterling Commerce and its subsidiaries, including, from and after the Effective Time, XcelleNet, and/or on the price at which shares of Commerce Stock may trade.

MERGER CONSIDERATION

  Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, shares of XcelleNet Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration, consisting of cash and a fraction of a share of Commerce Stock. The Merger Agreement does not contain any provisions for adjustment of the Merger Consideration based upon fluctuations in the price of Commerce Stock or XcelleNet Stock except in limited circumstances to preserve the intended tax treatment of receipt of the Merger Consideration by XcelleNet's shareholders. Accordingly, the value of the Commerce Stock consideration to be received by holders of XcelleNet Stock upon the consummation of the Merger is not presently ascertainable and will depend upon the market price of Commerce Stock at the Effective Time. On April 16, 1998, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price per share of XcelleNet Stock on Nasdaq was $20 3/4, and the closing price per share of Commerce Stock on the NYSE Composite Tape was $45 13/16. On June 11, 1998 (the latest practicable date preceding the mailing of this Proxy Statement/Prospectus for which such price information was available), the closing price per share of XcelleNet Stock on Nasdaq was $20 7/8, and the closing price per share of Commerce Stock on the NYSE Composite Tape was $42 11/16. Holders of XcelleNet Stock are urged to obtain current market quotations prior to making any decisions with respect to the Merger. The Merger Agreement does not provide XcelleNet or Sterling Commerce the right to terminate the Merger Agreement based upon fluctuations in the price of Commerce Stock or XcelleNet Stock.

RISK OF NONREALIZATION OF SYNERGIES AND OTHER BENEFITS; INTEGRATION STRATEGY

  The Merger involves the integration of two companies that have previously operated independently. Among the factors separately considered by the Board of Directors of Sterling Commerce (the "Commerce Board") and the XcelleNet Board in connection with their respective approvals of the Merger Agreement were the opportunities for operating cost savings and revenue growth that could result from the Merger. There can be no assurances that Sterling Commerce will not encounter difficulties in integrating the operations of XcelleNet or that the benefits expected from such integration will be realized. The incurrence of any unexpected costs or delays in connection with such integration could have an adverse effect on the business, operating results or financial condition of Sterling Commerce following the Effective Time.

  In addition, as commonly occurs with mergers of technology companies, during the pre-merger and integration phases, aggressive competitors may undertake formal initiatives to attract customers or employees from the acquired business and, consequently, there may be some erosion of XcelleNet's customer base or employee base as a result of the announcement of the Merger. Furthermore, as a result of the Merger, certain existing or potential customers of XcelleNet may prefer to purchase from another vendor not associated with a larger organization, such as Sterling Commerce, having multiple product and service offerings. Acquisitions, such as the Merger, involve various other risks including difficulties in the assimilation of the operations, technologies and products of the acquired companies, the diversion of management's attention from other business concerns, uncertainties in entering market segments with limited direct prior experience and where competitors in such segments may have stronger market positions and the potential loss of key employees to competitors. The successful combination of companies in the high technology industry may be more difficult to accomplish than in other industries. The combination of Sterling Commerce and XcelleNet requires, among other things, the integration of the companies' respective operations, coordination of their research and development efforts and retention of employees and significant customers. There can be no assurance that such combination and integration will be accomplished smoothly or successfully.

INTERESTS OF MANAGEMENT

  Certain members of XcelleNet's management have interests in the Merger that are in addition to the interests of XcelleNet's shareholders generally. The Merger will give rise to certain benefits pursuant to agreements that Sterling Commerce and XcelleNet have entered into with certain members of XcelleNet's management. In addition, upon consummation of the Merger, outstanding XcelleNet Options (including those held by members of XcelleNet's management) will be converted into options to purchase shares of Commerce Stock. See "The Merger--Interests of Certain Persons in the Merger" and "The Merger--The Merger Agreement--Treatment of XcelleNet Stock Options."

COMPETITION

  The electronic commerce market, including the remote computing segment, is very competitive. Numerous companies supply electronic commerce products and services, and several competitors target specific customer requirements for which Sterling Commerce presently is, or may become, a provider. Sterling Commerce's competitors include, and following the Merger will include, both large companies with substantially greater resources than Sterling Commerce and small, specialized companies that may compete in one or more particular market niches. Competitors that offer products and/or services that compete with various Sterling Commerce products and services include, among others, AT&T; Computer Associates International, Inc.; EDS; General Electric Information Systems; Harbinger Corporation; IBM; MCI Communications Corporation; and QuickResponse Services, Inc., as well as the internal programming staffs of various businesses engaging in electronic commerce.

  Sterling Commerce expects competition to increase in the future from both existing competitors and other companies that may enter Sterling Commerce's existing or future markets. Sterling Commerce believes that its ability to compete successfully in the electronic commerce market depends on numerous factors, some of which are outside its control, including product performance, functionality and reliability, price and customer service and support. There can be no assurance that new or established competitors will not offer products and services that are superior to and/or lower in price than those of Sterling Commerce. In addition, Sterling Commerce could face increased competition as and to the extent the Internet gains further acceptance as a method of conducting electronic commerce. See "--The Internet."

FACTORS AFFECTING OPERATING RESULTS; POTENTIAL FLUCTUATIONS IN QUARTERLY
RESULTS

  Sterling Commerce's future quarterly operating results may vary and reduced levels of earnings or losses could be experienced in one or more quarters. Fluctuations in Sterling Commerce's quarterly operating results could result from a variety of factors, including changes in the levels of revenues derived from sales of software products and electronic commerce services, the timing of new product and service announcements by Sterling Commerce or its competitors, changes in pricing policies by Sterling Commerce or its competitors, market acceptance of new and enhanced versions of the products and services of Sterling Commerce or its competitors, the size and timing of significant orders, changes in operating expenses, changes in Sterling Commerce's strategy, the introduction of alternative technologies, the effect of potential acquisitions and industry and general economic factors. Sterling Commerce has limited or no control over many of these factors. In addition, a somewhat greater portion of Sterling Commerce's revenues tends to be recognized in the fourth fiscal quarter as a result of a number of factors, including Sterling Commerce's incentive compensation structure for its sales personnel (under which opportunities to earn higher commissions applicable to sales in excess of annual quotas and to realize other benefits associated with the achievement of such quotas are at their greatest during the fourth fiscal quarter). Further, XcelleNet historically has experienced significant fluctuations in quarterly operating results, and there can be no assurance that such fluctuations will not impact the quarterly results of Sterling Commerce following the consummation of the Merger.

  Sterling Commerce operates with virtually no product order backlog because its software products typically are shipped shortly after orders are received. As a result, product revenues in any quarter are substantially dependent on the quantity of such products licensed in that quarter. Sterling Commerce's expense levels are based, in part, on its expectations as to future revenues. If revenue levels are below expectations, Sterling Commerce's operating results are likely to be adversely affected unless Sterling Commerce is willing and able to reduce its expenses proportionately. As a result of the foregoing factors, comparisons of results of operations between particular periods are not necessarily meaningful and historical results of operations are not necessarily indicative of future performance.

TECHNOLOGICAL CHANGE; DEPENDENCE ON NEW PRODUCTS AND RELATED RISKS

  The electronic commerce industry is characterized by rapid technological change, frequent new product and service introductions and evolving industry standards. Sterling Commerce's future success will depend in significant part on its ability to anticipate industry standards, to continue to apply advances in electronic commerce product and service technologies, to enhance existing products and services and to introduce and acquire new products and services on a timely basis to keep pace with technological developments. There can be no assurance that Sterling Commerce will be successful in developing, acquiring or marketing new or enhanced products or services that respond to technological change or evolving industry standards, that Sterling Commerce will not experience difficulties that could delay or prevent the successful development, acquisition or marketing of such products or services or that its new or enhanced products and services will adequately meet the requirements of the marketplace or achieve market acceptance. Any delay or failure in the introduction of new or enhanced products or services, or the failure of such products or services to achieve market acceptance, could have a material adverse effect on the business, results of operations and financial condition of Sterling Commerce.

  Software products as complex as those used in the electronic commerce industry may contain undetected errors or failures when first introduced or when new versions are released. If software errors are discovered after introduction, Sterling Commerce could experience delays or lost revenues during the period required to correct these errors. There can be no assurance that, despite testing by Sterling Commerce and by current and potential customers, errors will not be found in new products or releases after commencement of commercial shipments, resulting in loss of, or delay in, market acceptance, which could have a material adverse effect on the business, results of operations and financial condition of Sterling Commerce.

YEAR 2000 COMPLIANCE

  The Year 2000 issue is pervasive and presents both technical and business risks that may affect much of Sterling Commerce's business and industry. The Year 2000 issue refers to the various problems that may result from improper processing of dates and date-sensitive functions by computers and other equipment before, during or after January 1, 2000 with respect to the change in century. In connection with its product and service offerings, Sterling Commerce is proactively working with its customers and vendors, trade associations and electronic commerce standards committees and is engaged in extensive testing of its products and services and related systems with respect to Year 2000 issues. Most of Sterling Commerce's supported software products and services accommodate four character year dating required for the Year 2000. For those software products or services that do not, Sterling Commerce has established plans to upgrade them or to offer alternative software products, services or solutions. These plans have been integrated into Sterling Commerce's normal development cycles. Sterling Commerce uses third-party hardware and software in providing certain services and Sterling Commerce's software products operate on and in systems consisting of third-party hardware and software. Some of such third-party hardware and software may not be fully Year 2000 compliant by the time that computer processing of post-1999 data becomes necessary and, whether or not Sterling Commerce's offerings are Year 2000 compliant by then, there can be no assurance that customers will not assert Year 2000 related claims against Sterling Commerce or that Sterling Commerce would prevail in any resulting litigation.

  Sterling Commerce strives to maintain its internal systems as necessary to conduct its business efficiently and is addressing the potential impact of the Year 2000 issue on these systems, including third-party software forming part of these systems. Sterling Commerce believes it is well-positioned to address Year 2000 issues related to its internal systems and further believes any additional costs related to changes required to address these issues will not have a material effect on its financial position or results of operations. However, there can be no assurance that there will not be interruption of operations or other limitations of systems functionality or that Sterling Commerce will not incur substantial cost to avoid or as a result of such problems.

GROWTH THROUGH ACQUISITIONS

  Sterling Commerce's growth has been, and is expected to continue to be, enhanced through acquisitions of other businesses, products and licenses. The inability of Sterling Commerce to make appropriate acquisitions on attractive terms (whether for cash, Sterling Commerce securities or both) could make it more difficult for Sterling Commerce to achieve growth levels consistent with those historically achieved. Moreover, there can be no assurance as to Sterling Commerce's ability to make appropriate acquisitions, the timing thereof or the ultimate benefits therefrom to Sterling Commerce.

  Furthermore, Sterling Commerce will not be eligible to account for any acquisition as a pooling of interests prior to October 1998, the second anniversary of the distribution of all shares of Commerce Stock then held by Sterling Software, Inc. ("Sterling Software") to its stockholders. The use of the purchase method of accounting for an acquisition may result in the recording of excess cost over net assets acquired, which would be required to be amortized by Sterling Commerce over a period of time. Such amortization would reduce Sterling Commerce's reported earnings and, consequently, could adversely affect the market price of Commerce Stock. See "The Merger-- Accounting Treatment" and Note 2 of "Notes to Unaudited Pro Forma Combined Condensed Financial Statements" for a discussion of excess cost over net assets acquired in connection with the Merger.

THE INTERNET

  The Internet is an interconnected global network of computer systems linked together through a common protocol. Sterling Commerce and certain of its existing competitors have introduced products and services that are intended to enable businesses to engage in electronic commerce over the Internet, and other companies are expected to do so in the future. The use of the Internet as a vehicle for electronic commerce raises numerous issues, including reliability, data security and data integrity, and has not yet become widely accepted. There can be no assurance that any such products and services introduced by Sterling Commerce will adequately meet the requirements of the marketplace or achieve market acceptance. Moreover, new competitors, which could include media and telecommunications companies, may increasingly offer products and services that utilize the Internet in competition with Sterling Commerce's product and service offerings. To the extent that the Internet gains further acceptance as a method of conducting electronic commerce, Sterling Commerce believes that the Internet will provide Sterling Commerce with expanded opportunities. However, there can be no assurance that Sterling Commerce's efforts to exploit any such opportunities will be successful or that any increased usage of the Internet for electronic commerce or increased competition will not adversely affect the business, results of operations and financial condition of Sterling Commerce.

INTERNATIONAL GROWTH AND MARKETING

  Prior to June 1997, Sterling Software acted as the exclusive distributor of certain of Sterling Commerce's products outside the United States and Canada pursuant to an international distributor agreement between Sterling Commerce and Sterling Software (the "International Distributor Agreement"). In June 1997, Sterling Commerce and Sterling Software terminated the International Distributor Agreement. Concurrently therewith, Sterling Commerce acquired certain assets and assumed certain liabilities associated with the distribution of its products, and Sterling Commerce hired certain Sterling Software employees, most of whom had been dedicated to the sales and marketing of those products. Sterling Commerce's ability to maintain and expand this business and its services business internationally will depend upon, among other things, its ability to attract and retain both talented and qualified managerial, technical and sales personnel and electronic commerce services customers outside the United States and Canada and its ability to continue to effectively manage its domestic operations while focusing on international expansion. Moreover, Sterling Commerce's ability to successfully implement its international strategy will require additional improvements to its infrastructure and management information systems, and particularly to its international customer support systems.

  International operations are subject to certain inherent risks, including unexpected changes in regulatory requirements and tariffs, longer payment cycles, increased difficulties in collecting accounts receivable, changes in foreign currency exchange rates and potentially adverse tax consequences. To the extent international sales are denominated in foreign currencies, fluctuations in the exchange rates between the U.S. dollar and applicable international currencies may contribute to fluctuations in Sterling Commerce's results of operations. Sterling Commerce has, on a limited basis, entered into hedging arrangements for the purpose of reducing the risk of currency fluctuations. In addition, sales in Europe and certain other parts of the world typically are adversely affected in the third calendar quarter of each year because many customers reduce their business activities in the summer months.

ABILITY TO ATTRACT QUALIFIED PERSONNEL

  Sterling Commerce's business is dependent upon its ability to attract and retain highly qualified managerial, technical and sales personnel. Competition for such personnel is intense. There can be no assurance that Sterling Commerce can retain its key managerial, technical and sales personnel or that it can attract, assimilate or retain such personnel in the future. The inability of Sterling Commerce to attract and retain such personnel could have a material adverse effect on the business, results of operations and financial condition of Sterling Commerce. To attract and retain qualified employees, Sterling Commerce strives to maintain excellent employee relations, attractive office facilities and challenging working environments, and offers competitive compensation and benefits packages.

DEPENDENCE ON DATA CENTER

  The operations of Sterling Commerce's Commerce Services Group are dependent upon Sterling Commerce's ability to protect its computer equipment and the information stored in its data center against damage that may be caused by fire, power loss, telecommunications failures, unauthorized intrusion, computer viruses and disabling devices and other similar events. Sterling Commerce is party to a disaster recovery agreement that provides alternative off-site computer systems for use in such disastrous events, and Sterling Commerce has taken precautions to protect itself and its customers from events that could interrupt delivery of certain of Sterling Commerce's electronic commerce services. These precautions include, among others, backup power generation equipment, fire protection and physical security systems and an early warning detection and fire extinguishing system. Notwithstanding such precautions, there can be no assurance that a fire or other natural disaster, including national, regional or local telecommunications disruptions, would not result in a prolonged disruption of Sterling Commerce's electronic commerce services. Sterling Commerce is currently covered under a business interruption insurance policy. However, even if lost revenues or increased costs experienced by Sterling Commerce during the pendency of any disruption of its services business were substantially recovered under any such insurance policy (as to which, depending upon the circumstances, there can be no assurance), longer term revenue losses not recoverable under such policies could result from possible losses of customers and, consequently, could have a material adverse effect on the business, results of operations and financial condition of Sterling Commerce.

LIMITED PROTECTION OF PROPRIETARY RIGHTS; RISKS OF INFRINGEMENT AND LOSS OF LICENSES

  Sterling Commerce relies primarily on a combination of copyright, patent and trademark laws, confidentiality procedures and contractual provisions to protect its intellectual property rights. Sterling Commerce routinely enters into non-disclosure and confidentiality agreements with employees, contractors, consultants, vendors and customers. Despite Sterling Commerce's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of Sterling Commerce's products or to obtain and use information that Sterling Commerce regards as proprietary. There can be no assurance that Sterling Commerce's means of protecting its proprietary rights will be adequate or that Sterling Commerce's competitors will not independently develop similar technology. In addition, the laws of some foreign countries do not protect Sterling Commerce's proprietary rights to the same extent as the laws of the United States. However, Sterling Commerce believes that, due to the rapid pace of innovation within the electronic commerce industry, factors such as the technological and creative skills of its personnel are more important in establishing and maintaining a leadership position within this industry than are the various legal protections afforded its proprietary rights. Sterling Commerce does not believe that any of its products or services infringe the valid proprietary rights of third parties in any material respect. However, a large number of patents, trademarks and copyrights have been, and are being, issued, registered or asserted in the software and electronic commerce industries and there can be no assurance that Sterling Commerce is aware of all such intellectual property rights that may pose a risk of infringement by Sterling Commerce's products or services, especially with respect to United States patents which can cover extremely broad concepts and the applications for which are confidential until the patents are issued. Furthermore, Sterling Commerce from time to time has received communications from third parties alleging that Sterling Commerce is infringing intellectual property rights and there can be no assurance that third parties will not assert infringement claims in the future or that Sterling Commerce would prevail in any litigation to enjoin Sterling Commerce from offering affected products or services or be able to obtain a license with respect to such rights on terms acceptable to Sterling Commerce, which could have a material adverse effect on the business, results of operations and financial condition of Sterling Commerce.

  Licenses for a number of third-party software products have been granted to Sterling Commerce for its own use or for remarketing to its customers. In the aggregate, these licenses are material to the business of Sterling Commerce. Although management believes that the risk that Sterling Commerce will lose a significant number of licenses is remote, such a loss could have a material adverse effect on the business, results of operations and financial condition of Sterling Commerce.

GOVERNMENT REGULATORY AND INDUSTRIAL POLICY RISKS

  Current United States and Canadian regulations and laws governing the telecommunications industry generally do not apply to providers of electronic commerce services and products. Except for government regulations in certain foreign countries (which may affect the provision of certain of Sterling Commerce's services or use of certain of its products) and regulations governing the ability of Sterling Commerce to disclose the contents of communications by its customers, there are no government regulations pertaining to the pricing, service characteristics or capabilities, geographic distribution or quality control features of Sterling Commerce's electronic commerce services or products. There exists, however, the risk that governmental policies affecting the electronic commerce industry could be implemented by executive order, legislation, administrative order or otherwise. If such policies are adopted, they could have a material adverse effect on the business, results of operations and financial condition of Sterling Commerce.

  Although Sterling Commerce does not believe that import and export control regulations currently create significant impediments to Sterling Commerce's international growth strategy, such regulations are applicable to certain of Sterling Commerce's software products, and could interfere with such growth in the future.

CERTAIN ANTITAKEOVER PROVISIONS

  Sterling Commerce's existing Certificate of Incorporation (the "Commerce Certificate") and Bylaws (the "Commerce Bylaws") and applicable law contain provisions that may have the effect of delaying, deterring or preventing a change in control of Sterling Commerce. In addition, the Commerce Certificate authorizes the issuance of up to 150,000,000 shares of Commerce Stock and 50,000,000 shares of Preferred Stock, par value $0.01 per share, of Sterling Commerce (the "Commerce Preferred Stock"). The Commerce Board will have the power to determine the price and terms under which any such additional capital stock may be issued and to fix the terms of such Commerce Preferred Stock, and existing stockholders of Sterling Commerce will not have preemptive rights with respect thereto. Sterling Commerce has also adopted the Commerce Rights Plan, which is intended to deter certain takeover practices or takeover bids. See "Description of Sterling Commerce Capital Stock."

                              THE SPECIAL MEETING

GENERAL

  This Proxy Statement/Prospectus is being furnished by XcelleNet to its shareholders in connection with the solicitation of proxies, by and on behalf of the XcelleNet Board, for use at the Special Meeting. The Special Meeting will be held on Tuesday, July 21, 1998, commencing at 8:00 a.m., Eastern time, at The Westin Atlanta North at Perimeter Hotel, 7 Concourse Parkway, Atlanta, Georgia. The purpose of the Special Meeting is for XcelleNet shareholders to consider and vote upon the approval of the Merger Agreement.

  THE XCELLENET BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF XCELLENET AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT XCELLENET SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

VOTING AT THE SPECIAL MEETING

  The holders of record of shares of XcelleNet Stock as of the close of business on June 8, 1998, the Record Date, are entitled to receive notice of, and to vote at, the Special Meeting. As of the Record Date, there were 8,426,988 shares of XcelleNet Stock outstanding and there were 208 holders of record of XcelleNet Stock. Each outstanding share of XcelleNet Stock is entitled to one vote at the Special Meeting. Shares of XcelleNet Stock held in the treasury of XcelleNet or by any of its subsidiaries are not considered to be outstanding.

  For the purposes of the Special Meeting, a quorum will consist of the presence, in person or by proxy, of a majority of the outstanding shares of XcelleNet Stock entitled to vote at the Special Meeting. Once a share is represented for any purpose at the Special Meeting, other than solely to object to holding the Special Meeting or to transact business at the Special Meeting, it will be deemed present for quorum purposes for the remainder of the Special Meeting and for any adjournment of the Special Meeting unless a new record date is set or must be set for the adjourned meeting pursuant to the XcelleNet's Amended and Restated Bylaws, as amended (the "XcelleNet Bylaws").

  Pursuant to the Merger Agreement, the consummation of the Merger is conditioned upon, among other things, the approval of the Merger Agreement by the affirmative vote of the holders of a majority of shares of XcelleNet Stock. Consequently, abstentions on such proposal will have the same effect as a vote against such proposal. Broker non-votes, which occur when brokers who are the record holders of shares do not have discretionary voting authority with respect to those beneficial owners who have not provided voting instructions, will also have the same effect as a vote against such proposal.

  As of the Record Date, directors and executive officers of XcelleNet and their affiliates owned beneficially, in the aggregate, approximately 25% of the outstanding shares of XcelleNet Stock. As of the Record Date, the Crumpler Shareholders owned, in the aggregate, approximately 17% of the outstanding shares of XcelleNet Stock. Pursuant to the Shareholder Agreement, each of the Crumpler Shareholders has agreed to vote its shares of XcelleNet Stock in favor of the approval of the Merger Agreement and any other matters necessary for the consummation of the transactions contemplated by the Merger Agreement. See "The Merger--The Shareholder Agreement."

PROXIES; REVOCATION

  All shares of XcelleNet Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, unless such proxies shall have been revoked, will be voted at the Special Meeting in accordance with the instructions on the proxies. If no instructions are indicated, such proxies will be voted "FOR" approval of the Merger Agreement.

  A proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted at the Special Meeting. A proxy may be revoked by submitting to the Secretary of XcelleNet, prior to the voting of the proxy, either a written instrument revoking the proxy or an executed proxy bearing a later date, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not, in itself, constitute the revocation of a proxy.

  Sterling Commerce and XcelleNet will share the cost of the preparation of this Proxy Statement/Prospectus and XcelleNet will pay the cost associated with the solicitation of proxies in connection with the Special Meeting. XcelleNet may solicit proxies otherwise than by the use of the mails, in that certain officers and employees of XcelleNet, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. XcelleNet will also request persons and entities holding shares in their names, or in the names of their nominees, that are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. XcelleNet has retained D.F. King & Co., Inc. to assist it in the solicitation of proxies using the means referred to above, at an anticipated cost of $5,000 plus reimbursement of out-of-pocket expenses.

ADJOURNMENTS

  Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of a majority of the shares of XcelleNet Stock present in person or by proxy at the Special Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Special Meeting. XcelleNet does not currently intend to seek an adjournment of the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow XcelleNet's shareholders who have already tendered their proxies to revoke such proxies at any time prior to the use of the related proxies.

                                  THE PARTIES

XCELLENET

  XcelleNet provides systems management solutions for remote users. Its RemoteWare brand of products enables system administrators to more effectively manage remote PCs, thereby reducing total cost of ownership and increasing end-user productivity. XcelleNet's systems management tools address five key areas: software distribution, asset and configuration management, diagnostics and recovery, event and alarm management and content and applications management. XcelleNet's products, based on a unique client/agent/server architecture, are specifically designed to overcome the challenges inherent in managing remote systems that are intermittently connected to the enterprise and complement the solutions of enterprise systems management vendors who are primarily focused on the management of LAN/WAN-attached systems.

  In 1989, XcelleNet introduced its flagship RemoteWare product family, which is targeted to companies with large numbers of remote or mobile users and was originally based on the IBM(R) OS/2(R) server platform. In 1996, XcelleNet introduced a version of RemoteWare based on the Microsoft(R) Windows NT(R) server platform, which was significantly enhanced with the release of the RemoteWare Managed Client in December 1997. Also in 1997, XcelleNet released RemoteWare Express, which is designed for web-based systems management. As of March 1998, XcelleNet had licensed RemoteWare directly or through its Solution Provider Resellers to approximately 1,800 organizations and approximately 675,000 users. XcelleNet's products have been licensed to companies with large numbers of sales and field force personnel, branch offices or store locations in a variety of industries, including financial services, healthcare, insurance, manufacturing, pharmaceuticals and retailing.

  For additional information concerning the business of XcelleNet, see "Available Information."

STERLING COMMERCE

  Sterling Commerce is a leading provider of electronic data interchange and other electronic commerce products, services and solutions worldwide. Sterling Commerce develops, markets and supports electronic commerce software products, and provides electronic commerce services, that enable businesses to engage in business-to-business electronic commerce. Sterling Commerce has been providing electronic commerce solutions for over 20 years and has numerous customers in a broad range of industries, including banking, healthcare, manufacturing, pharmaceuticals, retailing and transportation.

  Sterling Commerce offers a comprehensive range of electronic commerce business solutions for the business-to-business electronic commerce market. Sterling Commerce continually strives to understand the business requirements of the global electronic commerce market; to address these requirements with flexible, reliable and secure electronic commerce solutions; and to deliver these solutions in an effective and efficient manner. Sterling Commerce believes that many of today's business organizations operate as extended enterprises that include an entity's divisions, plant sites and sales offices, and also involve close partnering relationships with customers, suppliers, banks and other trading partners. This extension of the enterprise is often referred to as a supply chain. Sterling Commerce's electronic commerce solutions help to automate this supply chain by linking disparate systems (such as various computing platforms, protocols and business document formats), and assist in building and managing trading community relationships and effecting the electronic transfer of funds among corporations and banks. These solutions focus on the business-to-business market to take advantage of multiple technologies, including Internet-related technologies, to address the needs of customers.

  Sterling Commerce operates primarily through three separate groups which all offer distinct families of products and services to the worldwide business-to-business electronic commerce market: the Commerce Services Group, the Interchange Software Group and the Communications Software Group. Sterling Commerce believes that its decentralized organizational structure promotes operating flexibility, improves responsiveness to customer requirements and focuses management on achieving revenue and profit objectives.

  Sterling Commerce generates revenue from four sources: products, product support, services and royalties. Products revenue is primarily derived from license fees from Sterling Commerce's GENTRAN, CONNECT and VECTOR software product families and is recognized at the time of product delivery, provided no significant vendor obligations exist and collection is probable. Product support revenue consists primarily of fees from product support agreements that generally provide customers with updated or enhanced versions of Sterling Commerce's software products and telephone and Internet access to Sterling Commerce's technical personnel. Product support revenue is deferred and recognized ratably over the term of the applicable product support agreement, which is generally from one to three years. Services revenue consists primarily of transaction fees for services offered as part of the COMMERCE family and is recognized at the time the service is performed. Royalty revenue consisted primarily of royalties from Sterling Software relating to international licenses of Sterling Commerce's software products and related product support agreements prior to the termination of the International Distributor Agreement in June 1997.

  A majority of Sterling Commerce's software customers enter into product support agreements and renew such agreements upon expiration. Moreover, although most COMMERCE service agreements are cancellable upon 30 days' notice, Sterling Commerce's experience is that once customers initiate use of Sterling Commerce's COMMERCE services, they generally continue to use such services. Accordingly, Sterling Commerce considers revenue from product support and COMMERCE services as recurring revenue. Recurring revenue represented 57% of Sterling Commerce's total revenue in both 1997 and 1996.

  For additional information concerning the business of Sterling Commerce, see "Available Information."

                                  THE MERGER

BACKGROUND OF THE MERGER

  Stephen Perkins, the President of Sterling Commerce's Communications Software Group, and Dennis Crumpler, Chairman and Chief Executive Officer of XcelleNet, have been acquainted with each other and their respective businesses for a number of years through common industry trade events. Their increasing knowledge of each other's business eventually led to a development and marketing assistance agreement between Sterling Commerce and XcelleNet in 1995. Out of this marketing arrangement further discussions evolved between the two companies in 1996 and 1997 regarding an expanded licensing arrangement.

  Sterling Commerce maintains a strategy of seeking to acquire businesses and products to expand its presence in existing product and services markets, expand into additional strategic market niches and expand into international markets. In July 1997, Sterling Commerce retained B.T. Alex. Brown Incorporated ("Alex. Brown"), along with Broadview Associates LLC ("Broadview"), which was on an existing retainer with Sterling Commerce, to provide advice regarding certain strategic and financial aspects of a possible acquisition of XcelleNet.

  At regularly scheduled meetings, the Commerce Board receives and discusses reports regarding the status of various potential acquisitions. The Commerce Board received reports and conducted discussions regarding management's interest in, and status of, the potential acquisition of XcelleNet at regular meetings held August 28, 1997, December 4, 1997 and March 12, 1998.

  On September 19, 1997, XcelleNet entered into a Software License and Distribution Agreement with Sterling Commerce (the "XcelleNet Distribution Agreement"), pursuant to which Sterling Commerce licensed XcelleNet's RemoteWare products and obtained the right to offer and relicense those products to customers under its own brand name. This relationship with Sterling Commerce is one of two relationships that XcelleNet has with software vendors for relicensing XcelleNet's products under the other vendor's marks.

  On October 3, 1997, Mr. Crumpler met with Mr. Perkins in Atlanta, Georgia. During this meeting, Mr. Perkins expressed Sterling Commerce's interest in acquiring XcelleNet. At a subsequent meeting on October 14, 1997 in Baltimore, Maryland among Mr. Crumpler, David Held (Chief Financial Officer of XcelleNet), Warner Blow (President and Chief Executive Officer of Sterling Commerce) and Mr. Perkins, Mr. Blow stated that Sterling Commerce had an interest in acquiring XcelleNet at a price of $17.50 per share. At that time, Mr. Crumpler responded that, while he would discuss the matter with the XcelleNet Board, in his view XcelleNet's value was significantly greater than $17.50 per share. In the second half of October 1997, Robertson Stephens and XcelleNet's management identified potential strategic partners for XcelleNet and in late October and early November, Robertson Stephens made informal contacts with certain of those companies. No further discussions resulted at that time from those contacts.

  On November 14, 1997, XcelleNet received a letter from Sterling Commerce indicating its interest in acquiring XcelleNet for $17.50 per share, in cash, subject to, among other things, a due diligence investigation, the execution of a voting agreement by certain directors, officers and significant shareholders of XcelleNet and approval by the Commerce Board and the XcelleNet Board. In its November 14th letter, Sterling Commerce requested that XcelleNet respond to its indication of interest by November 24, 1997. Following receipt of this letter, the XcelleNet Board met by telephone conference on November 18, 1997 to discuss the appropriate procedures for considering Sterling Commerce's indication of interest. At this meeting, the XcelleNet Board also discussed potential financial advisors for XcelleNet and appointed a committee to make a final decision on the retention of financial advisors to XcelleNet. Following discussions with Robertson Stephens and other potential financial advisors, XcelleNet engaged Robertson Stephens on November 20, 1997 to serve as financial advisor to XcelleNet in connection with the consideration of strategic alternatives, including the indication of interest from Sterling Commerce.

  At a telephonic meeting on November 21, 1997, the XcelleNet Board discussed the possibility of holding discussions with Sterling Commerce to better understand its indication of interest and to consider an expanded commercial relationship with Sterling Commerce as a possible alternative to Sterling Commerce's acquisition of

XcelleNet. At this meeting, the XcelleNet Board determined that it would need additional time in order to consult with Robertson Stephens and properly consider Sterling Commerce's indication of interest.

  On November 23, 1997, Mr. Crumpler wrote to Mr. Blow explaining that the XcelleNet Board would require approximately two weeks from that date in order to give appropriate consideration to the indication of interest by Sterling Commerce. On November 24, 1997, Mr. Blow wrote to Mr. Crumpler stating that Sterling Commerce would extend the deadline for responding to Sterling Commerce's indication of interest to December 8, 1997. Mr. Blow also indicated that Sterling Commerce would be willing to consider making a proposal that would include the issuance of Commerce Stock.

  On November 25, 1997, the XcelleNet Board met by telephone conference, and the XcelleNet Board authorized a meeting among senior management of XcelleNet, two non-employee members of the XcelleNet Board and representatives of Sterling Commerce for the purpose of better understanding the terms of Sterling Commerce's indication of interest. On December 1, 1997, Mr. Crumpler, Corey Smith (President and a director of XcelleNet), Shereef Nawar (Chief Technical Officer and a director of XcelleNet), Mr. Held, Jeanne Bateman (Vice President--Finance of XcelleNet), Donald House (a director of XcelleNet), and Richard Marcus (a director of XcelleNet), met in Atlanta with Mr. Blow, Mr. Perkins, Albert Hoover (Senior Vice President and General Counsel of Sterling Commerce) and Clark Woodford (Vice President, Business Development of Sterling Commerce), at which time the Sterling Commerce representatives explained their views of the proposed acquisition and the terms of their proposal with the XcelleNet representatives. Later on December 1, 1997, the XcelleNet Board met by telephone conference to hear a report on the meeting with Sterling Commerce from the XcelleNet participants.

  The XcelleNet Board met by telephone conference on December 4, 1997 in order to discuss strategic alternatives for XcelleNet. This discussion was continued at a subsequent meeting of the XcelleNet Board held by telephone conference on December 7, 1997. At this meeting, the XcelleNet Board concluded that the terms of Sterling Commerce's indicated interest were not adequate. However, at this meeting the XcelleNet Board authorized XcelleNet to enter into a confidentiality agreement with Sterling Commerce in order to permit the exchange of certain non-public information, and subject to entering into such confidentiality agreement, authorized senior management of XcelleNet to meet with Sterling Commerce in order to discuss such information.

  Following this meeting, Mr. Crumpler discussed the results of the December 7th XcelleNet Board meeting with Mr. Blow by telephone and a meeting between managements of the two companies was scheduled. On December 13, 1997, the companies entered into a mutual confidentiality agreement permitting the exchange of information and Messrs. Crumpler, Smith, Nawar and Held met with Messrs. Perkins, Woodford, Steven Shiflet (Senior Vice President and Chief Financial Officer of Sterling Commerce) and other representatives of Sterling Commerce in Columbus, Ohio on December 14, 15 and 16, 1997. This meeting consisted of a general discussion of the products and operations of XcelleNet and the near-term potential for its business.

  Following this meeting, the XcelleNet Board met by telephone conference on December 19, 1997 and authorized an additional meeting with Sterling Commerce, to include both companies' financial advisors, for the purpose of sharing with the financial advisors the information that had been discussed by the companies. This meeting was held in Columbus, Ohio on December 20, 1997.

  At a telephonic meeting of the XcelleNet Board on December 23, 1997, Mr. Crumpler reported that there had been no agreement between Sterling Commerce and XcelleNet as to the value of XcelleNet. The XcelleNet Board determined that although it appeared that the acquisition-related discussions with Sterling Commerce would not continue, a meeting between technical representatives of XcelleNet and Sterling Commerce would be appropriate in order to further discuss XcelleNet's products and product development efforts, which discussion could lead to an expanded commercial relationship between the companies. This meeting of the technical representatives of both companies took place in XcelleNet's offices on December 29 and 30, 1997.

  In January and February 1998, Robertson Stephens again informally contacted several of the same potential partners for XcelleNet that it had contacted in October and November 1997 plus an additional potential acquirer of XcelleNet. Based on these contacts, XcelleNet did not pursue discussions with any of these companies.

  At the request of Mr. Woodford, representatives of Alex. Brown and Broadview called representatives of Robertson Stephens on February 3, 1998 to determine whether XcelleNet was interested in renewing discussions regarding a possible acquisition. As a result of this call, a meeting was scheduled between Mr. Blow and Mr. Crumpler.

  Following XcelleNet's report of its operating results for the fourth quarter of 1997, Mr. Crumpler and Mr. Blow met in New York City on February 11, 1998. At this meeting, Mr. Blow indicated Sterling Commerce's interest in acquiring XcelleNet at a price of $20 per share, payable 50% in cash and 50% in Commerce Stock. Mr. Crumpler told Mr. Blow that while he believed that other aspects of the proposed transaction were attractive, the $20 per share price did not reflect the XcelleNet Board's view of the value of XcelleNet. Following this meeting, discussions took place between representatives of the companies' respective financial advisors.

  On March 4, 1998, Robertson Stephens received from Alex. Brown a term sheet for a proposed acquisition of XcelleNet by Sterling Commerce at a price of $22 per share, payable 50% in cash and 50% in Commerce Stock. XcelleNet responded through Robertson Stephens that it was not interested in discussing an acquisition transaction at that time, but that XcelleNet would be willing to continue to discuss a possible business combination with Sterling Commerce following the close of the first quarter of 1998.

  On April 2, 1998, Mr. Perkins met with Mr. Crumpler at XcelleNet's offices in Atlanta, Georgia to discuss how the two companies could work more effectively together, including Sterling Commerce's interest in exclusive distribution rights for RemoteWare in South America. Mr. Perkins also reiterated Sterling Commerce's continued interest in acquiring XcelleNet and encouraged Mr. Crumpler to discuss the merits of merging the two companies with the XcelleNet Board. Mr. Crumpler agreed to discuss the topic with the XcelleNet Board.

  On April 6, 1998, Mr. Crumpler telephoned Mr. Blow and requested a meeting to further discuss Sterling Commerce's March 4, 1998 indication of interest. On April 7, 1998, Mr. Crumpler met with Mr. Blow in Columbus, Ohio and further discussed Sterling Commerce's interest in acquiring XcelleNet and possible terms of such transaction. At the conclusion of this meeting, Mr. Crumpler and Mr. Blow agreed to proceed promptly to attempt to negotiate a definitive agreement for the acquisition of XcelleNet by Sterling Commerce. On April 8, 1998, the XcelleNet Board met by telephone conference to consider the results of this meeting between Mr. Crumpler and Mr. Blow, and the XcelleNet Board authorized XcelleNet's management to proceed with negotiations with Sterling Commerce.

  On April 9, 1998, the parties met in Atlanta, Georgia and entered into an amendment to their December 13, 1997 confidentiality agreement to provide for an exclusive negotiating period and to extend the confidentiality provisions. Over the course of eight days beginning April 9, 1998, each party continued its factual investigation of the other with the aid of its financial and legal advisors and negotiated the terms of the Merger Agreement.

  On April 15, 1998, the XcelleNet Board met in Atlanta, Georgia with members of XcelleNet's senior management and its legal and financial advisors to consider the terms of the proposed Merger Agreement as negotiated to that time and the remaining substantive issues that had not been resolved. At that meeting, XcelleNet's legal advisors reviewed with the directors their fiduciary duties, the directors discussed with representatives of Robertson Stephens the financial aspects of the proposed Merger, Robertson Stephens indicated that it expected to be in a position to deliver its opinion that the Merger Consideration was fair to the XcelleNet shareholders from a financial point of view and senior management of XcelleNet and XcelleNet's legal advisors summarized the terms of the proposed Merger Agreement and related documents and identified the parties' respective positions on substantive matters as to which agreement had not been reached at that time. Senior management of XcelleNet and XcelleNet's legal advisors also summarized for the directors the provisions of the Merger Agreement and related agreements pertaining to compensation of management employees of XcelleNet with XcelleNet CIC Agreements and the proposed terms of employment of Messrs. Crumpler, Smith and Nawar by Sterling Commerce following the Merger. At this meeting, the XcelleNet Board instructed management to continue to negotiate with Sterling Commerce in an effort to reach a definitive agreement with respect to the Merger by the following day. Management of XcelleNet continued to negotiate with Sterling Commerce and by April 16, 1998 had resolved the remaining issues in the Merger Agreement.

  On April 16, 1998, the XcelleNet Board met by telephone conference to consider the proposed Merger Agreement. At that time, senior management and XcelleNet's legal advisors reviewed for the directors the terms of the proposed Merger Agreement and related documents as they had been summarized at the meeting the day before and described for the directors the resolution of the issues that had remained open at the time of the meeting on April 15, 1998. At this meeting, representatives of Robertson Stephens reviewed the terms of the proposed Merger, discussed their financial analysis with respect thereto and orally advised the XcelleNet Board that, as of such date, in their opinion (which opinion was subsequently confirmed in writing), the Merger Consideration was fair to the holders of XcelleNet Stock (other than XcelleNet Stock to be cancelled in accordance with the Merger Agreement and shares the holders of which properly exercise their dissenters' rights under the GBCC). See "-- Opinion of XcelleNet's Financial Advisor." Based upon the XcelleNet Board's review and consideration of the terms of the proposed Merger Agreement and, among other things, the opinion of Robertson Stephens mentioned above, the XcelleNet Board unanimously determined that the Merger was fair to, and in the best interests of, XcelleNet and its shareholders, approved the Merger Agreement and the related agreements, authorized the execution and delivery of the Merger Agreement and related agreements and recommended that XcelleNet's shareholders approve the Merger Agreement.

  At a telephonic meeting held on April 16, 1998, the Commerce Board met with members of Sterling Commerce's senior management and its legal and financial advisors. At this meeting the Commerce Board reviewed the terms of the proposed Merger, and received presentations from Mr. Blow and Mr. Shiflet and representatives of both Alex. Brown and Broadview. The Commerce Board also received a report from Mr. Hoover regarding the status and results of the due diligence investigation and the status of the negotiations with XcelleNet's representatives with respect to the terms of the Merger Agreement and the resolution of certain outstanding issues. A representative of Broadview orally advised the Commerce Board that, in their opinion (which opinion was subsequently confirmed in writing), the Merger Consideration to be paid by Sterling Commerce in the Merger was fair, from a financial point of view, to the holders of Commerce Stock. After a thorough review and discussion of all factors deemed relevant to its decision, including those noted below under "-- Sterling Commerce's Reasons for the Merger," the Commerce Board unanimously determined that the Merger was in the best interests of Sterling Commerce and its stockholders and authorized Sterling Commerce's senior management to execute and deliver the Merger Agreement on behalf of Sterling Commerce.

  In the evening of April 16, 1998, the Merger Agreement was executed by the parties and a joint press release was issued prior to the opening of trading the next morning.

XCELLENET'S REASONS FOR THE MERGER

  On April 16, 1998, the XcelleNet Board determined that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of XcelleNet and its shareholders. Accordingly, the XcelleNet Board unanimously approved such transactions and recommended that the shareholders of XcelleNet approve the Merger Agreement. In determining to recommend approval of the Merger Agreement and in approving the Merger Agreement and the transactions contemplated thereby, the XcelleNet Board considered a number of factors, including, but not limited to, the following:

  (i) the possible difficulty in realizing the growth potential of the value of XcelleNet Stock if XcelleNet were to remain independent as a result of a number of factors, including increased competition resulting from increased awareness in the systems management software industry (the "Systems Management Software Industry") of the needs of systems managers who manage large numbers of remote users, increased start-up activity in the Systems Management Software Industry, the increasing costs and risks associated with rapid growth and establishing a sales and support infrastructure on a global basis and the potential inability of XcelleNet to expand its distribution channels, market share and profitability;

  (ii) the difficulty faced by XcelleNet's management in generating predictable revenues in any particular quarter due to XcelleNet's relatively small sales and distribution network and the likely effect of the lack of predictable quarterly revenues on the market price of XcelleNet Stock;

  (iii) the potential for synergies from combining XcelleNet with Sterling Commerce, which the XcelleNet Board believes would have a favorable impact on long-term value for XcelleNet shareholders by:

     (a) enhancing XcelleNet's ability to compete with other larger and smaller developers of systems management software products;

     (b) leveraging XcelleNet's business with Sterling Commerce's more advanced distribution and sales infrastructure in North and South America, Europe and Asia in order to more rapidly expand the distribution of XcelleNet's products into a broader range of markets; and

     (c) providing greater product diversification through Sterling Commerce's broad and diverse product line and the opportunity for XcelleNet and Sterling Commerce to provide an expanded product line and services to each other's existing customers;

  (iv) the determination of the XcelleNet Board that, based on their knowledge of the future prospects and the current conditions of the Systems Management Software Industry in North and South America, Europe and Asia and the competitive positions of each of XcelleNet and Sterling Commerce in the Systems Management Software Industry, the combination would create a company that would be better positioned to compete successfully in the Systems Management Software Industry;

  (v) the presentations of Robertson Stephens described below under "-- Opinion of XcelleNet's Financial Advisor," discussions with representatives of Robertson Stephens regarding the Merger and Robertson Stephens' written opinion dated April 16, 1998 to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Merger Consideration was fair to the holders of XcelleNet Stock (other than holders of shares of XcelleNet Stock to be cancelled in accordance with the Merger Agreement or holders that properly exercise their dissenters' rights under the GBCC) from a financial point of view;

  (vi) the fact that the Merger Consideration to be received by XcelleNet shareholders (based on the average closing price of Commerce Stock for the 20 trading days ended April 15, 1998) represented a premium of 13.2% over the average closing price of XcelleNet Stock for the same 20-day period;

  (vii) the fact that the Merger Consideration was the subject of arm's-length negotiations between members of the management of XcelleNet and Sterling Commerce;

  (viii) the absence of available alternative transactions that appeared likely to the XcelleNet Board to offer XcelleNet shareholders immediate or long-term economic benefits comparable or superior to the Merger on the basis of XcelleNet's and Robertson Stephens' efforts to explore and develop such alternative transactions;

  (ix) the fact that XcelleNet Stock is thinly traded, making it less likely to receive the benefits of ownership by large institutional investors who generally have a need for liquidity in their investments (in particular, the average daily trading volume of XcelleNet Stock during the first calendar quarter of 1998 was 70,129 shares as compared to an average daily trading volume of 503,018 shares for Sterling Commerce during the same period);

  (x) the terms and conditions of the Shareholder Agreement, whereby the Crumpler Shareholders agreed to vote or execute written consents with respect to all of their respective shares of XcelleNet Stock in favor of the Merger;

  (xi) the provision for opinions of counsel that the Merger Consideration would be received by XcelleNet Shareholders without recognizing gain or loss for federal income tax purposes (except to the extent that such shareholders receive cash for their shares of XcelleNet Stock in the Merger);

  (xii) the fact that the consummation of the Merger is conditioned upon the approval of the holders of a majority of the shares of XcelleNet Stock;

  (xiii) the judgment, advice and analyses provided by XcelleNet's management;

  (xiv) the price to earnings ratio of Commerce Stock (which was 36.7 on April 14, 1998, based on fiscal 1998 earnings estimates);

  (xv) certain risks associated with Sterling Commerce and the Merger as set forth under "Risk Factors";

  (xvi) the legal advice of XcelleNet's outside counsel with respect to the terms of the Shareholder Agreement, and the Merger Agreement, including but not limited to the ability of the XcelleNet Board to terminate the Merger Agreement upon payment of a fee in connection therewith if the XcelleNet Board determines to approve, endorse or recommend an Acquisition Proposal (as defined below); and

  (xvii) the regulatory approvals required in connection with the Merger, including the risks and uncertainties associated with obtaining the same.

  In light of the XcelleNet Board's knowledge of the business and operations of XcelleNet and its business judgment, the XcelleNet Board considered and evaluated each of the factors listed above during the course of its deliberations prior to approving the Merger Agreement. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the XcelleNet Board found it impracticable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination.

  After considering all of the foregoing factors, the XcelleNet Board concluded that a combination with Sterling Commerce, on the terms set forth in the Merger Agreement and the related documentation, is fair to and in the best interests of XcelleNet and its shareholders. The XcelleNet Board believes that the factors listed above, when considered together, support the fairness of the Merger to XcelleNet and its shareholders and the XcelleNet Board believes that such factors, when considered together, support its recommendation that XcelleNet shareholders vote FOR approval of the Merger Agreement.

  THE XCELLENET BOARD HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF XCELLENET AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF XCELLENET VOTE FOR APPROVAL OF THE MERGER AGREEMENT. XCELLENET SHAREHOLDERS SHOULD BE AWARE THAT CERTAIN MEMBERS OF THE XCELLENET BOARD AND MANAGEMENT HAVE CERTAIN INTERESTS IN THE MERGER THAT ARE IN ADDITION TO THOSE OF OTHER SHAREHOLDERS OF XCELLENET. SEE "THE MERGER-- INTERESTS OF CERTAIN PERSONS IN THE MERGER."

OPINION OF XCELLENET'S FINANCIAL ADVISOR

  XcelleNet and Robertson Stephens executed an engagement letter, dated November 20, 1997 (the "Robertson Stephens Engagement Letter") pursuant to which Robertson Stephens was engaged to act as XcelleNet's exclusive financial advisor in connection with the Merger. Pursuant to the Robertson Stephens Engagement Letter, XcelleNet retained Robertson Stephens to provide financial advisory and investment banking services in connection with the Board's consideration of various strategic alternatives available to the Company, including an evaluation of an indication of interest by Sterling Commerce. See "--Background of the Merger."

  On April 16, 1998, the Board of Directors of XcelleNet met to evaluate the proposed Merger, at which time the Board of Directors received an oral opinion from Robertson Stephens that the Merger Consideration was fair, from a financial point of view, as of the date thereof, to the holders of XcelleNet Stock (other than holders of shares of XcelleNet Stock to be cancelled in accordance with the Merger Agreement or holders that properly exercise their dissenters' rights under the GBCC), which opinion was subsequently confirmed in writing on April 16, 1998. No limitations were imposed by the XcelleNet Board on Robertson Stephens with respect to the investigations made or procedures followed by it in furnishing its opinion. The Merger Consideration was determined through negotiations between the managements of XcelleNet and Sterling Commerce. Although Robertson Stephens did assist the management of XcelleNet in those negotiations, it was not asked by, and did not recommend to, XcelleNet that any specific Merger Consideration constituted the appropriate Merger Consideration for the Merger. Robertson Stephens expressed no opinion as to tax consequences of the Merger and the Robertson Stephens Opinion as to fairness of the Merger Consideration does not take into account the particular tax status or position of any shareholder of XcelleNet. In furnishing its opinion, Robertson Stephens was not engaged as an agent or fiduciary of the holders of XcelleNet Stock or any other third party.

  THE FULL TEXT OF THE ROBERTSON STEPHENS OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF XCELLENET ARE URGED TO READ THE ROBERTSON STEPHENS OPINION IN ITS ENTIRETY. THE ROBERTSON STEPHENS OPINION WAS PREPARED FOR THE BENEFIT AND USE OF THE XCELLENET BOARD IN ITS CONSIDERATION OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO SHAREHOLDERS OF XCELLENET AS TO HOW THEY SHOULD VOTE UPON OR TAKE ANY OTHER ACTION WITH RESPECT TO THE MERGER. THE ROBERTSON STEPHENS OPINION DOES NOT ADDRESS THE RELATIVE MERITS OF THE MERGER AND ANY OTHER TRANSACTIONS OR BUSINESS STRATEGIES DISCUSSED BY THE XCELLENET BOARD AS ALTERNATIVES TO THE MERGER OR THE UNDERLYING BUSINESS DECISION OF THE XCELLENET BOARD TO PROCEED WITH OR EFFECT THE MERGER. THE SUMMARY OF THE ROBERTSON STEPHENS OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE ROBERTSON STEPHENS OPINION.

  In connection with the preparation of the Robertson Stephens Opinion, Robertson Stephens, among other things, (i) reviewed financial information on XcelleNet furnished to it by XcelleNet, including certain internal financial analyses and forecasts prepared by the management of XcelleNet; (ii) reviewed publicly available information; (iii) held discussions with the management of XcelleNet and Sterling Commerce concerning the businesses, past and current business operations, financial condition and future prospects of both companies, independently and combined, including, in the case of Sterling Commerce, discussions regarding the degree to which Robertson Stephens could rely on publicly available Wall Street research analyst estimates of Sterling Commerce's future financial performance; (iv) reviewed the definitive Merger Agreement and the Shareholder Agreement; (v) reviewed the stock price and trading histories of both companies; (vi) prepared comparable company and discounted cash flow analyses of XcelleNet; (vii) prepared a proforma merger analysis of the Merger; (viii) compared the financial terms of the Merger with other transactions that it deemed relevant; (ix) reviewed estimates by XcelleNet's and Sterling Commerce's management of the cost savings, revenue enhancements and other benefits expected to be derived from the Merger; and
(x) made such other studies and inquiries, and reviewed such other data, as it deemed relevant.

  In rendering its opinion, Robertson Stephens has assumed that all such information is complete and accurate in all material respects, and it has not undertaken any independent verification of such information. It has relied upon the assurances of management of XcelleNet that it is not aware of any facts that would make such information inaccurate or misleading. Furthermore, it did not obtain or make, or assume any responsibility for obtaining or making, any independent appraisal of the properties or assets and liabilities (contingent or otherwise) of XcelleNet or Sterling Commerce or any of their respective subsidiaries, nor was it furnished with any such evaluations or appraisals. With respect to the financial and operating forecasts (and the assumptions and bases therefore) of XcelleNet that it has reviewed, it assumed that such forecasts had been reasonably prepared and reflect the best currently available estimates and judgments of XcelleNet management and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the management of XcelleNet. It assumed that the Merger will be consummated upon the terms set forth in the Merger Agreement without material alteration thereof. It relied as to all legal matters relevant to rendering its opinion on the advice of counsel. Robertson Stephens also assumed, with XcelleNet's consent, that the Merger will be accounted for as a "purchase" under generally accepted accounting principles. While Robertson Stephens believes that its review, as described above, provided an adequate basis for the opinion that it expressed, such opinion is necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of the Robertson Stephens Opinion, and on information available to it as of the date thereof. Finally, Robertson Stephens expressed no opinion as to the value of any employee agreements or arrangements entered into in connection with the Merger Agreement. Although developments following the date of the Robertson Stephens Opinion may affect the opinion, Robertson Stephens assumed no obligation to update, revise or reaffirm its opinion.

  The following is a summary of the material financial analyses performed by Robertson Stephens in connection with rendering the Robertson Stephens
Opinion:

  Comparable Company Analysis. Using publicly available information (including estimates by publicly available third-party sources), Robertson Stephens analyzed, among other things, the market values and trading multiples of XcelleNet and selected publicly traded companies in the enterprise client/server software industry, including: Information Management Associates, Inc., New Dimension Software Ltd., Platinum Technology, Inc., Project Software and Development, Inc., Rainbow Technologies, Inc., SPSS, Inc. and Symantec Corp. (collectively, the "Comparable Companies"). Robertson Stephens compared total capitalization values as multiples of calendar 1997, 1998 and 1999 revenues and operating incomes and market prices as multiples of calendar 1997, 1998 and 1999 earnings per share. All multiples were based on closing stock prices as of April 14, 1998. Applying a range of revenue multiples for the Comparable Companies for calendar year 1997, 1998 and 1999 to corresponding financial data for XcelleNet resulted in an equity reference range for XcelleNet of approximately $16.48 to $25.22 per share. Applying a range of operating income multiples for the Comparable Companies for calendar year 1997, 1998 and 1999 to corresponding financial data for XcelleNet resulted in an equity reference range for XcelleNet of approximately $9.64 to $27.95 per share. Applying a range of price-to-earnings multiples for the Comparable Companies for calendar year 1997, 1998 and 1999 to corresponding financial data for XcelleNet resulted in an equity reference range for XcelleNet of approximately $8.09 to $27.42 per share.

  Precedent Acquisitions Analysis. Using publicly available information, Robertson Stephens analyzed the implied premiums and multiples paid or proposed to be paid in selected precedent acquisitions transactions in the enterprise client/server software industry: Magic Solutions/Network Associates (March 24, 1998), Scopus Technology Inc./Siebel Systems Inc. (March 2, 1998), Trusted Information Systems/Network Associates (February 23, 1998), Software Artistry/Tivoli Systems (IBM) (December 19, 1997), Raptor Systems Inc./Axent Technologies Inc. (December 1, 1997), Premenos Corp./Harbinger Corp. (October 23, 1997), Network General/McAfee Associates Inc. (October 13, 1997), Unison Software Inc./Tivoli Systems (IBM) (September 15, 1997), Network Software Associates/NetManage Inc. (July 8, 1997), Aurum Software Inc./Baan Co NV (May 13, 1997), Cheyenne Software Inc./Computer Associates International Inc. (October 7, 1996), Datastorm Technologies Inc./Quarterdeck Corp. (March 28,
1996), TGV Software Inc./Cisco Systems Inc. (January 24, 1996), Firefox Communications Inc./FTP Software Inc. (January 17, 1996) and Saber Software Inc./McAfee Associates Inc. (May 30, 1995) (collectively, the "Precedent Acquisitions Transactions"). Robertson Stephens compared, among other things, the premiums paid in the Precedent Acquisitions Transactions over the public equity closing sale price one day and four weeks prior to the announcement of the transactions and over the 52-week low and 52-week high public equity closing sale prices of the targets prior to the announcement of the transactions. Robertson Stephens also compared total capitalization values as multiples of the latest twelve months revenues and market prices as multiples of the latest twelve months earnings per share. Applying the premium ranges for the Precedent Acquisition Transactions for one day and four weeks prior to announcement of the transactions to XcelleNet's closing prices on April 13, 1998 and March 16, 1998 resulted in an equity reference range for XcelleNet of approximately $22.28 to $32.40. Applying the premium ranges for the 52-week low and 52-week high of the targets prior to the announcement of the transaction to XcelleNet's closing prices on April 14, 1998 and October 30, 1997 resulted in an equity reference range for XcelleNet of approximately $10.63 to $27.13 per share. Applying a range of revenue multiples for the Precedent Acquisitions Transactions to corresponding financial data for XcelleNet resulted in an equity reference range for XcelleNet of approximately $19.79 to $36.21 per share. Applying a range of price-to-earnings multiples for the Precedent Acquisitions Transactions to corresponding financial data for XcelleNet resulted in an equity reference range for XcelleNet of approximately $11.56 to $21.19 per share. All multiples for the Precedent Acquisitions Transactions were based on public information available at the time of announcement, or one day, four weeks or 52 weeks prior to the announcement, as the case may be, of such transactions, without taking into account differing market and other conditions during the period in which the Precedent Acquisitions Transactions occurred.

  No company, transaction or business used in "Comparable Company Analysis" or "Precedent Acquisitions Analysis" as a comparison is identical to XcelleNet or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgements concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the Comparable Companies, Precedent Acquisitions Transactions or the business segment, company or transactions to which they are compared.

  Discounted Cash Flow Analysis. Robertson Stephens performed a discounted cash flow analysis of the unlevered (before interest expense) after-tax cash flows of XcelleNet using the XcelleNet estimates that were prepared by the management of XcelleNet for the fiscal years 1998 through 2002. Robertson Stephens first discounted the projected, unlevered after-tax cash flows through December 31, 2002 using a range of discount rates from 20% to 25%. XcelleNet unlevered after-tax cash flows were calculated as the after-tax operating earnings of XcelleNet adjusted to add back non-cash expenses and deduct uses of cash not reflected in the income statement. Robertson Stephens then added to the present value of the cash flows the terminal value of XcelleNet in the fiscal year ending December 31, 2002, discounted back at the same discount rate. The terminal value was computed by multiplying XcelleNet's projected EBIT in fiscal 2002 by terminal multiples ranging from 8.0x to 12.0x. The discounted cash flow valuation resulted in an equity reference range of approximately $17.09 to $26.05 per share.

  Pro Forma Earnings Analysis. Robertson Stephens analyzed the impact of the Merger on the projected earnings per share (the "EPS") of the combined company for the fiscal years 1998 and 1999 based on XcelleNet management financial estimates for XcelleNet and publicly available Robertson Stephens research analyst estimates for Sterling Commerce. Such analysis indicated that the Merger would be dilutive by approximately 0.6% in fiscal year 1998 and accretive by approximately 2.2% in fiscal year 1999. Robertson Stephens also performed such pro forma earnings analysis assuming the achievement of $16.2 million and $19.9 million in potential revenue synergies and cost savings identified by XcelleNet and Sterling Commerce management for fiscal years 1998 and 1999, respectively. Such analysis indicated that the Merger would be accretive in fiscal years 1998 and 1999 by approximately 1.5% and 10.1%, respectively. The actual results achieved by the combined company may vary from projected results and such variations may be material.

  While the foregoing summary describes the analyses and factors that Robertson Stephens deemed material in its presentation to the XcelleNet Board, it is not a comprehensive description of all analyses and factors considered by Robertson Stephens. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Robertson Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the Robertson Stephens Opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Robertson Stephens. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Robertson Stephens is based on all analyses and factors taken as a whole and also on application of Robertson Stephens' own experience and judgement. Such conclusion may involve significant elements of subjective judgement and qualitative analysis. Robertson Stephens therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Robertson Stephens considered general economic, market and financial conditions and other matters, many of which are beyond the control of XcelleNet and Sterling Commerce. The analyses performed by Robertson Stephens are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased. Furthermore, no opinion is being expressed as to the prices at which shares of Commerce Stock may trade at any future time.

  XcelleNet engaged Robertson Stephens pursuant to the Robertson Stephens Engagement Letter dated November 20, 1997. The Robertson Stephens Engagement Letter provides that, for its services, Robertson

Stephens became entitled to an initial $200,000 retainer (the "Retainer") and is entitled to receive, contingent upon consummation of the Merger, a fee equal to one and one-quarter percent (1.25%) of the Aggregate Transaction Value (as defined in the Robertson Stephens Engagement Letter), against which the Retainer will be credited. XcelleNet has also agreed to reimburse Robertson Stephens for its out-of-pocket expenses and to indemnify and hold harmless Robertson Stephens and its affiliates and any other person, director, employee or agent of Robertson Stephens or any of its affiliates, or any person controlling Robertson Stephens or its affiliates for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Robertson Stephens as financial advisor to XcelleNet. The terms of the fee arrangement with Robertson Stephens, which XcelleNet and Robertson Stephens believe are customary in transactions of this nature, were negotiated at arm's length between XcelleNet and Robertson Stephens, and the XcelleNet Board was aware of such fee arrangements.

  Robertson Stephens was retained based on Robertson Stephens' experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as Robertson Stephens investment banking relationship and familiarity with XcelleNet. Robertson Stephens has provided financial advisory and investment banking services to XcelleNet from time to time, including acting as co-manager and managing underwriter for its initial and follow-on public offering, respectively.

  Robertson Stephens is a nationally recognized investment banking firm. As part of its investment banking business, Robertson Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Robertson Stephens may actively trade the equity of XcelleNet and Sterling Commerce for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Robertson Stephens maintains a market in the XcelleNet Stock and regularly publishes research reports regarding the software industry and the business and securities of XcelleNet, Sterling Commerce and other publicly traded companies in the software industry.

STERLING COMMERCE'S REASONS FOR THE MERGER

  The Commerce Board has unanimously determined that the Merger and the transactions contemplated by the Merger Agreement (including the issuance of Commerce Stock in the Merger) are fair to and in the best interests of the holders of Commerce Stock, and has approved the Merger Agreement.

  The decision of the Commerce Board to approve the Merger Agreement was based upon various factors, including the following:

    (i) the Commerce Board's consideration of the business, operations, financial position, prospects and personnel of XcelleNet and Sterling Commerce including potential synergies;

    (ii) the Commerce Board's belief that Sterling Commerce's software product line and XcelleNet's software product line are complementary and consist of some of the best known products in the industry;

    (iii) the Commerce Board's belief that XcelleNet's suite of products will position the combined company as one of the leaders in the electronic commerce market;

    (iv) the Commerce Board's belief that XcelleNet's products will accelerate Sterling Commerce's presence in the remote computing segment of the electronic commerce market with proven products;

    (v) the Commerce Board's belief that Sterling Commerce's sales, distribution and support capabilities will enhance XcelleNet's ability to increase revenues and earnings;

    (vi) the Commerce Board's belief that XcelleNet will provide Sterling Commerce with additional marketing channels, including value added resellers and original equipment manufacturers;

    (vii) the Commerce Board's belief that the combined company's product lines will provide Sterling Commerce's remote users with complete systems management solutions;

    (viii) the Commerce Board's belief that customers desire "strategic vendors" who provide broad based solutions to their communications software and remote use requirements;

    (ix) the Commerce Board's consideration of the opportunities for economies of scale and operating efficiencies that could result from the Merger;

    (x) the Commerce Board's consideration of the possibility that the combined company may not be able, in the short term, to integrate efficiently the businesses of the two companies and/or to identify and eliminate redundant costs;

    (xi) the Commerce Board's consideration that Sterling Commerce is a reseller of XcelleNet's products pursuant to the XcelleNet Distribution Agreement and as a result is familiar with XcelleNet and its products;

    (xii) the Commerce Board's consideration of Sterling Commerce management's concern that the XcelleNet Distribution Agreement would not give Sterling Commerce sufficient control of the distribution of the XcelleNet products to Sterling Commerce's customers;

    (xiii) the Commerce Board's consideration of the fit between the respective businesses of Sterling Commerce and XcelleNet and the potential to expand the combined company's operations;

    (xiv) the Commerce Board's consideration of the commitment of certain of XcelleNet's key employees, including Dennis M. Crumpler, XcelleNet's Chairman and Chief Executive Officer, and Corey M. Smith, XcelleNet's President, to continue with the combined company and the compatibility and strength of the senior management teams of the two companies;

    (xv) the Commerce Board's consideration of the expectation that the Merger would be accretive on both an earnings per share and cash flow basis;

    (xvi) the Commerce Board's consideration of presentations by, and discussions with, senior executives of Sterling Commerce and representatives of Broadview and Alex. Brown regarding the terms of the Merger Agreement, the Shareholder Agreement, the amendment to the XcelleNet Rights Agreement (as defined below) and the employment arrangements with Messrs. Crumpler, Smith and other senior executives of XcelleNet, and the results of the management's due diligence review; and

    (xvii) the Commerce Board's receipt of Broadview's opinion described below that, as of April 16, 1998, the Merger Consideration was fair from a financial point of view to holders of Commerce Stock.

  The foregoing discussion of the information and factors considered and given weight by the Commerce Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Commerce Board did not find it practicable to and did not attempt to rank or assign relative weights to the foregoing factors. In addition, the individual members of the Commerce Board may have given different weights to different factors.

OPINION OF STERLING COMMERCE'S FINANCIAL ADVISOR

  Sterling Commerce engaged Broadview to act as its financial advisor and requested that Broadview render an opinion regarding the fairness, from a financial point of view, to Sterling Commerce's stockholders, of the Merger Consideration to be paid by Sterling Commerce in the Merger. At the meeting of the Commerce Board on Thursday April 16, 1998, Broadview rendered its written opinion (the "Broadview Opinion") that, as of April 16, 1998, based upon and subject to the various factors and assumptions set forth in the Broadview Opinion, the Merger Consideration to be paid by Sterling Commerce in the Merger was fair, from a financial point of view, to Sterling Commerce's stockholders. The Merger Consideration was determined pursuant to negotiations between Sterling Commerce and XcelleNet and not pursuant to recommendations of Broadview.

  The text of the Broadview Opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix C to this Proxy Statement/Prospectus. In addition to a fee for its fairness opinion, Broadview will receive a fee from Sterling Commerce contingent upon successful completion of the Merger. The summary of the Broadview Opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

  In rendering its opinion, Broadview, among other actions: (i) reviewed the terms of the Merger Agreement and the associated exhibits thereto in the form of the draft dated April 16, 1998, which draft contained no material differences from the definitive Merger Agreement; (ii) reviewed XcelleNet's Annual Reports on Form 10-K for the fiscal years ended December 31, 1996 and 1997, including the audited financial statements included therein; (iii) participated in discussions with XcelleNet management concerning the operations, business strategy, current financial performance and prospects for XcelleNet, including discussions relating to XcelleNet's financial performance during the three-month period ended March 31, 1998; (iv) reviewed certain internal financial and operating information, including quarterly projections through December 31, 1998, relating to XcelleNet prepared by XcelleNet's management; (v) reviewed certain financial and operating information relating to XcelleNet prepared by Sterling Commerce's management; (vi) reviewed the recent reported closing prices and trading activity for XcelleNet Stock; (vii) compared certain aspects of the financial performance of XcelleNet with public companies Broadview deemed comparable; (viii) analyzed available information, both public and private, concerning other mergers and acquisitions Broadview believed to be comparable in whole or in part to the Merger; (ix) reviewed Sterling Commerce's Annual Reports on Form 10-K for the fiscal years ended September 30, 1996 and 1997, including the audited financial statements included therein, and Sterling Commerce's Quarterly Report on Form 10-Q for the three months ended December 31, 1997, including the unaudited financial statements included therein; (x) reviewed certain financial and operating information relating to Sterling Commerce prepared by Sterling Commerce management; (xi) participated in discussions with Sterling Commerce management concerning the operations, business strategy, financial performance and prospects for Sterling Commerce; (xii) reviewed the recent reported closing prices and trading activity for Commerce Stock; (xiii) discussed with Sterling Commerce management its view of the strategic rationale for the Merger;
(xiv) considered the total number of shares of Commerce Stock outstanding and the average weekly trading volume of Commerce Stock; (xv) reviewed recent equity analyst reports covering Sterling Commerce and XcelleNet; (xvi) analyzed the anticipated effect of the Merger on the future financial performance of the consolidated entity; (xvii) assisted in negotiations and discussions related to the Merger among Sterling Commerce, XcelleNet and their financial and legal advisors; and (xviii) conducted other financial studies, analyses and investigations as deemed appropriate for purposes of the Broadview Opinion.

  In rendering the Broadview Opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished by Sterling Commerce, XcelleNet or XcelleNet's financial advisor. Broadview assumed that those projections prepared and provided by XcelleNet and Sterling Commerce were reasonably prepared and reflected the best available estimates and good faith judgments of the management of XcelleNet and Sterling Commerce as to the future performance of XcelleNet. Broadview did not make or obtain an independent appraisal or valuation of any of XcelleNet's assets. With regard to any analyses relating to valuations of comparable public companies, the share prices used were for the close of trading on April 15, 1998, the last trading day before the Commerce Board met to give final consideration to the proposed Merger.

  The following is a summary explanation of the various sources of information and valuation methodologies employed by Broadview in conjunction with rendering the Broadview Opinion regarding the proposed Merger.

  Public Company Comparables Analysis. Total Market Capitalization/Revenue ("TMC/R") and Price/Earnings ("P/E") multiples indicate the value public markets place on companies in a particular market segment. Although there are no public company "pure plays" in the market in which XcelleNet competes, several network and communications related systems management software companies are comparable to XcelleNet based on revenue size, growth and business model. Broadview reviewed six public company comparables in the network and communications related systems management software market from a financial point of view including each company's: Trailing Twelve Month ("TTM") Revenue; TTM Revenue Growth; TTM EBIT Margin; 5-year EPS Compound Annual Growth Rate ("CAGR"); Equity Market Capitalization; TTM P/E ratio; Price/Forward Calendar 1998 EPS ratio ("Forward P/E"); Forward Calendar 1998 P/E to Growth ratio ("Forward PEG"); TTM TMC/EBIT ratio; and TTM TMC/R ratio. The public company comparables were selected from the Broadview Barometer, a proprietary database of publicly-traded Information

Technology ("IT") companies maintained by Broadview and broken down by industry segment. In order of descending TTM TMC/R, the public company comparables consist of: (i) Citrix Systems, Inc.; (ii) Tangram Enterprise Solutions, Inc.; (iii) Hummingbird Communications Ltd.; (iv) Puma Technology, Inc.; (v) STAC, Inc.; and (vi) Wall Data Incorporated. These comparables have a TTM P/E ratio range of 15.8 to 55.1 with a median of 22.2; Forward P/E ratio range of 14.0 to 47.9 with a median of 26.8; Forward PEG ratio range of 0.64 to 4.79 with a median of 0.83; TTM TMC/EBIT ratio range of 7.7 to 35.5 with a median of 8.8; and a TTM TMC/R ratio range of 0.58 to 16.70 with a median of 3.71.

  The equity value per share range implied by the TTM P/E multiples is $6.96 to $24.25 with a median implied value of $9.76. The equity value per share range implied by the Forward P/E multiples is $11.44 to $39.29 with a median implied value of $22.02. The equity value per share range implied by the Forward PEG multiples is $18.51 to $137.52 with a median implied value of $23.71. The equity value per share range implied by the TTM TMC/EBIT multiples is $7.32 to $21.17 with a median implied value of $7.87. The equity value per share range implied by the TTM TMC/R multiples is $6.64 to $96.17 with a median implied value of $24.04.

  Transaction Comparables Analysis. Valuation statistics from transaction comparables indicate the Adjusted Price/Revenue ("P/R") and Equity Price/Pretax Income ("Equity Price/Pretax") multiples acquirers have paid for comparable companies in a particular market segment. Broadview reviewed fourteen comparable company merger and acquisition ("M&A") transactions from 1996 through the present with seller revenue greater than $15 million that involved sellers sharing many characteristics with XcelleNet including size, markets served and business model. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT industry. These transactions represent fourteen sellers in the systems management software segment of the IT market. In order of descending P/R multiple, the transactions used are the acquisition of: (i) Tivoli Systems, Inc. by IBM Corp.; (ii) OpenVision Technologies, Inc. by VERITAS Software Corp.; (iii) Cheyenne Software, Inc. by Computer Associates International, Inc.; (iv) BGS Systems, Inc. by BMC Software Inc; (v) Software Artistry, Inc. by IBM Corp. (Tivoli Systems, Inc.); (vi) Network General Corp. by McAfee Associates, Inc.; (vii) Unison Software, Inc. by IBM Corp. (Tivoli Systems, Inc.); (viii) Datatools, Inc. by BMC Software, Inc.; (ix) TGV Software, Inc. by Cisco Systems, Inc; (x) Datastorm Technologies, Inc. by Quarterdeck Corp.;
(xi) Firefox Communications, Inc. by FTP Software, Inc.; (xii) MAXM Systems Corp. by Boole & Babbage, Inc.; and (xiii) NetSoft by NetManage, Inc. Additionally, Broadview considered one transaction with respect to which Broadview has information that is not publicly available. The P/R multiples of the fourteen transactions range from 0.71 to 14.15 with a median of 3.23. The Equity Price/Pretax multiples of the ten transactions with either available or meaningful data range from 7.3 to 151.4 with a median of 32.6.

  The equity value per share range implied by the P/R multiples of the fourteen transaction comparables is $7.36 to $81.99 with a median implied value of $21.37. The equity value per share range implied by the Equity Price/Pretax multiples in the ten transactions with either available or meaningful data is $4.48 to $93.34 with a median implied value of $20.10.

  Transaction Premiums Paid Analysis. Premiums paid in comparable public seller transactions indicate the amount of consideration acquirers are willing to pay above the seller's equity market capitalization. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's stock price immediately prior to announcement, while the seller's equity market capitalization is measured one day prior and thirty days prior to announcement. Broadview reviewed 51 comparable M&A transactions involving software vendors from January 1, 1995 to the present with total consideration between $50 and $500 million. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT industry. In order of descending premium paid 30 days prior to announce date, the software transactions used were the acquisition of: (i) High Level Design Systems, Inc. by Cadence Design Systems, Inc.; (ii) GMIS Inc. by HBO & Company; (iii) CyCare Systems, Inc. by HBO & Company; (iv) Softdesk Inc. by Autodesk Inc.; (v) Trusted Information Systems, Inc. by Network Associates, Inc.; (vi) National Health Enhancement Systems, Inc. by HBO & Company; (vii) Scopus Technology, Inc. by Siebel Systems, Inc. (pending); (viii) Triad Systems Corp. by Cooperative Computing, Inc.; (ix) Visigenic Software, Inc. by Borland

International, Inc.; (x) Interactive Group Inc. by Dataworks Corp.; (xi) Wonderware Corp. by Siebe PLC; (xii) TGV Software, Inc. by Cisco Systems, Inc.; (xiii) Computer Language Research, Inc. by Thomson Corp.; (xiv) Open Environment Corp. by Borland International Inc.; (xv) Technology Modeling Associates, Inc. by Avant! Corp.; (xvi) Alias Research, Inc. by Silicon Graphics, Inc.; (xvii) Hogan Systems, Inc. by Continuum Co.; (xviii) MDL Information Systems, Inc. by Reed Elsevier plc (Elsevier Science Inc.); (xix) Software Artistry, Inc. by IBM Corp. (Tivoli Systems); (xx) Aurum Software, Inc. by Baan International BV; (xxi) Datalogix International, Inc. by Oracle Corp.; (xxii) Integrated Silicon Systems, Inc. by ArcSys, Inc.; (xxiii) OpenVision Technologies, Inc. by VERITAS Software Corp.; (xxiv) Learmonth and Burchett Management Systems plc by PLATINUM technology, inc. (pending); (xxv) Trinzic Corp. by PLATINUM technology, inc.; (xxvi) Delrina Corp. by Symantec Corp.; (xxvii) SQA, Inc. by Rational Software Corp.; (xxviii) AMISYS Managed Care Systems, Inc. by HBO & Company; (xxix) Logic Works, Inc. by PLATINUM technology, inc. (pending); (xxx) Frame Technology Corp. by Adobe Systems, Inc.; (xxxi) Saber Software Corp. by McAfee Associates, Inc.; (xxxii) Clinicom Inc. by HBO & Company; (xxxiii) Maxis, Inc. by Electronic Arts, Inc.; (xxxiv) Viewlogic Systems, Inc. by Synopsys, Inc.; (xxxv) EPIC Design Technology, Inc. by Synopsys, Inc.; (xxxvi) CIS Technologies, Inc. by National Data Corp.; (xxxvii) Wavefront Technologies, Inc. by Silicon Graphics, Inc.; (xxxviii) Microtec Research, Inc. by Mentor Graphics Corp.; (xxxix) HPR Inc. by HBO & Company; (xl) BGS Systems, Inc. by BMC Software; (xli) State Of The Art, Inc. by Sage Group PLC (pending); (xlii) Edmark Corp. by IBM Corp.; (xliii) PHAMIS Inc. by IDX Systems Corp.; (xliv) Cooper & Chyan Technology, Inc. by Cadence Design Systems, Inc.; (xlv) Infinity Financial Technology, Inc. by Sungard Data Systems, Inc.; (xlvi) Enterprise Systems, Inc. by HBO & Company; (xlvii) Unison Software Inc. by IBM Corp. (Tivoli Systems); (xlviii) Premenos Corp. by Harbinger Corp.; (xlix) Raptor Systems, Inc. by AXENT Technologies, Inc.; (l) Meta-Software, Inc. by Avant! Corp.; and (li) Fractal Design Corp. by MetaTools Inc. Based upon Broadview's analysis of premiums paid in comparable software transactions, Broadview found that premiums/(discounts) paid to sellers' equity market capitalizations (using the buyer's share price on the day prior to the announcement date of the transaction to calculate consideration in stock transactions) 30 days prior to announce date ranged from (2.3%) to 138.5% with a median of 44.7%. The premiums/(discounts) paid to each sellers' equity market capitalization one day prior to announce date ranged from (8.8%) to 94.7% with a median of 30.9%.

  The equity value per share range implied by the premiums paid to the share price 30 days prior to announcement is $19.36 to $47.25 with a median implied value of $28.67. The equity value per share range implied by the premiums paid to the share price one day prior to announcement is $19.84 to $42.34 with a median implied value of $28.46.

  Stock Performance Analysis. For comparative purposes, Broadview examined the weekly historical volume and trading prices and the daily relative share prices for both Commerce Stock and XcelleNet Stock. Broadview examined the following: (i) Sterling Commerce and XcelleNet actual share prices and trading volumes from April 11, 1997 to April 15, 1998 and (ii) relative ratio of XcelleNet to Sterling Commerce actual share prices from April 11, 1997 to April 15, 1998.

  Pro Forma Purchase Model Analysis. A pro forma merger analysis calculates the EPS accretion/dilution of the pro forma combined entity taking into consideration various financial effects which will result from a consummation of the Merger. This analysis relies upon certain financial and operating assumptions provided by Sterling Commerce management, equity research analyst estimates and publicly available data about XcelleNet and Sterling Commerce. Based on consensus analyst estimates for Sterling Commerce and Sterling Commerce management forecasts for XcelleNet, including potential synergies, the pro forma purchase analysis indicates EPS accretion excluding the purchased in-process research and development write-off for the fiscal years ending September 30, 1998 and 1999 of 1.2% and 0.3%, respectively.

  Consideration of the Discounted Cash Flows Valuation Methodology. While discounted cash flows analysis is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of its opinion. Discounted cash flows analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flows. Given the uncertainty in estimating both XcelleNet's future cash flows and sustainable long-term growth rate, Broadview considered a discounted cash flows analysis inappropriate for valuing XcelleNet.

  The Commerce Board selected Broadview as its financial advisor on the basis of Broadview's reputation and experience in the IT sector and the computer software industry in particular, as well as Broadview's historical relationship with Sterling Commerce. Pursuant to the terms of an engagement letter between Sterling Commerce and Broadview (the "Broadview Agreement"), Broadview will receive a fee from Sterling Commerce contingent upon the successful conclusion of the Merger. Pursuant to the terms of the Broadview Agreement, Sterling Commerce agreed to pay Broadview a fee upon the consummation of the transaction calculated as 1% of the total consideration received by XcelleNet shareholders. A fee of $250,000 paid in connection with the delivery of the Broadview Opinion will be credited against such amount. Broadview will be reimbursed by Sterling Commerce for certain of its expenses incurred in connection with its engagement. The terms of the Broadview Agreement, which Sterling Commerce and Broadview believe are customary in transactions of this nature, were negotiated at arms' length between Sterling Commerce and Broadview, and the Commerce Board was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview is contingent upon completion of the Merger.

  The above summary of the presentations by Broadview to the Commerce Board does not purport to be a complete description of such presentations or of all the advice rendered by Broadview. Broadview believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, could create an incomplete view of the process underlying the analyses set forth in Broadview's presentations to the Commerce Board and in the Broadview Opinion. The Broadview Opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the Broadview Opinion. The Broadview Opinion expresses no opinion as to the price at which Commerce Stock will trade at any time. In performing its analyses, Broadview made numerous assumptions with respect to software industry performance and general economic conditions, many of which are beyond the control of Sterling Commerce or XcelleNet. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

CERTAIN PROJECTED FINANCIAL INFORMATION OF XCELLENET

  In the course of the discussions described in "The Merger--Background of the Merger," XcelleNet provided Sterling Commerce and its financial advisors with certain business and financial information that was not publicly available. Such information included, among other things, certain financial projections for 1998 (the "XcelleNet Projections") prepared by the management of XcelleNet. The XcelleNet Projections were prepared by XcelleNet's management in November and December 1997, in the ordinary course of business for internal budgeting and planning purposes only and not with a view to public disclosure. Further, the XcelleNet Projections were prepared assuming that XcelleNet would remain an independent public company and did not take into account any of the potential effects of the Merger or the time and attention of management and other employees of XcelleNet devoted to the negotiations and consummation of the Merger during 1998.

  The XcelleNet Projections reflected revenues of $70.5 million, operating income of $17.6 million and net income of $11.6 million, or $1.18 per share on a diluted basis, for 1998.

  Material assumptions underlying the XcelleNet Projections included assumptions regarding increases in XcelleNet's revenues resulting from an increase in the number of direct sales representatives, an increase in international sales, an expansion of OEM and reseller sales and an increase in maintenance revenue. The projected revenue was based on assumptions regarding the growth in these channels of distribution and not on actual orders or sales leads. XcelleNet has no order backlog. The XcelleNet Projections were also based on assumptions regarding XcelleNet's costs resulting from increased staffing levels, increased commissions related to increased revenues, increased funding for marketing programs and increased costs of international expansion. These projections also assumed XcelleNet would be able to successfully recruit and retain personnel consistent with its historical experience.

  Because a significant portion of XcelleNet's costs are fixed in the short term, once XcelleNet has committed to expense levels for a given period, fluctuations in revenues result in disproportionate differences in XcelleNet's earnings. As disclosed elsewhere in this Proxy Statement/Prospectus, XcelleNet historically has had difficulty in accurately predicting revenues on a quarterly or annual basis. See "The Merger--XcelleNet's Reasons for the Merger." For example, the XcelleNet Projections reflected anticipated revenues, operating income, net income and earnings per share in the first quarter of 1998 of $16.3 million, $3.7 million, $2.5 million and $0.27, respectively. XcelleNet's actual revenues, operating income, net income and earnings per share in the first quarter of 1998 were $14.2 million, $1.6 million, $1.3 million and $0.14, respectively. Sterling Commerce took into consideration XcelleNet's historical fluctuations in revenues, operating income and net income in evaluating the XcelleNet Projections. Sterling Commerce did not consider the XcelleNet Projections to be an accurate prediction of XcelleNet's future results and developed its own internal projections based on a composite of all information about XcelleNet available to Sterling Commerce, including information which was publicly available.

  The XcelleNet Projections are included in this Proxy Statement/Prospectus only because such information was provided to Sterling Commerce and Broadview, its financial advisor, which reviewed such projections when performing its analysis of Merger and in formulating its opinion as to the fairness, from a financial point of view, of the Merger Consideration to be paid by Sterling Commerce. As a matter of course, neither XcelleNet nor Sterling Commerce makes public projections or forecasts of its anticipated financial position or results of operations. Accordingly, neither XcelleNet nor Sterling Commerce anticipates that it will, and each of them disclaims any obligation to, furnish updated projections to any person, cause such information to be included in documents required to be filed with the Commission or otherwise make such information public (irrespective in any such case of whether the XcelleNet Projections, in light of events or developments that have occurred after the date the XcelleNet Projections were provided to Sterling Commerce or that may occur after the date hereof, cease to have a reasonable basis).

  The XcelleNet Projections were not prepared with a view to public disclosure or compliance with published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants. Further, while presented with numerical specificity, the XcelleNet Projections were based upon a variety of assumptions relating to general economic conditions and the business of XcelleNet which may not be realized and are subject to significant uncertainties and contingencies, many of which are beyond the control of XcelleNet and Sterling Commerce. There can be no assurance that the XcelleNet Projections will be realized and actual results may vary materially from those shown. The inclusion of the XcelleNet Projections herein should not be regarded as an indication that any of XcelleNet, Sterling Commerce or their respective financial advisors considers such projections to be an accurate prediction of future events. Furthermore, circumstances, in addition to the proposed Merger, have changed such that XcelleNet's management does not presently believe that the XcelleNet Projections represent the likely results that XcelleNet would achieve in the future, in the event that the Merger is not completed.

  The XcelleNet Projections should be evaluated in conjunction with the historical financial statements and other information contained in reports and statements filed with the Commission from time to time by XcelleNet and Sterling Commerce and the information set forth under the captions "Forward-Looking Information" and "Risk Factors."

THE MERGER AGREEMENT

  The following is a summary of the material terms of the Merger Agreement. This summary is not a complete description of the terms and conditions of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and incorporated herein by this reference. Terms used in this section of this Proxy Statement/Prospectus with initial capital letters that are not otherwise defined herein have the meaning ascribed to such terms in the Merger Agreement.

  The Merger. On the terms and subject to the conditions of the Merger Agreement, at the Effective Time, XcelleNet will be merged with and into Commerce Southern in accordance with the applicable provisions of the DGCL and the GBCC and the separate corporate existence of XcelleNet will thereupon cease (with the Surviving Corporation being a wholly owned subsidiary of Sterling Commerce).

  As soon as practicable after satisfaction, or to the extent permitted by the Merger Agreement, waiver of all conditions set forth in the Merger Agreement (other than those that by their nature are to be satisfied at the closing), XcelleNet and Commerce Southern will cause the Georgia Certificate of Merger and the Delaware Certificate of Merger to be filed with the Secretary of State of the State of Georgia as provided in the GBCC and with the Secretary of State of the State of Delaware as provided in the DGCL, respectively. The Merger will become effective once both certificates of merger have been filed or at such later time as is specified in the Georgia Certificate of Merger or the Delaware Certificate of Merger. The Merger will have the effects specified in the GBCC and the DGCL.

  Consideration to be Paid in the Merger. The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement and in accordance with the GBCC and the DGCL, at the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof: (i) each share of Common Stock, par value $0.01 per share, of Commerce Southern issued and outstanding immediately prior to the Effective Time will remain outstanding; (ii) each share of XcelleNet Stock issued and outstanding immediately prior to the Effective Time owned by XcelleNet or any Subsidiary of XcelleNet or by Sterling Commerce or Commerce Southern or any other Subsidiary of Sterling Commerce (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered or deliverable in exchange therefor; and (iii) each share of XcelleNet Stock issued and outstanding immediately prior to the Effective Time (other than those to be cancelled in accordance with the Merger Agreement and any Dissenting Shares) will be converted into the right to receive the Merger Consideration consisting of: (a) a cash payment in an amount equal to $8.80, the Cash Payment; and (b) 0.2885, the Stock Factor, of a fully paid and nonassessable share of Commerce Stock upon surrender of the certificate formerly representing such share of XcelleNet Stock in accordance with the Merger Agreement, to be adjusted, if necessary, as described in the following paragraph.

  In the event that the aggregate amount of all Cash Payments plus the dollar value of all Dissenting Shares exceeds the value of all shares of Commerce Stock to be issued pursuant to the Merger Agreement (based upon the closing sales price of Commerce Stock on the last trading day prior to the Closing
Date), the Merger Consideration will be adjusted by reducing the Cash Payment and increasing the aggregate number of shares of Commerce Stock, in each case, to the minimum extent necessary, such that the dollar amount of the aggregate Cash Payments plus the dollar value of all Dissenting Shares (the value of each Dissenting Share will be deemed to equal $22.00 solely for the purposes of this adjustment) is equal to the value of all shares of Commerce Stock to be issued (based upon the closing sales price of Commerce Stock on the last trading day prior to the Closing Date). In determining such adjustment, to the extent the Cash Payment is reduced, the number of shares of Commerce Stock to be issued will be increased, dollar for dollar, valuing Commerce Stock as the lesser of (i) the closing sales price of Commerce Stock on the last day prior to the Closing Date, and (ii) the average of the closing sales prices of Commerce Stock for the three trading days prior to the Closing Date.

  The Stock Factor will be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into XcelleNet Stock or Commerce Stock), reorganization, recapitalization or other like change with respect to XcelleNet Stock or Commerce Stock occurring after the date of the Merger Agreement and on or prior to the Effective Time.

  Each share of Commerce Stock issued in the Merger will be accompanied by a Commerce Right (as defined below), unless the Commerce Rights have expired or been redeemed prior to the Effective Time.

  Dissenting Shares. Notwithstanding anything in the Merger Agreement to the contrary, any shares of XcelleNet Stock issued and outstanding immediately prior to the Effective Time held by a holder who has the right to demand, and who properly demands, payment for such shares, the Dissenting Shares, in accordance with Article 13 of the GBCC will not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or otherwise loses such holder's right to payment in accordance with Article 13 of the GBCC. If, after the Effective Time, such holder fails to perfect or loses any such right, each such share of such holder shall be treated as a share of XcelleNet Stock that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with the Merger Agreement. At the Effective Time, any holder of Dissenting Shares (a "Dissenting Shareholder") will cease to have any rights with respect thereto, except the rights provided in Article 13 of the GBCC and as provided in the immediately preceding sentence. XcelleNet will give prompt notice to Sterling Commerce of any demands received by XcelleNet for payment in accordance with
Article 13 of the GBCC, and Sterling Commerce will have the right to participate in and direct all negotiations and proceedings with respect to such demands. XcelleNet will not, except with the prior written consent of Sterling Commerce, make any payment with respect to, or settle or offer to settle, any such demands.

  Treatment of XcelleNet Stock Options. The Merger Agreement provides that at the Effective Time, each outstanding XcelleNet Option issued under XcelleNet's 1987 Stock Option Plan, as amended, XcelleNet's 1994 Stock Option Plan for Outside Directors, as amended, XcelleNet's 1996 Long-Term Incentive Plan or issued on an individual basis and not under a plan (collectively, the "XcelleNet Stock Option Plans") will be assumed by Sterling Commerce and will constitute an option, a Substitute Option, to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under the XcelleNet Stock Option Plans, including without limitation, term, vesting, exercisability, status as an "incentive stock option" under Section 422 of the Code and termination provisions, the number of shares of Commerce Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of XcelleNet Stock subject to the XcelleNet Option immediately prior to the Effective Time by 0.4809, the Option Conversion Factor, at an exercise price per share of Commerce Stock (increased to the nearest whole cent) equal to the exercise price per share of XcelleNet Stock subject to the XcelleNet Option divided by the Option Conversion Factor; except that, in the case of any XcelleNet Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under
Section 422 of the Code, the conversion formula will be adjusted if necessary to comply with Section 424(a) of the Code.

  XcelleNet has agreed to use its best efforts to obtain all necessary waivers, consents or releases from holders of XcelleNet Options under the XcelleNet Stock Option Plans and take any such other action as may be reasonably necessary to give effect to the transactions described above. Sterling Commerce has also agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Commerce Stock for delivery upon exercise of Substitute Options. Sterling Commerce will use all its reasonable efforts to register the shares of Commerce Stock subject to the Substitute Options with the Commission on an appropriate registration statement, to maintain the effectiveness of such registration statement as long as the Substitute Options remain outstanding, and to cause the shares of Commerce Stock subject to the Substitute Options to be listed on the NYSE and such other exchanges as Sterling Commerce may determine.

  Fractional Shares. No certificates or script representing fractional shares of Commerce Stock will be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented shares of XcelleNet Stock that have been converted pursuant to the Merger Agreement, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Sterling Commerce. In lieu of any such fractional shares, each holder of XcelleNet Stock who would otherwise be entitled to receive a fractional share of Commerce Stock upon surrender of Certificates for exchange pursuant to the Merger

Agreement will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the per share closing price on the NYSE of Commerce Stock (as reported on the NYSE Composite Transactions List) on the date on which the Effective Time occurs (or, if Commerce Stock does not trade on the NYSE on such date, the first date of trading of Commerce Stock on the NYSE after the Effective Time) by (ii) the fractional interest to which such holder otherwise would be entitled. Promptly upon request from the Paying Agent, Sterling Commerce will make available to the Paying Agent the cash necessary for this purpose.

  Representations and Warranties. The Merger Agreement contains various representations and warranties of the parties thereto. These include representations by XcelleNet with respect to: (i) organization, standing and corporate power; (ii) authority and noncontravention; (iii) capital structure;
(iv) Commission documents; (v) absence of certain changes or events and no undisclosed material liabilities; (vi) certain information; (vii) real property and other assets; (vii) software; (ix) intellectual property; (x) no infringement; (xi) material contracts; (xii) litigation; (xiii) compliance with applicable laws; (xiv) environmental laws; (xv) taxes; (xvi) benefit plans; (xvii) absence of changes in benefit plans; (xviii) labor matters;
(xix) brokers; (xx) written opinion of financial advisor; (xxi) voting requirements; (xxii) rights plan matters; (xxiii) takeover statutes; and
(xxiv) related parties.

  Sterling Commerce and Commerce Southern have also made certain representations and warranties with respect to: (i) organization, standing and corporate power; (ii) authority and noncontravention; (iii) capital structure;
(iv) Commission documents; (v) absence of certain changes or events and no undisclosed material liabilities; (vi) certain information; (vii) financial capacity; (viii) brokers; (ix) litigation; and (x) compliance with applicable laws.

  No representations and warranties made by XcelleNet, Sterling Commerce or Commerce Southern will survive beyond the Effective Time.

  No Solicitation. The Merger Agreement provides that, until the termination of the Merger Agreement, XcelleNet will not, and will not authorize or permit any of its Subsidiaries or any of its or their affiliates, officers, directors, employees, agents or representatives (including without limitation any investment banker, financial advisor, attorney or accountant retained by XcelleNet or any of its Subsidiaries), to, directly or indirectly, initiate, solicit, or encourage (including by way of furnishing information or assistance) or take any other action to facilitate, any inquiries, any expression of interest or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal; except that nothing in the Merger Agreement will prohibit the XcelleNet Board from (i) furnishing information to, or entering into, maintaining or continuing discussions or negotiations with, any person that makes an unsolicited Acquisition Proposal after the date of the Merger Agreement, or (ii) recommending an Acquisition Proposal to the shareholders of XcelleNet if, and to the extent that, the XcelleNet Board (a) determines in good faith that such Acquisition Proposal would constitute a Superior Proposal (as defined below) and (b) determines in good faith (after consultation with outside legal counsel) that such action is necessary for the XcelleNet Board to comply with its fiduciary duties under applicable Law, and, prior to furnishing any non-public information to such person, XcelleNet receives from such person an executed confidentiality agreement with provisions no less favorable to XcelleNet than the letter agreement relating to the furnishing of confidential information of XcelleNet to Sterling Commerce. The Merger Agreement further provides that XcelleNet will promptly notify Sterling Commerce after receipt of any Acquisition Proposal or any request for information relating to XcelleNet or any of its Subsidiaries or for access to the properties, books or records of XcelleNet or any of its Subsidiaries by any person who has informed XcelleNet that such person is considering making or who has made an Acquisition Proposal, and XcelleNet will keep Sterling Commerce informed in reasonable detail of the status and details of the Acquisition Proposal. For purposes of the Merger Agreement, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by the Merger Agreement with Sterling Commerce or Commerce Southern) involving XcelleNet:
(i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of XcelleNet and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of XcelleNet or the filing of a registration statement under the Securities Act in connection therewith; or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. The Merger Agreement defines "Superior Proposal" as any Acquisition Proposal that the XcelleNet Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to XcelleNet's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the XcelleNet Board, is reasonably capable of being obtained by such third party.

  Notwithstanding the foregoing, the Merger Agreement does not prohibit XcelleNet from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to XcelleNet's shareholders that, in the good faith judgment of the XcelleNet Board based on the advice of outside counsel, is required under applicable Law; except that XcelleNet may not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal unless XcelleNet and the XcelleNet Board comply with all the provisions of the Merger Agreement regarding solicitation and Acquisition Proposals.

  Conditions to the Merger. Pursuant to the Merger Agreement, the obligations of each party to perform the Merger Agreement and to effect the Merger are subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions: (i) the Merger Agreement will have been approved by the affirmative vote of the requisite number of XcelleNet shareholders in the manner required pursuant to XcelleNet's Amended and Restated Articles of Incorporation, as amended (the "XcelleNet Articles"), the XcelleNet Bylaws, the GBCC and other applicable Law; (ii) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger will be in effect, and no applicable Law that makes consummation of the Merger illegal will have been enacted or adopted since the date of the Merger Agreement; (iii) all necessary waiting periods under the HSR Act applicable to the Merger will have expired or been terminated; (iv) the Registration Statement will have been declared effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order; and (v) Commerce Stock issuable to XcelleNet's shareholders pursuant to the Merger will have been approved for listing on the NYSE, subject to official notice of issuance.

  The obligations of Sterling Commerce and Commerce Southern to perform the Merger Agreement and to effect the Merger are further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions:
(i) the representations and warranties of XcelleNet contained in the Merger Agreement, which representations and warranties will be deemed for purposes of this condition not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), will be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on XcelleNet, with the same effect as though such representations and warranties were made as of the Closing Date and Sterling Commerce and Commerce Southern will have received a certificate signed on behalf of XcelleNet by an authorized officer of XcelleNet to such effect; (ii) XcelleNet will have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and Sterling Commerce and Commerce Southern will have received a certificate signed on behalf of XcelleNet by an authorized officer of XcelleNet to such effect; (iii) since the date of the Merger Agreement, XcelleNet and its Subsidiaries, taken as a whole, will not have experienced any change, event or occurrence that has had or could reasonably be expected to have individually or in the aggregate, a Material Adverse Effect on XcelleNet (subject to certain limitations as described in the Merger Agreement); (iv) there will not be pending any Claim seeking to restrain or prohibit the Merger or seeking to obtain from Sterling Commerce or XcelleNet or any of their respective affiliates in connection with the Merger any damages, or seeking any other relief that, following the Merger, would limit or restrict the ability of Sterling Commerce or any of its Subsidiaries to own and conduct both the assets and businesses owned and conducted by Sterling Commerce and its Subsidiaries prior to the Merger and the assets and businesses owned and conducted by XcelleNet and its Subsidiaries prior to the Merger, except where such limitations and restrictions, in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Sterling Commerce or XcelleNet, each on a consolidated basis; (v) all consents, authorizations, orders, approvals, filings or registrations identified will have been obtained or made, except for the filing of the Georgia Certificate of Merger and the Delaware Certificate of Merger and except where the failure to have obtained or made such consents, authorizations, orders, approvals, filings or registrations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Sterling Commerce or Commerce Southern; and (vi) XcelleNet will have received from Alston & Bird LLP, counsel to XcelleNet, on the date of this Proxy Statement/Prospectus and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized by the shareholders of XcelleNet upon their exchange of XcelleNet Stock for the Merger Consideration under Section 354 of the Code (except to the extent such shareholders receive cash for their shares of XcelleNet Stock).

  The obligations of XcelleNet to perform the Merger Agreement and to effect the Merger are further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions: (i) the representations and warranties of each of Sterling Commerce and Commerce Southern contained in the Merger Agreement, which representations and warranties will be deemed for purposes of this condition not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), will be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Sterling Commerce, with the same effect as though such representations and warranties were made as of the Closing Date, and XcelleNet shall have received a certificate signed on behalf of Sterling Commerce and Commerce Southern by an authorized officer of Sterling Commerce to such effect; (ii) each of Sterling Commerce and Commerce Southern will have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and XcelleNet will have received a certificate signed on behalf of Sterling Commerce by an authorized executive officer of Sterling Commerce to such effect; (iii) since the date of the Merger Agreement, Sterling Commerce and its Subsidiaries, taken as a whole, will not have experienced any change or occurrence particular to them that has had or would have a Material Adverse Effect on Sterling Commerce; and (iv) Sterling Commerce will have received from Jones, Day, Reavis & Pogue, counsel to Sterling Commerce, on the date of this Proxy Statement/Prospectus and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized by the shareholders of XcelleNet upon their exchange of XcelleNet Stock for the Merger Consideration under Section 354 of the Code (except to the extent such shareholders receive cash for their shares of XcelleNet Stock).

  Termination. The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the XcelleNet shareholders, in any one of the following circumstances: (i) by mutual written consent duly authorized by the Commerce Board and the XcelleNet Board; (ii) by Sterling Commerce or XcelleNet, if the Effective Time has not occurred on or before October 31, 1998, except that neither Sterling Commerce nor XcelleNet may terminate if such party's failure to fulfill any of its obligations under the Merger Agreement is the reason that the Effective Time has not occurred on or before such date; (iii) by Sterling Commerce or XcelleNet, if any federal or state court of competent jurisdiction or other Governmental Entity has issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action has become final and non-appealable; (iv) by Sterling Commerce or XcelleNet, if the Special Meeting has been held and the Merger Agreement has not been approved by the affirmative vote of the requisite number of XcelleNet's shareholders or by Sterling Commerce if the Special Meeting has not been held by October 26, 1998; (v) by Sterling Commerce or XcelleNet if the XcelleNet Board has determined to approve, endorse or recommend an Acquisition Proposal to its shareholders; (vi) by Sterling Commerce, if the XcelleNet Board has (a) withdrawn, modified, or amended in any adverse respect its approval or recommendation of the

Merger Agreement, the Merger, or the other transactions contemplated by the Merger Agreement, (b) failed to call, or once called, adjourned, cancelled or postponed the Special Meeting without the prior written consent of Sterling Commerce (which consent in the case of an adjournment or postponement will not be unreasonably withheld), or (c) resolved to do any of the foregoing; (vii) by Sterling Commerce or XcelleNet (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement) if (a) the other party has failed to comply in any material respect with any of the material covenants and agreements contained in the Merger Agreement to be complied with or performed by such party at or prior to such date of termination, and such failure continues for 20 calendar days after the actual receipt by such party of a written notice from the other party setting forth in detail the nature of such failure, or (b) a representation or warranty of the other party contained in the Merger Agreement has been breached in any respect on the date when made (or in the case of any representations and warranties that are made as of a different date, as of such different date) and the breach cannot be or has not been cured within 20 calendar days after the giving of written notice to the breaching party of such breach and the matters in respect of which such representation and warranty shall have been breached has had or would reasonably expected to have a Material Adverse Effect on such other party; or
(viii) by XcelleNet if (a) Sterling Commerce enters into a definitive agreement providing for a merger, consolidation or other business combination transaction pursuant to which (1) a majority of the members of the board of directors of the surviving entity in any such transaction is not comprised of members of the Commerce Board immediately prior to the consummation of such transaction, or (2) the holders of Commerce Stock immediately prior to such transaction own less than a majority of the outstanding voting securities of the surviving entity in such transaction; (b) the Commerce Board adopts a plan of liquidation or dissolution of Sterling Commerce; (c) Sterling Commerce enters into a definitive agreement for the acquisition by a third party of more than 50% of the consolidated assets of Sterling Commerce; or (d) a tender offer or exchange offer for 50% or more of the outstanding shares of Commerce Stock is commenced and the Commerce Board recommends that the stockholders of Sterling Commerce tender their shares in such tender offer or exchange offer.

  In the event the Merger Agreement is terminated based upon an event described in clause (iv), (v), or (vi) above, then XcelleNet will pay Sterling Commerce a fee in the amount of $2.2 million (the "Initial Fee"). If the Merger Agreement is terminated based upon an event described in clause (iv),
(v), or (vi) above and there had been commenced, publicly disclosed or publicly proposed any Acquisition Proposal prior to such termination, then XcelleNet will pay Sterling Commerce the Initial Fee promptly and in any event within two business days of such termination. If within one year of a termination under the circumstances described in the immediately preceding sentence, XcelleNet enters into a definitive agreement with respect to an Acquisition Proposal, then XcelleNet will pay Sterling Commerce an additional fee of $4.4 million promptly, and in any event within two business days of the execution of such definitive agreement by XcelleNet. If the Merger Agreement is terminated based upon an event described in clause (viii) above, then Sterling Commerce will pay XcelleNet a fee in the amount of $2.2 million promptly and in any event within two business days of such termination. If XcelleNet or Sterling Commerce fails to pay the appropriate termination fee or fees in accordance with the applicable provisions of the Merger Agreement, the non-paying party will pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, together with interest on the amount of any unpaid fee at the so-called composite "prime rate" as quoted from time to time during the relevant period in the Southwest Edition of The Wall Street Journal, plus 4% per annum from the date such fee or fees were required to be paid.

  Special Meeting. The Merger Agreement provides that XcelleNet will take all action necessary, in accordance with the GBCC, the Exchange Act and other applicable Law, the rules of the Nasdaq, the XcelleNet Articles and the XcelleNet Bylaws, to convene a special meeting of XcelleNet's shareholders as promptly as practicable after the Registration Statement is declared effective by the Commission for the purpose of considering and voting upon the Merger Agreement. The Merger Agreement provides that, subject to XcelleNet's right to terminate the Merger Agreement described under the caption "--Termination" above and subject to the XcelleNet Board determining in good faith that the making of such recommendation or the failure to withdraw such recommendation would constitute a breach of fiduciary duties of the members of the XcelleNet Board under applicable Law, the XcelleNet Board will recommend that the holders of the shares of XcelleNet Stock vote in favor of the approval of the Merger Agreement at the Special Meeting and such recommendation will be included in this Proxy Statement/Prospectus.

  Consents, Approvals, and Filings. The Merger Agreement provides that each of the parties to the Merger Agreement will (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act, and the Exchange Act with respect to the Merger and the other transactions contemplated thereby and (ii) use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Merger and the other transactions contemplated thereby, including without limitation using its reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications, and orders of Governmental Entities, and parties to contracts with XcelleNet and its Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated thereby and to fulfill the conditions to the Merger except that (i) in no event shall Sterling Commerce or any of its Subsidiaries be required to agree or commit to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets (tangible or intangible) or any business interest of it or any of its Subsidiaries (including without limitation Commerce Southern after consummation of the Merger) in connection with or as a condition to receiving the consent or approval of any Governmental Entity (including without limitation under the HSR Act) and (ii) no party will be precluded from exercising its rights under the Merger Agreement.

  Indemnification. The Merger Agreement provides that from and after the Effective Time, Commerce Southern will indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Merger Agreement or who, with the consent of Sterling Commerce, becomes prior to the Effective Time, an officer or director of XcelleNet (each, an " Indemnified Party") against all losses, claims, damages, costs, expenses (including reasonable costs of investigation and defense and reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement, with the approval of the indemnifying party (which approval is not to be unreasonably withheld) of or in connection with any threatened or actual Claim based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of XcelleNet whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case, to the fullest extent permitted under the GBCC, and by the XcelleNet Articles and XcelleNet Bylaws, including provisions relating to advances of expenses incurred in the defense of any matter and whether or not Sterling Commerce or Commerce Southern is insured against any such matter. Without limiting the foregoing, in any case in which approval by Commerce Southern is required to effectuate any indemnification, Commerce Southern will direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon by Sterling Commerce and the Indemnified Party.

  Without limiting the foregoing, in the event any such Claim is brought against any Indemnified Party, whether arising before or after the Effective Time, Commerce Southern will assume and direct all aspects of the defense thereof, including settlement; Commerce Southern will retain and direct, and pay all fees and expenses of, counsel reasonably satisfactory to such Indemnified Party, except that if Commerce Southern elects not to assume such defense or if counsel for the Indemnified Party advises that there are substantive issues that raise conflicts of interest between Sterling Commerce or Commerce Southern and the Indemnified Party, the Indemnified Party may retain counsel reasonably satisfactory to Sterling Commerce, and Commerce Southern will pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received to the extent not prohibited by applicable Law and upon receipt of any affirmation and undertaking required by applicable Law. Commerce Southern will be obligated to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, except to the extent that, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, there exist conflicts of interest among such Indemnified Parties that preclude one firm of counsel from representing the interests of all such Indemnified

Parties. The Indemnified Party will cooperate in the vigorous defense of any such matter. The Indemnified Party will have a right to participate in (but not control) the defense of any such matter with its own counsel and at its own expense. Neither Sterling Commerce nor Commerce Southern will be liable for any settlement effected without its prior written consent, which will not be unreasonably withheld. After the Effective Time, neither Sterling Commerce nor Commerce Southern will settle any such matter unless (i) the Indemnified Party gives prior written consent, which will not be unreasonably withheld, or
(ii) the terms of the settlement provide that the Indemnified Party will have no responsibility for the discharge of any settlement amount and impose no other obligations or duties on the Indemnified Party and the settlement discharges all rights against Indemnified Party with respect to such matter. Any Indemnified Party wishing to claim indemnification under the Merger Agreement, upon learning of any such claim, action, suit, proceeding or investigation, will notify XcelleNet (or, after the Effective Time, Sterling Commerce and Commerce Southern) (but the failure so to notify will not relieve a party from any liability which it may have under the Merger Agreement provisions regarding indemnification except to the extent such failure prejudices such party).

  If Sterling Commerce or Commerce Southern or any successors or assigns consolidate with or merge into any other person and any such entity is not the continuing or surviving person in such consolidation or merger, or transfers all or substantially all of its assets to any entity, then and in each case, provision will be made so that the successors and assigns of Sterling Commerce or Commerce Southern, as the case may be, will assume the obligations set forth in the indemnification provisions of the Merger Agreement. Sterling Commerce will or will cause Commerce Southern to, purchase policies of directors' and officers' "run-off" liability insurance (or policies that contain terms and conditions that are no less advantageous, in any material respect, to the directors and officers and former directors and officers of XcelleNet as the directors' and officers' liability insurance policies that are in effect at XcelleNet on the date of the Merger Agreement), which insurance will remain in effect for a period of not less than three years from and after the Effective Time; except that, Commerce Southern will not be required to pay an annual premium thereon in excess of the last annual premium paid prior to the date of the Merger Agreement by XcelleNet on its current directors' and officers' insurance policy.

  Pursuant to the Merger Agreement, Sterling Commerce guaranteed, for a period of seven years, the performance by Commerce Southern of the indemnification obligations of Commerce Southern resulting from the indemnification provisions of the Merger Agreement except that if any claim is asserted or made within such seven-year period, Sterling Commerce's guarantee will continue in respect of any such claim until its final disposition.

  Employee Benefit Matters. Following the Effective Time, Sterling Commerce will cause Commerce Southern, as the Surviving Corporation in the Merger, and its Subsidiaries to honor in accordance with their terms the XcelleNet CIC Agreements as modified by the Acceleration Agreements (as defined below), and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under XcelleNet's employee benefit and welfare plans, to the extent it does not constitute a violation of the Merger Agreement.

  As promptly as practicable following the Effective Time, Sterling Commerce will cause to be provided generally to officers and employees of XcelleNet employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issue of Commerce Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by Sterling Commerce to their similarly situated officers and employees; except that for a period for 12 months after the Effective Time, Sterling Commerce will provide generally to officers and employees of XcelleNet and its Subsidiaries (other than those persons who currently have written severance agreements with XcelleNet) severance benefits in accordance with the policies of either XcelleNet or Sterling Commerce, whichever will provide the greater benefit to the officer or employee. For purposes of participation, vesting and (except in the case of Sterling Commerce retirement and sabbatical plans) benefit accrual under Sterling Commerce's employee benefit plans, the service of the employees of XcelleNet prior to the Effective Time will be treated as service with Sterling Commerce.

  Fees and Expenses. The Merger Agreement provides that, except as described below, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring the expenses, whether or not the Merger is consummated, except that each of Sterling Commerce and XcelleNet will bear and pay one-half of the costs and expenses incurred in connection with (i) the filing, printing and mailing of the Registration Statement and this Proxy Statement/Prospectus (including Commission filing fees) and (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees).

  Amendment. Subject to the applicable provisions of the GBCC and the DGCL, at any time prior to the Effective Time the parties to the Merger Agreement may modify or amend the Merger Agreement by written agreement executed and delivered by duly authorized officers of the respective parties, except that after approval of the Merger Agreement by the XcelleNet shareholders, no amendment will be made that would reduce the amount or change the type of consideration into which each share of XcelleNet Stock will be converted upon consummation of the Merger. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

THE SHAREHOLDER AGREEMENT

  As a condition to Sterling Commerce's willingness to enter into the Merger Agreement, the Crumpler Shareholders entered into the Shareholder Agreement with Sterling Commerce. Pursuant to the Shareholder Agreement, the Crumpler Shareholders (who beneficially own, in the aggregate, approximately 17% of the outstanding XcelleNet Stock) have agreed to vote their shares of XcelleNet Stock in favor of approval of the Merger and the adoption of the Merger Agreement at the Special Meeting. The Crumpler Shareholders have also agreed, except pursuant to the Merger Agreement, not to dispose of any shares of XcelleNet Stock or to enter into any contract or arrangement to dispose of any shares of XcelleNet Stock or to grant any proxy or power of attorney with respect to their shares.

  Pursuant to the Shareholder Agreement, the Crumpler Shareholders have also agreed, prior to the second anniversary of the Effective Time, not to sell or otherwise transfer such number of shares of Commerce Stock representing more than 35% of the Merger Consideration received in the Merger. The Shareholder Agreement will automatically terminate upon the earlier of (i) the termination of the Merger Agreement, or (ii) the Effective Time (except for the provisions relating to the representations and warranties of, and post-Merger share transfer restrictions on, the Crumpler Shareholders, which provisions will survive the Effective Time).

STOCK EXCHANGE LISTING

  Prior to the Effective Time, Sterling Commerce will file an application to list the shares of Commerce Stock to be issued in connection with the Merger on the NYSE, subject to official notice of issuance. It is a condition to the parties' obligations to consummate the Merger that such shares will have been approved for listing, subject to official notice of issuance. See "--The Merger Agreement--Conditions to the Merger." Shares of Commerce Stock are traded on the NYSE under the symbol "SE."

DELISTING AND DEREGISTRATION OF XCELLENET STOCK

  If the Merger is consummated, XcelleNet Stock will be removed from quotation trading on Nasdaq and deregistered under the Exchange Act.

ACCOUNTING TREATMENT

  The Merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under the purchase method of accounting, the purchase price paid by Sterling Commerce for XcelleNet (including direct costs of the Merger) will be allocated to the identifiable assets of XcelleNet based upon estimates of the fair value of XcelleNet's identifiable assets and liabilities as of the Effective Time, with the excess of the purchase price over the fair value of XcelleNet's net identifiable assets being allocated to goodwill. After the Merger, the financial condition and results of operations of XcelleNet will be included (but not separately reported) in the consolidated financial condition and results of operations of Sterling Commerce.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Tax Opinions. Consummation of the Merger is conditioned upon the receipt of a legal opinion of Alston & Bird LLP, XcelleNet's legal counsel, and a legal opinion of Jones, Day, Reavis & Pogue, Sterling Commerce's legal counsel, to the effect that (i) the Merger will qualify as a tax-free reorganization under
Section 368(a) of the Code; (ii) each of XcelleNet and Sterling Commerce will be a party to that reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by the shareholders of XcelleNet upon their exchange of shares of XcelleNet stock for the Merger Consideration under Section 354 of the Code (except to the extent that such shareholders receive cash for their shares of XcelleNet Stock). IF XCELLENET WAIVES THE CONDITION TO ITS OBLIGATION TO CONSUMMATE THE MERGER RELATING TO THE RECEIPT OF THE LEGAL OPINIONS REFERRED TO ABOVE, XCELLENET WILL RESOLICIT PROXIES FROM ITS STOCKHOLDERS WITH RESPECT TO THE MERGER.

  In rendering these opinions, XcelleNet's legal counsel and Sterling Commerce's legal counsel will rely upon representations contained in letters from XcelleNet and Sterling Commerce delivered for the purpose of the opinions. The opinions will also assume that the Merger will be consummated in accordance with the provisions of the Merger Agreement.

  Certain Consequences of Reorganization Status. Provided that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code, and subject to the discussion below under "Additional Considerations," a shareholder will generally recognize capital gain, but not loss, for U.S. federal income tax purposes with respect to the receipt of Commerce Stock and cash in exchange for XcelleNet Stock pursuant to the Merger. The amount of gain, if any, recognized by a shareholder will be equal to the lesser of (i) the amount of gain realized (i.e., the excess of the amount of cash and the fair market value of Commerce Stock received in the Merger over the tax basis of XcelleNet Stock surrendered) and (ii) the amount of cash (other than cash received in lieu of a fractional share of Commerce Stock) received in the Merger. In the case of a shareholder that owns more than one "block" of XcelleNet Stock, the amount of gain recognized should be calculated separately with respect to each "block" surrendered in the Merger. For purposes of such calculation, the aggregate amount of cash and Commerce Stock received by a shareholder will be allocated proportionally among the "blocks" of XcelleNet Stock surrendered in exchange therefor pursuant to the Merger. In the case of an individual shareholder, capital gain recognized with respect to the receipt of Commerce Stock and cash in exchange for XcelleNet Stock will generally be subject to U.S. federal income tax at a maximum rate of (i) 20%, if the shareholder held such XcelleNet Stock for more than 18 months at the Effective Time and (ii) 28%, if the shareholder held such XcelleNet Stock for more than one year, but not more than 18 months at the Effective Time. The aggregate tax basis of the Commerce Stock received by a shareholder will be the same as the aggregate tax basis of XcelleNet Stock surrendered in exchange therefor pursuant to the Merger, decreased by the total amount of cash received (other than cash received in lieu of a fractional share of Commerce Stock) and increased by the amount of gain recognized. The holding period of Commerce Stock will include the holding period of XcelleNet Stock surrendered in exchange therefor. A shareholder of XcelleNet who receives cash in lieu of a fractional share of Commerce Stock will generally be treated as having received such fractional share of Commerce Stock and sold such share in a taxable transaction. Accordingly, such shareholder will recognize gain or loss equal to the difference, if any, between the amount of cash received and such shareholder's adjusted tax basis in the fractional share interest.

  Additional Considerations. The gain recognized should be treated as capital gain provided the requirements of Section 302 of the Code are satisfied. If those requirements are not satisfied, the gain recognized could be treated as dividend income. In order to determine whether those requirements are satisfied, a shareholder is treated as receiving solely Commerce Stock in the Merger (instead of the combination of shares of Commerce Stock and cash actually received) and then receiving cash from Sterling Commerce in a hypothetical redemption of the additional shares of Commerce Stock an XcelleNet shareholder would be treated as having received. The hypothetical redemption will satisfy the requirements of Section 302 if it is "not essentially equivalent to a dividend." Whether such hypothetical redemption of Commerce Stock is "not essentially equivalent to a dividend" depends on the individual facts and circumstances of each shareholder but in any event must result in a meaningful reduction of a shareholder's proportionate stock interest in

Sterling Commerce. Generally, in the case of an XcelleNet shareholder whose stock interest in Sterling Commerce (relative to the total number of Sterling Commerce shares outstanding) is minimal, and who exercises no control or management power over the affairs of Sterling Commerce, any actual reduction in proportionate interest will be treated as "meaningful." Because of the complexity of the test under Section 302 of the Code, shareholders are urged to consult their own tax advisors regarding the proper treatment of the gain recognized by such shareholder in the Merger.

  Backup Withholding. Unless an exemption applies, Sterling Commerce's exchange agent will be required to withhold 31% of any cash payments to which a shareholder or other payee is entitled pursuant to the Merger, unless the shareholder or other payee provides his or her tax identification number (social security number or employer identification number) and certifies that such number is correct. Each shareholder and, if applicable, each other payee is required to complete and sign the Form W-9 that will be included as part of the transmittal letter sent to XcelleNet shareholders by Sterling Commerce to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Sterling Commerce and the exchange agent.

  The foregoing discussion is intended only as a summary of the material U.S. federal income tax consequences of the Merger and does not purport to be a complete analysis or description of all potential tax effects of the Merger. In addition, the discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Code (for example, insurance companies, financial institutions, dealers in securities, tax-exempt organizations, foreign corporations, foreign partnerships or other foreign entities and individuals who are not citizens or residents of the United States).

  THE FOREGOING DISCUSSION IS BASED UPON THE PROVISIONS OF THE CODE, APPLICABLE TREASURY REGULATIONS THEREUNDER, INTERNAL REVENUE SERVICE RULINGS AND JUDICIAL DECISIONS, AS IN EFFECT AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. THERE CAN BE NO ASSURANCE THAT FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS WILL NOT AFFECT THE ACCURACY OF THE STATEMENTS OR CONCLUSIONS SET FORTH HEREIN. ANY SUCH CHANGE COULD APPLY RETROACTIVELY AND COULD AFFECT THE ACCURACY OF SUCH DISCUSSION. NO RULINGS HAVE BEEN OR WILL BE SOUGHT FROM THE INTERNAL REVENUE SERVICE CONCERNING THE TAX CONSEQUENCES OF THE MERGER.

  NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES, IF ANY, OF THE MERGER UNDER APPLICABLE FOREIGN, STATE, LOCAL OR OTHER TAX LAWS.

  EACH SHAREHOLDER OF XCELLENET IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGER UNDER U.S. FEDERAL, STATE, LOCAL OR ANY OTHER APPLICABLE TAX LAWS.

AMENDMENT TO XCELLENET RIGHTS AGREEMENT

  Prior to the execution and delivery of the Merger Agreement and the Shareholder Agreement, XcelleNet amended the Shareholder Protection Rights Agreement, dated November 21, 1997, between XcelleNet and SunTrust Bank, Atlanta, as Rights Agent (the "XcelleNet Rights Agreement") to provide that neither the approval, execution or delivery of the Merger Agreement or the Shareholder Agreement nor the consummation of the transactions contemplated by the Merger Agreement or the Shareholder Agreement will cause the rights issued under the XcelleNet Rights Agreement to become exercisable.

REGULATORY APPROVALS

  Sterling Commerce and XcelleNet must observe the notification and waiting period requirements of the HSR Act before the Merger may be consummated. The HSR Act provides for an initial 30-calendar day waiting period following the filing with the Antitrust Division and the FTC of certain Notification and Report Forms by Sterling Commerce and XcelleNet. The HSR Act further provides that if, within the initial 30-calendar day waiting period, the FTC or the Antitrust Division issues a request for additional information or documents, the waiting period will be extended until 11:59 p.m. on the twentieth day after the date of substantial compliance by the filing parties with such request. Only one such extension of the initial waiting period is permitted under the HSR Act; however, the filing parties may voluntarily extend the waiting period.

  Sterling Commerce, XcelleNet and Mr. Crumpler made the requisite initial filings under the HSR Act in connection with the Merger. The applicable waiting period under the HSR Act was terminated by the FTC on June 1, 1998.

  The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the Effective Time, the FTC or the Antitrust Division could, among other things, seek under the antitrust laws to enjoin the Merger or to cause Sterling Commerce to divest itself, in whole or in part, of XcelleNet or of other businesses conducted by Sterling Commerce. Under certain circumstances, private parties and state governmental authorities may bring legal action under the antitrust laws challenging the Merger. See "--The Merger Agreement--
 Conditions to the Merger" and "-- Consents, Approvals, and Filings."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  General. Certain members of XcelleNet's management and the XcelleNet Board may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of XcelleNet generally. Such interests relate to, among other things, provisions in the Merger Agreement regarding the treatment of outstanding XcelleNet Options, the performance and provision of obligations and benefits under existing severance agreements and compensation and benefit plans and the indemnification of and provision of insurance coverage for the directors and officers of XcelleNet. The XcelleNet Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "The Merger Agreement--Treatment of XcelleNet Stock Options," "--Employee Benefit Matters," and "--Indemnification."

  XcelleNet Stock Options. At the Effective Time, each outstanding XcelleNet Option under the XcelleNet Stock Option Plans will be assumed by Sterling Commerce and will constitute an option to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such option plans, including without limitation, term, exercisability, status as an "incentive stock option" under Section 422 of the Code, and termination provisions, a number of shares of Commerce Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of XcelleNet Stock subject to the XcelleNet Option immediately prior to the Effective Time by the Option Conversion Factor at an exercise price per share of Commerce Stock (increased to the nearest whole cent) equal to the exercise price per share of XcelleNet Stock subject to the XcelleNet Option divided by the Option Conversion Factor, except that in the case of any XcelleNet Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula will be adjusted if necessary to comply with Section 424(a) of the Code.

  Employment and Severance Arrangements. XcelleNet is currently a party to XcelleNet CIC Agreements with 16 executives, including Dennis M. Crumpler (Chairman and Chief Executive Officer), Corey M. Smith (President and a director), Shereef W. Nawar (Chief Technical Officer and a director), Stefanus
F. Coetzee (Senior Vice President--North American Customer Operations), W. Michael Parham (Senior Vice President--Business Development), and Jethro J. Felton, III (Vice President--North American Sales). As used in this Proxy Statement/Prospectus, Messrs. Crumpler, Smith, Nawar, Coetzee, Parham and Felton are referred to as the "XcelleNet Officers."

  Under the terms of each XcelleNet CIC Agreement, each of the covered executives is entitled to receive a lump-sum cash severance payment (in an amount equal to one or two times the executive's current annual base salary and targeted bonus, a prorated bonus for the year in which the executive's employment is terminated and, if such executive's XcelleNet Options are not otherwise vested, a cash payment equal to 1.2 times the difference between the fair value of the shares of XcelleNet Stock underlying the covered executive's unvested XcelleNet Options that would vest during a specified time period and the exercise price of such XcelleNet Options) and the continuation of certain employee benefits for a period of one or two years in the event the executive's employment with XcelleNet is terminated or the executive terminates his or her employment for certain reasons within a specified time period following a Change in Control (as defined in the XcelleNet CIC Agreements). In addition, under the terms of the XcelleNet CIC Agreements, if any amount payable thereunder or otherwise is determined to be an "excess parachute payment" under the Code, such executive would be entitled to receive an additional payment, net of income taxes (a "Tax Payment"), to compensate such executive for the excise tax imposed by the Code on such payment. Further, during the 30-day period following the first anniversary of a Change in Control, each of the covered executives is entitled to terminate his or her employment with XcelleNet, for any reason or without reason, with the right to receive the benefits provided under the XcelleNet CIC Agreements. The consummation of the Merger will constitute a Change in Control for the purpose of the XcelleNet CIC Agreements.

  Sterling Commerce considered the terms of the XcelleNet CIC Agreements in the context of its desire that a significant number of XcelleNet's management and technical employees become employees of Sterling Commerce following that Merger. Sterling Commerce concluded that it was in its best interests to seek to terminate the XcelleNet CIC Agreements. As a result, in connection with the Merger, Sterling Commerce and XcelleNet entered into an agreement (the "Acceleration Agreements") with 15 executives who are parties to an XcelleNet CIC Agreement, including each of the XcelleNet Officers.

  Under the terms of each Acceleration Agreement, upon the Effective Time, the executive's XcelleNet CIC Agreement will terminate (in exchange for a lump-sum cash payment) and all outstanding nonqualified stock options granted by XcelleNet to the executive will become fully vested and immediately exercisable. Outstanding incentive stock options granted by XcelleNet to the executive will either become fully vested and immediately exercisable as of the Effective Time or become vested and exercisable as of the Effective Time in such amounts so as not to disqualify the options as incentive stock options, and as of the first day of each year thereafter, if the executive remains an employee of Sterling Commerce, will become vested as to the maximum additional number of shares, if any, so as not to disqualify the options as incentive stock options. The executive will also be entitled to receive welfare benefits for one year following the Effective Time regardless of whether the executive remains employed by Sterling Commerce. The lump-sum payments to be made under the Acceleration Agreements to the XcelleNet Officers are as follows: Mr. Crumpler, $0; Mr. Smith, $800,000; Mr. Nawar, $478,000; Mr. Coetzee, $494,000; Mr. Parham, $412,000; and Mr. Felton
$196,000. The aggregate amount payable under all Acceleration Agreements is approximately $4.4 million, excluding estimated Tax Payments of approximately $910,000.

  In addition, Sterling Commerce has extended written offers of employment (subject to consummation of the Merger) to nine XcelleNet executives, including four of the XcelleNet Officers, providing for base salary, cash incentive bonuses, options to purchase Commerce Stock and employee benefits comparable to those received by similarly situated executives of Sterling Commerce. The annual base salary, target bonus for fiscal 1999 and number of Commerce Stock options reflected in the offers made to each of the XcelleNet Officers are as follows: Mr. Crumpler, $210,000, $140,000 and 75,000; Mr. Smith, $200,000, $125,000 and 65,000; Mr. Nawar, $150,000, $75,000 and 20,000;
and Mr. Felton, $120,000, $110,000 and 25,000.

  Directors' Options. In connection with the Merger, the XcelleNet Board has provided that unvested XcelleNet Options to purchase 166,250 shares of XcelleNet Stock, in the aggregate, held by the six non-employee directors of XcelleNet, which options would not otherwise vest on or before July 1, 1998, will become fully vested and immediately exercisable at the Effective Time.

  Employee Benefits. As promptly as practicable following the Effective Time, Sterling Commerce will cause to be provided generally to officers and employees of XcelleNet employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of Commerce Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by

Sterling Commerce to their similarly situated officers and employees; provided, that, for a period of 12 months after the Effective Time, Sterling Commerce will provide generally to officers and employees of XcelleNet (other than those persons who currently have written severance agreements with XcelleNet) severance benefits in accordance with the policies of either XcelleNet or Sterling Commerce, whichever will provide the greater benefit to the officer or employee. For purposes of participation, vesting and (except in the case of Sterling Commerce's retirement and sabbatical plans) benefit accrual under Sterling Commerce's employee benefit plans, the service of the employees of XcelleNet prior to the Effective Time will be treated as service with Sterling Commerce.

DISSENTERS' RIGHTS

  Under Georgia law, holders of XcelleNet Stock are entitled to dissenters' rights in connection with the Merger. Any record holder of XcelleNet Stock who objects to the Merger may elect to have his, her or its shares appraised under the procedures set forth in Article 13 of the GBCC and to be paid the appraised value of his, her or its shares, which, pursuant to Article 13 of the GBCC, will be the shares' fair value immediately before the consummation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger. An appraisal proceeding may result in a determination of fair value less than or greater than the value of the Merger Consideration that would have been payable in respect of such shares had the shareholder not elected to perfect his, her or its dissenters' rights.

  Any record holder of XcelleNet Stock contemplating the exercise of dissenters' rights is urged to review carefully the provisions of Article 13 of the GBCC, particularly with respect to the procedural steps required to perfect the right of appraisal. The right to dissent may be lost if the procedural requirements of Article 13 of the GBCC are not followed exactly. Set forth below, to be read in conjunction with the full text of Article 13 of the GBCC attached as Appendix D hereto, is a summary of the procedures relating to exercise of the right of appraisal.

  According to Section 14-2-1320 of Article 13, of the GBCC XcelleNet, in its Notice of the Special Meeting at which the Merger Agreement will be voted on, must state that holders of XcelleNet Stock are or may be entitled to dissenters' rights under Article 13 of the GBCC and include in such notice a copy of Article 13 of the GBCC. This Proxy Statement/Prospectus constitutes such notice to the holders of XcelleNet Stock.

  A shareholder electing to exercise his, her or its rights under Article 13 of the GBCC must deliver to XcelleNet, before a vote is taken with respect to the approval of the Merger Agreement, a written notice of the Dissenting Shareholder's intent to demand payment for his, her or its shares if the proposed Merger is effectuated, and the Dissenting Shareholder must not vote his, her or its shares in favor of the Merger Agreement. A vote against approval of the Merger Agreement will not, by itself, constitute a valid written demand for dissenters' rights. Such demands should be mailed or delivered to XcelleNet, Inc., 5 Concourse Parkway, Suite 850, Atlanta, Georgia 30328, Attention: Secretary. If the Merger Agreement is approved at the Special Meeting, XcelleNet will deliver a written notice (a "Dissenter's Notice") to each Dissenting Shareholder within 10 days after approval of the Merger Agreement. The Dissenter's Notice must (i) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited; (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (iii) set a date by which XcelleNet must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date of the Dissenter's Notice; and (iv) be accompanied by a copy of Article 13 of the GBCC. Each Dissenting Shareholder sent a Dissenter's Notice has a duty to demand payment and deposit his, her or its certificates in accordance with
Article 13 of the GBCC; however, such Dissenting Shareholder retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the Merger. If the Merger is not consummated within 60 days after the date set for demanding payment and depositing share certificates, XcelleNet must return the deposited certificates.

  Within 10 days after the receipt of the demand for payment or within 10 days after the Merger, whichever is later, XcelleNet must make a written offer to each Dissenting Shareholder who has filed a demand for payment to pay an amount estimated to be the "fair value" of his, her or its shares, plus accrued interest. The offer of payment must be accompanied by: (i) XcelleNet's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any; (ii) a statement of XcelleNet's estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the right of holders of Dissenting Shares to demand payment under Section 14-2-1327 of Article 13 of the GBCC; and (v) a copy of Article 13 of the GBCC. If the Dissenting Shareholder accepts XcelleNet's offer by written notice to XcelleNet within 30 days of XcelleNet's offer or is deemed to have accepted XcelleNet's offer by failure to respond within 30 days, XcelleNet must make payment within 60 days after it made the offer or the closing of the Merger, whichever occurs later.

  A Dissenting Shareholder may notify XcelleNet, in writing, of his, her or its own estimate of the "fair value" of his, her or its shares and the amount of interest due and demand payment, if (i) the Dissenting Shareholder believes that the amount offered is less than the fair value of his, her or its shares or that the interest due is incorrectly calculated; or (ii) XcelleNet, having failed to take the proposed action, does not return the deposited certificates within 60 days after the date set for demanding payment. In any event, notice must be delivered within 30 days after XcelleNet's offered payment for the shares. In addition, if XcelleNet does not offer payment within the time period set forth in the preceding paragraph, a Dissenting Shareholder may demand delivery of certain XcelleNet financial information (which XcelleNet must provide within 10 days after receipt of such demand) and may, at any time within three years of the consummation of the Merger, notify XcelleNet of such holder's own estimate of the fair value of the Dissenting Shares and demand payment.

  If a demand for payment remains unsettled, then XcelleNet, within 60 days after receipt of the demand for payment, must file a proceeding in the Superior Court of Fulton County, Georgia, to determine the "fair value" of the shares, together with accrued interest. XcelleNet must make all Dissenting Shareholders, whether or not residents of Georgia, whose demands remain unsettled parties to the proceeding. If XcelleNet fails to bring such action within the 60-day period, XcelleNet will be required to pay each Dissenting Shareholder whose demand remains unsettled, the amount demanded.

  The costs and expenses of any such action will be determined by the court and shall be assessed against XcelleNet.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

  The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the Merger using the purchase method of accounting.

  The unaudited pro forma combined condensed financial statements of Sterling Commerce give effect to the consummation of the Merger, as if the Merger had been consummated: (i) on March 31, 1998, in the case of the Unaudited Pro Forma Combined Condensed Balance Sheet and (ii) on October 1, 1996, in the case of the Unaudited Pro Forma Combined Condensed Statements of Operations for the fiscal year ended September 30, 1997 and the six months ended March 31, 1998.

  The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of what Sterling Commerce's actual financial position or results of operations would have been had the Merger been consummated on such dates, nor is it necessarily indicative of future financial position or results of operations. Additionally, it does not give effect to (i) any transactions other than the Merger and those described in the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements of Sterling Commerce; (ii) either Sterling Commerce's or XcelleNet's results of operations since March 31, 1998; or (iii) any one-time charges that may result from the restructuring of Sterling Commerce's existing business due to the Merger. Sterling Commerce's management is still in the process of evaluating and planning for the restructuring directly related to the Merger. In addition, Sterling Commerce intends to restructure certain other parts of its existing businesses and expects to incur charges related thereto, which costs are not included in the pro forma combined condensed financial information. All of these restructuring costs are expected to be incurred in the quarter ending September 30, 1998, when the Merger is expected to close and decisions related to the restructurings are expected to be finalized. Although Sterling Commerce's management is still in the process of evaluating the nature, scope and extent of the restructurings, it currently estimates that the related charges will be in the range of $65 million to $80 million in the aggregate. The pro forma combined condensed financial information does not purport to be indicative of Sterling Commerce's financial position or results of operations as of the date hereof or for any period ended on the date hereof, as of the Closing Date, or for any period ending at the Closing Date, or as of or for any other future date or period.

  The following unaudited pro forma combined condensed financial statements are based upon the historical financial statements of Sterling Commerce and XcelleNet and should be read in conjunction with such historical financial statements, the related notes, and the other information included or incorporated by reference in this Proxy Statement/Prospectus. See "Available Information." Sterling Commerce has retained independent valuation professionals to determine the fair value of the assets and liabilities of XcelleNet (including intangible assets) as of the Effective Time. Although such determination of fair value is not presently expected to result in values that are materially greater or less than the values assumed in the preparation of the following unaudited pro forma combined condensed financial statements, there can be no assurance with respect thereto.

  The unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Sterling Commerce and XcelleNet and should be read in conjunction with the respective historical consolidated financial statements and notes thereto of Sterling Commerce and XcelleNet incorporated by reference in this Proxy Statement/Prospectus.

                            STERLING COMMERCE, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                              AS OF MARCH 31, 1998

                                 (IN THOUSANDS)

                                  STERLING              PRO FORMA
                                  COMMERCE  XCELLENET  ADJUSTMENTS    PRO FORMA
                                 HISTORICAL HISTORICAL  (NOTE 2)      COMBINED
                                 ---------- ---------- -----------    ---------
Current Assets:
  Cash and cash equivalents.....  $269,122   $16,678    $ (74,151)(a) $211,649
  Marketable securities.........   273,061    16,786                   289,847
  Accounts and notes receivable,
   net..........................   116,280    12,533                   128,813
  Income tax receivable.........     9,731       227                     9,958
  Prepaid expenses and other
   current assets...............    20,060     1,959                    22,019
                                  --------   -------    ---------     --------
    Total current assets........   688,254    48,183      (74,151)     662,286
Property and equipment, net.....    74,186     4,553                    78,739
Computer software, net..........    48,735     1,694       18,488 (c)   68,917
Excess cost over net assets ac-
 quired, net....................    16,190     2,319       25,531 (c)   44,040
Noncurrent deferred income tax-
 es.............................                 895         (895)(c)
Other assets....................    15,281       337                    15,618
Investment in XcelleNet.........                          224,716 (a)
                                                          (48,366)(b)
                                                         (176,350)(c)
                                  --------   -------    ---------     --------
    Total Assets................  $842,646   $57,981    $ (31,027)    $869,600
                                  ========   =======    =========     ========
Current Liabilities:
  Accounts payable and accrued
   liabilities..................  $ 52,308   $ 5,269    $   8,180 (a) $ 65,757
  Income taxes payable..........     6,893                               6,893
  Deferred revenue..............    61,141     3,252                    64,393
                                  --------   -------    ---------     --------
    Total current liabilities...   120,342     8,521        8,180      137,043
  Deferred income taxes.........    16,733                  6,774 (c)   23,507
  Other noncurrent liabilities..    13,975     1,094                    15,069
Stockholders' equity:
  Common stock..................       910        84          (84)(b)      934
                                                               24 (a)
  Additional paid-in capital....   546,342    34,644      (34,644)(b)  688,703
                                                          142,361 (a)
  Retained earnings.............   144,344    13,638      (13,638)(b)    4,344
                                                         (140,000)(c)
                                  --------   -------    ---------     --------
    Total stockholders' equity..   691,596    48,366      (39,207)     693,981
                                  --------   -------    ---------     --------
      Total liabilities and
       stockholders' equity.....  $842,646   $57,981    $ (31,027)    $869,600
                                  ========   =======    =========     ========

   See accompanying notes to unaudited pro forma combined condensed financial statements.

                            STERLING COMMERCE, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                         YEAR ENDED SEPTEMBER 30, 1997

                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                       XCELLENET
                                     ----------------------------------------------
                           STERLING                               ADD                              PRO FORMA
                           COMMERCE                DEDUCT      HISTORICAL  PROFORMA                COMBINED
                          HISTORICAL HISTORICAL  HISTORICAL   THREE MONTHS   YEAR     PRO FORMA      YEAR
                          YEAR ENDED YEAR ENDED THREE MONTHS     ENDED      ENDED    ADJUSTMENTS     ENDED
                           9/30/97    12/31/97  ENDED12/31/97   12/31/96   9/30/97    (NOTE 3)      9/30/97
                          ---------- ---------- ------------- ------------ --------  -----------   ---------
Revenue:
 Products...............   $119,958   $34,320      $10,540      $10,258    $34,038                 $153,996
 Product support........     71,316    14,942        4,229        3,117     13,830                   85,146
 Services...............    142,565     4,317        1,238          340      3,419                  145,984
 Royalties..............     16,758                                                                  16,758
                           --------   -------      -------      -------    -------     -------     --------
                            350,597    53,579       16,007       13,715     51,287                  401,884
Cost and expenses:
 Cost of sales:
  Products and product
   support..............     35,863     6,027        1,590        1,299      5,736     $ 6,821(a)    48,420
  Services..............     34,752     4,147        1,178          580      3,549                   38,301
                           --------   -------      -------      -------    -------     -------     --------
                             70,615    10,174        2,768        1,879      9,285       6,821       86,721
 Product development and
  enhancement...........     24,853     8,840        2,177        2,049      8,712                   33,565
 Selling, general and
  administrative........    134,849    29,453        7,996        8,235     29,692                  164,541
 Purchased research and
  development...........     31,879                                                                  31,879
 Reorganization costs...     15,810     1,025                     3,112      4,137                   19,947
                           --------   -------      -------      -------    -------     -------     --------
                            278,006    49,492       12,941       15,275     51,826       6,821      336,653
                           --------   -------      -------      -------    -------     -------     --------
Income (loss) before
 other income and income
 taxes..................     72,591     4,087        3,066       (1,560)      (539)     (6,821)      65,231
Other income............     16,693       877          288          177        766                   17,459
                           --------   -------      -------      -------    -------     -------     --------
Income (loss) before
 income taxes...........     89,284     4,964        3,354       (1,383)       227      (6,821)      82,690
Provision for (benefit
 of) income taxes.......     33,840     1,819        1,174         (529)       116      (1,534)(b)   32,422
                           --------   -------      -------      -------    -------     -------     --------
  Net income (loss).....   $ 55,444   $ 3,145      $ 2,180      $  (854)   $   111     $(5,287)    $ 50,268
                           ========   =======      =======      =======    =======     =======     ========
Net income per common
 share:
 Basic..................   $   0.66                                                                $   0.58
                           ========                                                                ========
 Diluted................   $   0.64                                                                $   0.56
                           ========                                                                ========
Shares used to compute
 net income per common
 share:
 Basic..................     83,561                                                                  85,992
                           ========                                                                ========
 Diluted................     85,983                                                                  89,007
                           ========                                                                ========

   See accompanying notes to unaudited pro forma combined condensed financial statements.

                            STERLING COMMERCE, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                        SIX MONTHS ENDED MARCH 31, 1998

                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                       XCELLENET
                                     ----------------------------------------------
                           STERLING
                           COMMERCE               DEDUCT        ADD                               PRO FORMA
                          HISTORICAL            HISTORICAL   HISTORICAL   PROFORMA                 COMBINED
                          SIX MONTHS HISTORICAL NINE MONTHS THREE MONTHS SIX MONTHS  PRO FORMA    SIX MONTHS
                            ENDED    YEAR ENDED    ENDED       ENDED       ENDED    ADJUSTMENTS     ENDED
                           3/31/98    12/31/97    9/30/97     3/31/98     3/31/98    (NOTE 3)      3/31/98
                          ---------- ---------- ----------- ------------ ---------- -----------   ----------
Revenue:
 Products...............   $ 76,860   $34,320     $23,780     $ 8,175     $18,715                  $ 95,575
 Product support........     45,762    14,942      10,713       4,492       8,721                    54,483
 Services...............     94,737     4,317       3,079       1,546       2,784                    97,521
                           --------   -------     -------     -------     -------     -------      --------
                            217,359    53,579      37,572      14,213      30,220                   247,579
Costs and expenses:
 Cost of sales:
 Products and product
  support...............     18,928     6,027       4,437       1,587       3,177     $ 3,411(a)     25,516
 Services...............     25,564     4,147       2,969       1,253       2,431                    27,995
                           --------   -------     -------     -------     -------     -------      --------
                             44,492    10,174       7,406       2,840       5,608       3,411        53,511
 Product development and
  enhancement...........     14,040     8,840       6,663       2,206       4,383                    18,423
 Selling, general and
  administrative........     90,366    29,453      21,457       7,572      15,568                   105,934
 Reorganization costs...                1,025       1,025
                           --------   -------     -------     -------     -------     -------      --------
                            148,898    49,492      36,551      12,618      25,559       3,411       177,868
                           --------   -------     -------     -------     -------     -------      --------
Income (loss) before
 other income and income
 taxes..................     68,461     4,087       1,021       1,595       4,661      (3,411)       69,711
Other income............     11,919       877         589         328         616                    12,535
                           --------   -------     -------     -------     -------     -------      --------
Income (loss) before
 income taxes...........     80,380     4,964       1,610       1,923       5,277      (3,411)       82,246
Provision for (benefit
 of) income taxes.......     29,202     1,819         645         663       1,837        (767)(b)    30,272
                           --------   -------     -------     -------     -------     -------      --------
  Net income (loss).....   $ 51,178   $ 3,145     $   965     $ 1,260     $ 3,440     $(2,644)     $ 51,974
                           ========   =======     =======     =======     =======     =======      ========
Net income per common
 share:
 Basic..................   $   0.57                                                                $   0.56
                           ========                                                                ========
 Diluted................   $   0.55                                                                $   0.54
                           ========                                                                ========
Shares used to compute
 net income per common
 share:
 Basic..................     90,069                                                                  92,500
                           ========                                                                ========
 Diluted................     93,786                                                                  96,810
                           ========                                                                ========

   See accompanying notes to unaudited pro forma combined condensed financial statements.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.GENERAL

  The Merger will be accounted for as a purchase business combination by Sterling Commerce. These unaudited pro forma combined condensed financial statements reflect the payment of approximately $74.2 million in cash and the issuance of approximately 2,431,000 shares of Commerce Stock in exchange for an aggregate of approximately 8,426,000 shares of XcelleNet Stock (amount of XcelleNet Stock outstanding as of May 31, 1998). The pro forma adjustments assume a payment of $8.80 in cash per share of XcelleNet Stock and the issuance of 0.2885 share of Commerce Stock for each share of XcelleNet Stock as set forth in the following table:

   XcelleNet Stock outstanding as of May 31, 1998..................... 8,426,266
   Stock Factor.......................................................    0.2885
                                                                       ---------
   Number of shares of Commerce Stock exchanged....................... 2,430,978

  The actual amount of the cash payment and the actual number of shares of Commerce Stock to be issued will be determined at the Effective Time based on the actual number of shares of XcelleNet Stock outstanding on that date and a Stock Factor of 0.2885, subject to adjustment as provided in the Merger Agreement. See "The Merger--The Merger Agreement--Consideration to be Paid in the Merger."

  The accompanying unaudited pro forma combined condensed financial statements reflect an aggregate purchase price of approximately $225 million, consisting of cash paid, Commerce Stock issued to XcelleNet shareholders, valued at $45.75 per share, and costs of Sterling Commerce directly related to the Merger as follows (in thousands):

   Cash paid to XcelleNet shareholders................................  $ 74,151
   Commerce Stock issued and XcelleNet options assumed to complete the
    Merger............................................................   142,385
   Investment advisor, legal, accounting and other professional fees
    and expenses......................................................     5,660
   Other costs related to the Merger..................................     2,520
                                                                        --------
                                                                        $224,716
                                                                        ========

  For purposes of the accompanying unaudited pro forma combined condensed balance sheet, the aggregate purchase price has been allocated to the net assets acquired, with the remainder recorded as excess cost over net assets acquired on the basis of preliminary estimates of fair values. These preliminary estimates of fair value were determined by Sterling Commerce's management based primarily on information furnished by management of XcelleNet. Sterling Commerce will retain independent valuation professionals to assist in the determination of the value to be assigned to the individual assets to be acquired, including intangible assets and in-process research and development. While the pro forma information has been presented based on the best information currently available to Sterling Commerce's management, the final allocation of the purchase price will be based on a complete evaluation of the assets and liabilities of XcelleNet. Although the final valuation of the assets to be acquired is not presently expected to result in values that are significantly different from management's estimates as included in the unaudited pro forma combined condensed balance sheet, there can be no assurance with respect thereto.

2.UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

  The accompanying unaudited pro forma combined condensed balance sheet assumes the Merger was consummated on March 31, 1998 and reflects the following pro forma adjustments:

  a) To record the aggregate cost of the Merger as described in Note 1 above.

  b)   To eliminate XcelleNet's historical equity balances.

  c) To record the allocation of the purchase price for the Merger to the assets and liabilities acquired as follows (in thousands):

   Working capital................................................... $ 39,662
   Property and equipment............................................    4,553
   Software..........................................................   20,182
   Other assets......................................................      337
   Other liabilities.................................................   (1,094)
   Deferred income taxes.............................................   (6,774)
   Purchased in-process research and development to be charged to expense upon consummation of the Merger .........................  140,000
   Excess cost over net assets acquired..............................   27,850
                                                                      --------
                                                                      $224,716
                                                                      ========

3.UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

  The accompanying unaudited pro forma combined condensed statements of operations have been prepared as if the Merger was consummated as of October 1, 1996 and reflect the following pro forma adjustments:

  a) To record amortization of software acquired in the Merger computed using the straight-line method over its estimated remaining economic life (five years) and amortization of excess cost over net assets acquired over its estimated remaining economic life (ten years).

  b) To adjust the provision for income taxes to reflect the impact on the results of operations of the Merger and related pro forma adjustments.

4.UNAUDITED PRO FORMA COMBINED EARNINGS PER COMMON SHARE DATA

  The unaudited pro forma combined basic net income per common share is computed by dividing pro forma combined net income by the weighted average number of shares of Commerce Stock outstanding during the period plus 2,430,978, the number of shares of Commerce Stock currently anticipated to be issued to complete the Merger. The unaudited pro forma combined diluted net income per common share is computed by dividing pro forma combined net income by the weighted average number of shares of Commerce Stock outstanding during the period, as adjusted for the effect of dilutive stock options, plus 3,024,388, the number of shares of Commerce Stock currently anticipated to be issued, as adjusted for the effect of dilutive stock options of XcelleNet assumed, to complete the Merger.

                DESCRIPTION OF STERLING COMMERCE CAPITAL STOCK

GENERAL

  The Commerce Certificate provides that the authorized capital stock of Sterling Commerce consists of 150,000,000 shares of Commerce Stock and 50,000,000 shares of Commerce Preferred Stock. Upon consummation of the Merger, assuming the Merger Consideration is not adjusted in accordance with the Merger Agreement, approximately 93.9 million shares of Commerce Stock will be issued and outstanding, and no shares of Commerce Preferred Stock will be issued or outstanding. As of the date of this Proxy Statement/Prospectus, approximately 19,675,000 shares of Commerce Stock are reserved for issuance under the Sterling Commerce, Inc. Amended and Restated 1996 Stock Option Plan (the "Commerce Stock Option Plan"), 4,000,000 shares of Commerce Stock are reserved for issuance under the Sterling Commerce, Inc. Employee Stock Purchase Plan and 1,500,000 shares of Sterling Commerce's Series A Junior Participating Preferred Stock, par value $.01 per share, are reserved for issuance pursuant to the Rights Agreement, dated December 18, 1996, between Sterling Commerce and BankBoston, N.A. as rights agent (the "Commerce Rights Plan"). See "--Commerce Rights Plan."

  Under the terms of the Commerce Stock Option Plan, the number of shares of Commerce Stock available for issuance under such plan is automatically adjusted upward, if necessary, as of the end of each calendar quarter, so that the aggregate number of shares available for issuance under the Commerce Stock Option Plan is equal to 20% of the total number of outstanding shares of Commerce Stock then outstanding, computed on a fully diluted basis. As a result of the foregoing adjustment provision, the issuance of shares of Commerce Stock in the Merger, and the conversion of XcelleNet Options into options to purchase Commerce Stock in accordance with the terms of the Merger Agreement, will result in an increase in the number of shares of Commerce Stock available for issuance under the Commerce Stock Option Plan.

COMMERCE STOCK

  The holders of Commerce Stock are entitled to one vote per share owned of record on all matters voted upon by Sterling Commerce's stockholders. Subject to preferential rights that may be applicable to any Commerce Preferred Stock outstanding, holders of Commerce Stock are entitled to receive dividends if, as and when declared by the Commerce Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of Sterling Commerce, holders of Commerce Stock are entitled to share equally and ratably in the assets of Sterling Commerce, if any, remaining after the payment of all liabilities of Sterling Commerce and the liquidation preferences of any outstanding Commerce Preferred Stock. Holders of Commerce Stock have no preemptive rights, cumulative voting rights or rights to convert their Commerce Stock into any other securities, and there are no redemption or sinking fund provisions with respect to Commerce Stock.

  Commerce Stock is listed on the NYSE under the symbol "SE." BankBoston, N.A. is the transfer agent and registrar for Commerce Stock.

COMMERCE PREFERRED STOCK

  The Commerce Board has the authority to issue the authorized shares of Commerce Preferred Stock in one or more series and to fix the designations, relative powers, preferences, rights, qualifications, limitations and restrictions of all shares of each such series, including without limitation dividend rates, conversion rights, voting rights, redemption and sinking fund provisions, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the stockholders. The issuance of Commerce Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Commerce Stock or adversely affect the rights and powers, including voting rights, of the holders of Commerce Stock. The issuance of Commerce Preferred Stock also could have the effect of delaying, deterring or preventing a change in control of Sterling Commerce without further action by Sterling Commerce's stockholders.

COMMERCE RIGHTS PLAN

  Pursuant to the Commerce Rights Plan, 1,500,000 shares of Series A Junior Participating Preferred Stock, par value $.01 per share ("Junior Preferred Shares"), are reserved for issuance. One right (a "Commerce

Right") to purchase 1/100th of a Junior Preferred Share (structured so as to be substantially the equivalent of a share of Commerce Stock) is attached to each issued and outstanding share of Commerce Stock, including the shares of Commerce Stock issued in connection with the Merger. Subject to certain conditions, each Commerce Right entitles the holder to purchase 1/100th of a Junior Preferred Share at a price (the "Purchase Price") of $200.00 per 1/100th of a Junior Preferred Share (subject to adjustment).

  In general, the Commerce Rights will not become exercisable or transferable apart from the shares of Commerce Stock, unless a person or group of affiliated or associated persons becomes the beneficial owner of, or commences a tender offer that would result in beneficial ownership of 15% or more of the outstanding shares of Commerce Stock (any such person or group of persons being referred to in the Commerce Rights Plan as an "Acquiring Person"). Thereafter, under certain circumstances, each Commerce Right (other than any Commerce Rights that are or were beneficially owned by an Acquiring Person, which Commerce Rights will be void) could become exercisable to purchase at the Purchase Price a number of shares of Commerce Stock (or, in certain circumstances, the common stock of a company into which Sterling Commerce is merged or consolidated or to which Sterling Commerce sells all or substantially all of its assets) having a market value equal to two times the Purchase Price. The Commerce Rights will expire on December 31, 2006, unless earlier redeemed by Sterling Commerce at a redemption price of $.01 per Commerce Right (subject to adjustment), or otherwise exchanged or amended in accordance with the terms of the Commerce Rights Plan.

CERTAIN CORPORATE GOVERNANCE MATTERS OF STERLING COMMERCE

  The Commerce Bylaws provide that the directors of Sterling Commerce are to be classified into three classes, with the directors in each class serving for three-year terms and until their successors are elected. Any additional person elected to the Commerce Board will be added to a particular class of directors to be determined at the time of such election. In accordance with the Commerce Certificate and Commerce Bylaws, the number of directors in each class are identical, or as nearly as practicable thereto, based on the total number of directors then serving as such. The Commerce Certificate and the Commerce Bylaws provide, in general, that (i) the number of directors of Sterling Commerce will be fixed by resolution of the Commerce Board; (ii) the directors of Sterling Commerce in office from time to time will fill any vacancy or newly created directorship on the Commerce Board, with any new director to serve in the class of directors to which he or she is so elected; (iii) directors of Sterling Commerce may be removed only for cause by the holders of at least 75% of Sterling Commerce's voting stock; (iv) stockholder action can be taken only at an annual or special meeting of stockholders and not by written consent in lieu of a meeting; and (v) special meetings of stockholders may be called only by the Chairman of the Board or the President of Sterling Commerce or by a majority of the total number of directors of Sterling Commerce and the business permitted to be conducted at any such meeting is limited to that brought before the meeting by the Chairman of the Board or the President of Sterling Commerce or by a majority of the total number of directors of Sterling Commerce. The Commerce Bylaws also require that stockholders of Sterling Commerce desiring to bring any business before an annual meeting of Sterling Commerce's stockholders deliver written notice thereof to the Secretary of Sterling Commerce not later than 60 days in advance of the meeting of stockholders; except that in the event that the date of the meeting is not furnished to stockholders in a notice or publicly disclosed by Sterling Commerce more than 65 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of Sterling Commerce not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The Commerce Bylaws further require that the notice by the stockholder set forth a description of the business to be brought before the meeting and certain information concerning the stockholder proposing such business, including such stockholder's name and address, the class and number of shares of Sterling Commerce that are owned beneficially by such stockholder, and any material interest of such stockholder in the business proposed to be brought before the meeting.

  Under applicable provisions of the DGCL, the approval of a Delaware corporation's board of directors, in addition to stockholder approval, is required to adopt any amendment to the corporation's certificate of incorporation, but a corporation's bylaws may be amended either by action of its stockholders or, if the corporation's certificate of incorporation so provides, its board of directors. The Commerce Certificate and the Commerce Bylaws provide that the provisions summarized above and the provisions relating to the classification of the Sterling Commerce Board and nomination procedures may not be amended by the stockholders, nor may any provision inconsistent therewith be adopted by the stockholders, without the affirmative vote of the holders of at least 75% of Sterling Commerce's voting stock, voting together as a single class.

  The foregoing provisions of the Commerce Certificate and the Commerce Bylaws, and the terms of the Commerce Rights Plan, may discourage or make more difficult the acquisition of control of Sterling Commerce by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions may have the effect of discouraging certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Sterling Commerce first to negotiate with Sterling Commerce. Sterling Commerce's management believes that the foregoing measures provide benefits to Sterling Commerce and its stockholders by enhancing Sterling Commerce's ability to negotiate with the proponent of any unfriendly or unsolicited proposal to take over or restructure Sterling Commerce and that such benefits outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

  Sterling Commerce is a Delaware corporation and is subject to Section 203 ("Section 203") of the DGCL. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a Delaware corporation for three years following the date such person became an interested stockholder unless
(i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time such transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors and which transaction is approved or not opposed by a majority of the board of directors then in office.

            RESTRICTIONS ON RESALES OF COMMERCE STOCK BY AFFILIATES

  The shares of Commerce Stock to be issued to the holders of XcelleNet Stock in the Merger are being registered under the Securities Act pursuant to the Registration Statement. However, because some holders of XcelleNet Stock are or may be "affiliates" of XcelleNet at the time of the Special Meeting, such persons will not be able to resell Commerce Stock received by them in the Merger unless such Commerce Stock is registered for resale under the Securities Act, is sold in compliance with an applicable exemption from the registration requirements of the Securities Act or is sold in compliance with Rule 145 under the Securities Act ("Rule 145").

  Rule 145 permits holders of securities received in a merger or other exchange to sell such securities without registration under the Securities Act provided such sale is made in compliance with certain provisions of Rule 144 under the Securities Act ("Rule 144") or certain holding period requirements have been satisfied. The applicable provisions of Rule 144 allow a holder of such securities to sell, without registration, within any three-month period a number of shares of such securities that does not exceed the greater of 1% of the number of outstanding securities in question or the average weekly trading volume in the securities in question during the four calendar weeks preceding a specified date subject to the satisfaction of certain other requirements regarding the manner of sale and the availability of current public information regarding the issuer. Rule 145 also permits a holder of such securities to sell such securities without registration if: (i) such holder is not an affiliate of the issuer and a period of at least one year has elapsed since the date such securities were acquired from the issuer in the transaction, and the issuer meets the requirements of Rule 144 regarding the availability of current public information, or (ii) such holder is not, and has not been for at least three months, an affiliate of the issuer and a period of at least two years has elapsed since the date such securities were acquired from the issuer in the transaction.

     COMPARISON OF RIGHTS OF HOLDERS OF XCELLENET STOCK AND COMMERCE STOCK

GENERAL

  XcelleNet is incorporated under the laws of the state of Georgia. Sterling Commerce is incorporated under the laws of the state of Delaware. The rights of XcelleNet's shareholders are currently governed by the GBCC, the XcelleNet Articles and the XcelleNet Bylaws. If XcelleNet's shareholders approve the Merger Agreement and the Merger becomes effective, shareholders of XcelleNet will become stockholders of Sterling Commerce. For that reason, after the Effective Time of the Merger, their rights will be governed by the DGCL, the Commerce Certificate and the Commerce Bylaws.

  THE FOLLOWING IS A COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF XCELLENET STOCK WITH THE RIGHTS OF HOLDERS OF COMMERCE STOCK. IT IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT PROVISIONS OF THE LAWS AND DOCUMENTS DISCUSSED BELOW.

AUTHORIZED CAPITAL STOCK

  XcelleNet. The total number of authorized shares of capital stock of XcelleNet is 40,000,000 shares, of which 30,000,000 shares are XcelleNet Stock and 10,000,000 shares are preferred stock, par value $0.01 per share, which may be issued in series by the XcelleNet Board.

  Sterling Commerce. The total number of authorized shares of capital stock of Sterling Commerce is 200,000,000 shares, of which 150,000,000 shares are Commerce Stock and 50,000,000 shares are Commerce Preferred Stock. See "Description of Sterling Commerce Capital Stock--General."

AMENDMENT OF ARTICLES OR CERTIFICATE OF INCORPORATION AND BYLAWS

  XcelleNet. Under the GBCC, an amendment to a corporation's articles of incorporation requires a recommendation of the amendment from the board of directors (unless the board of directors elects because of a conflict of interest or other special circumstances to make no recommendation and communicates the basis for its election to the shareholders) and the approval of holders of a majority of the outstanding shares entitled to vote thereon, unless the GBCC, the XcelleNet Articles, or the board of directors require a greater vote or a vote by voting groups; provided, however, the GBCC provides that the board of directors may make certain relatively technical amendments to a corporation's articles of incorporation without shareholder action. The holders of outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would: (i) increase or decrease the aggregate number of authorized shares of such class (unless the articles of incorporation provide otherwise); (ii) increase or decrease the par value of the shares of such class; (iii) effect an exchange or reclassification of all or part of the shares of the class into shares of another class; (iv) effect an exchange or reclassification, or create a right of exchange of all or any part of the shares of another class into the shares of such class; (v) change the designations, preferences, limitations or rights of all or part of the shares of such class; or (vi) have certain other specified effects.

  Under the GBCC, a corporation's board of directors may amend or repeal the corporation's bylaws or adopt new bylaws unless the articles of incorporation reserve the power exclusively to the shareholders or the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal such bylaw.

  The XcelleNet Bylaws may be altered, amended or repealed, or new bylaws adopted by a majority of the XcelleNet Board; however, any bylaws adopted by the XcelleNet Board may be altered, amended or repealed, and new bylaws adopted by the shareholders. The shareholders of XcelleNet may prescribe that any action they take in adopting or amending any bylaw or bylaws shall not be altered, amended or repealed by the XcelleNet Board. Notwithstanding the foregoing, the provisions of the XcelleNet Bylaws regarding shareholder action without a meeting, indemnification, amendments and restrictions on certain business combinations with interested shareholders may be amended only by the procedure provided in the GBCC for the amendment of articles of incorporation.

  Sterling Commerce. Under the DGCL, an amendment to a corporation's certificate of incorporation requires the approval of the board of directors and the approval of holders of a majority of the outstanding stock entitled to vote thereon. The holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

  The Commerce Bylaws may be amended by a majority of the Commerce Board or by holders of a majority of the outstanding stock entitled to vote thereon. See "Description of Sterling Commerce Capital Stock--Certain Corporate Governance Matters of Sterling Commerce."

APPROVAL OF MERGERS, DISSOLUTION AND ASSET SALES

  XcelleNet. Under the GBCC, a merger or share exchange generally requires the recommendation of the board of directors and the approval of a majority of the holders of the outstanding shares entitled to vote thereon and a majority of the outstanding shares entitled to vote separately on the plan as a voting group by the articles of incorporation. However, the GBCC provides that approval by the shareholders of a corporation on a plan of merger is not required if: (i) the corporation is the sole surviving corporation in the merger; (ii) the articles of incorporation of the corporation will not differ from its articles of incorporation before the merger; (iii) each shareholder of the corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the effective date of the merger; and (iv) the number and kind of shares outstanding immediately after the merger, plus the number and kind of shares issuable as a result of the merger and by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed the total number and kind of shares of the surviving corporation authorized by its articles of incorporation immediately prior to the merger. Under the GBCC, the dissolution of a corporation or a disposition of all, or substantially all, of the property and assets of a corporation generally requires the recommendation by the board of directors and the approval of a majority of the holders entitled to vote thereon, unless the articles of incorporation, the bylaws or board of directors requires a greater vote or a vote by voting groups.

  XcelleNet also elected under the XcelleNet Bylaws to be governed by Sections 14-2-1131, 14-2-1132 and 14-2-1133 of the GBCC regarding "Interested Shareholders." These provisions require certain super-majority votes for transactions with any "Interested Shareholders" (generally defined as any person, other than the corporation or any subsidiary, beneficially owning at least 10% of the voting stock of the corporation or an affiliate of the corporation who beneficially owned 10% of the voting stock within the past two years). Repeal or amendment of such a bylaw must be approved by at least two-thirds of the directors who are not affiliates of the Interested Shareholder and by a majority of the votes entitled to be cast by the holders of shares not beneficially owned by the Interested Shareholder.

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  The GBCC generally prohibits a Georgia corporation from entering into certain "business combination" transactions with any Interested Shareholder for a period of five years following the time such shareholder becomes an Interested Shareholder unless: (i) prior to such time, the corporation's board of directors approves the business combination or the transaction resulting in the shareholder becoming an interested shareholder; (ii) the interested shareholder acquires 90% or more of the outstanding voting stock of the corporation (excluding "affiliated shares" held by affiliates, subsidiaries or benefit plans) as part of the transaction in which it becomes an Interested Shareholder; or (iii) subsequent to becoming an Interested Shareholder, such shareholder acquires 90% or more of the outstanding voting stock of the corporation (excluding "affiliated shares") and a majority of the remaining outstanding voting stock (excluding affiliated shares) approve the business combination. A "business combination" is defined under Section 14-2-1131 to generally include, among others, the following types of transactions between the interested shareholder and the corporation: mergers and consolidations; sales, leases, transfers and other dispositions (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested shareholder's proportionate share ownership of the stock of any equity securities of the corporation or such subsidiary which have an aggregate market value of 5% or more of the total market value of the outstanding common and preferred shares; and transactions involving the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

  Sterling Commerce. Under the DGCL, a merger, consolidation, dissolution or sale or other disposition of substantially all of a corporation's assets generally requires the approval of the board of directors and holders of a majority of the outstanding stock entitled to vote thereon. However, the DGCL provides that no vote of the stockholders of the surviving corporation is required, unless the certificate of incorporation provides otherwise, to approve a merger if: (i) the agreement of merger does not amend in any respect the corporation's certificate of incorporation; (ii) each share of the corporation's stock outstanding immediately prior to the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger; and (iii) either (a) no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issuable as a result of the merger or (b) the increase in the outstanding shares as a result of the merger does not exceed 20% of the shares of common stock of the surviving corporation outstanding immediately prior to the effective date of the merger.

  In addition to the foregoing, Section 203 of the DGCL, in general, prohibits certain business combinations between a Delaware corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or (iii) after such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. In addition, the restrictions of Section 203 do not apply to business combinations proposed after the public announcement or notice of a transaction meeting specified criteria and before consummation or abandonment of such transaction. For purposes of Section 203, "business combinations" include, among others, the following types of transactions between the interested stockholder and the corporation: mergers and consolidations; sales, pledges, transfers and other dispositions (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and transactions involving the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. For purposes of Section 203, an "interested

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stockholder" generally is any person who is the beneficial owner of 15% or more of the outstanding voting stock of the corporation, and the affiliates and associates of such person. See "Description of Sterling Commerce Capital Stock--Certain Corporate Governance Matters of Sterling Commerce."

SPECIAL MEETINGS

  XcelleNet. Under the GBCC, a special meeting of shareholders may be called by either (i) the board of directors or such other person or persons as may be authorized by the articles of incorporation or by the bylaws or (ii) the holders of shares entitled to cast not less than 25% of all shares entitled to vote at the special meeting, unless a different percentage is provided for in the articles of incorporation or bylaws. The XcelleNet Bylaws provide that a special meeting of shareholders may be called only by the Chairman of the Board, Chief Executive Officer or the XcelleNet Board or by the corporation upon written request of the holders of 25% of all the shares entitled to vote in any election of directors.

  Sterling Commerce. Under the DGCL, a special meeting of stockholders may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or by the bylaws. The Commerce Certificate and Commerce Bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board or the President or by the Secretary upon the written request of a majority of the Commerce Board. Consequently, holders of Commerce Stock do not have the ability to call a special meeting of stockholders. See "Description of Sterling Commerce Capital Stock--Certain Corporate Governance Matters of Sterling Commerce."

ACTION WITHOUT A MEETING

  XcelleNet. Under the GBCC, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting pursuant to the written consent of the holders of all of the shares entitled to vote with respect to the action that is the subject of the consent, except that the articles of incorporation may provide that such action may be taken pursuant to the written consent of the holders of shares having not less than the minimum number of votes that would have been necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. The XcelleNet Articles do not address shareholder action without a meeting, and as a result, no action may be taken by written consent unless holders of all shares of XcelleNet Stock are signatories to such consent.

  Sterling Commerce. Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting pursuant to the written consent of the holders of the number of shares that would have been required to effect the action at an actual meeting of stockholders. The Commerce Certificate provides that no action may be taken without a meeting and the power of the stockholders to act by written consent without a meeting is specifically denied.

DIRECTORS

  XcelleNet. Under the GBCC, unless the articles of incorporation provide otherwise, the directors of a corporation are elected by a plurality of the votes of shares entitled to vote thereon present in person or by proxy at the meeting at which directors are elected and there is no cumulative voting in the election of directors. The XcelleNet Bylaws provide that the number of directors shall be no less than three and no more than 11, the precise number to be determined by resolution of the shareholders or the XcelleNet Board. The number of directors of XcelleNet is currently fixed at nine. Each director serves until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Directors of XcelleNet may be removed with or without cause by the affirmative vote of the holders of a majority of the shares of XcelleNet capital stock entitled to vote thereon. Vacancies on the XcelleNet Board may be filled by the majority vote of the remaining directors then in office, except for vacancies occurring by reason of removal by the shareholders.


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

  Sterling Commerce. Under the DGCL, unless the certificate of incorporation or bylaws of the corporation provide otherwise, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Directors of Sterling Commerce are elected by the holders of a majority of the shares of Sterling Commerce capital stock entitled to vote thereon present in person or by proxy at the meeting at which directors are elected. There is no cumulative voting in the election of Sterling Commerce directors. The Commerce Bylaws provide that the number of directors shall be determined by resolution of the Commerce Board. The number of directors of Sterling Commerce is currently fixed at seven. The directors are divided into three classes, with directors in each class serving a staggered term of three years or until his or her earlier death, resignation or removal. The Commerce Certificate provides that directors of Sterling Commerce may be removed with cause by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of Commerce capital stock entitled to vote thereon. Vacancies on the Sterling Commerce Board may be filled by the majority vote of the remaining directors, although less than a quorum, or by a sole remaining director. See "Description of Sterling Commerce Capital Stock--Certain Corporate Governance Matters of Sterling Commerce."

LIMITATION OF DIRECTOR LIABILITY

  XcelleNet. Under the GBCC, corporations may adopt a provision in their articles of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take action as a director, except that Georgia law does not permit the elimination or limitation of monetary liability for a director in the event of (i) misappropriation of corporate business opportunities; (ii) intentional misconduct or knowing violation of the law;
(iii) unlawful distributions; or (iv) any transaction in which such director receives an improper personal benefit. In addition, under the XcelleNet Articles, any additional liabilities permitted to be limited or eliminated by subsequent legislation will automatically be limited to the fullest extent permitted by the amended GBCC.

  Sterling Commerce. Under the DGCL, a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision cannot eliminate or limit the liability of a director: (i) for any breach of a director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit. The Commerce Certificate provides that, to the fullest extent permitted by the DGCL, a director shall not be liable to Sterling Commerce or its stockholders for monetary damages for breach of fiduciary duty as a director.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  XcelleNet. Under the GBCC, a Georgia corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in such proceeding, provided that such individual acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (ii) in all other cases other than a criminal proceeding, that such conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of a criminal proceeding, that such individual had no reasonable cause to believe that such conduct was unlawful. A Georgia corporation may not indemnify a director under Section 14-2-851 (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding, provided it is determined that such director met the relevant standard of conduct set forth above, or (ii) in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit.

  Prior to indemnifying a director under Section 14-2-851 of the GBCC, a determination must be made that the director has met the relevant standard of conduct. Such determination must be made by: (i) a majority vote

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

of a quorum consisting of directors not at that time parties to the suit; (ii) a duly designated committee of directors; (iii) duly selected special legal counsel; or (iv) a vote of the shareholders, excluding shares owned by or voted under the control of directors who are at the time parties to the suit.

  A Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct described in Section 14-2-851 of the GBCC, or that the proceeding involves conduct for which such director's liability has been properly eliminated by action of the corporation, and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. Under the GBCC, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

  The GBCC also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested, and to advance funds to pay for or reimburse reasonable expenses incurred in the defense thereof, subject to restrictions similar to the restrictions described in the preceding paragraph; provided, however, that the corporation may not indemnify a director adjudged liable: (i) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;
(iii) for unlawful distributions; or (iv) for any transaction from which he or she received an improper personal benefit.

  Under Georgia law, a corporation's authority to indemnify officers, unlike directors, is restricted only by public policy. A person who is both an officer and a director is treated, for indemnification purposes, as a director.

  The XcelleNet Articles do not address indemnification of directors, officers or other persons. However, the XcelleNet Bylaws provide that: (i) XcelleNet will indemnify persons who are or were directors or officers (both in their capacities as directors and officers and, if serving at the request of XcelleNet as a director, officer, trustee, employee or agent of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise) to the full extent permitted by the GBCC; (ii) XcelleNet will pay or reimburse, in advance of the final disposition of any proceeding, to all persons who are or were directors or officers of XcelleNet all reasonable expenses incurred by such persons to the full extent permitted by the GBCC; and (iii) XcelleNet will indemnify persons who are or were employees or agents (other than directors or officers), to the same extent as to a director or officer, or to any lesser extent determined by the XcelleNet Board. The XcelleNet Bylaws also provide that XcelleNet may purchase or maintain insurance on behalf of any director or officer or an individual who is or was an employee or agent of XcelleNet or who, while an employee or agent of XcelleNet, is or was serving at the request of XcelleNet as directors, officers, trustees, employees, agents or similar functionaries of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a director, officer, employee or agent, whether or not XcelleNet would have the power to indemnify him against the liability under certain provisions of the XcelleNet Bylaws.

  Sterling Commerce. Under the DGCL, (i) a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation,

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

partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful, and (ii) a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

  Under the DGCL, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the immediately preceding sentence, or in defense of any claim, issue or matter referred to therein, such person must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

  The DGCL provides that any indemnification under the provisions described in the second preceding paragraph (unless ordered by a court) will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct, which determination will be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iii) by the stockholders. Under the DGCL, expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

  Under the DGCL, a corporation has power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL.

  The Commerce Certificate provides that Sterling Commerce will indemnify every director and officer of Sterling Commerce to the fullest extent allowed by law, except as otherwise provided in the Commerce Bylaws. The Commerce Bylaws provide for the indemnification to the full extent permitted under the DGCL. The Commerce Bylaws also provide that Sterling Commerce has the power to purchase and maintain insurance as permitted by the DGCL.


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

NOMINATION OF DIRECTORS; PROPOSAL OF BUSINESS

  XcelleNet. The XcelleNet Bylaws do not contain any advance notice and informational procedures that must be complied with in order for a shareholder to nominate a person to serve as a director or to propose an item of business at a shareholders' meeting.

  Sterling Commerce. The Commerce Bylaws contain detailed advance notice and informational procedures that must be complied with in order for a stockholder to nominate a person to serve as a director. The Commerce Bylaws generally require a stockholder to give notice of a proposed nominee in advance of the stockholders' meeting at which directors will be elected. In addition, the Commerce Bylaws contain detailed advance notice and informational procedures that must be followed in order for a Sterling Commerce stockholder to propose an item of business for consideration at a meeting of Sterling Commerce stockholders.

DIVIDENDS AND DISTRIBUTIONS

  XcelleNet. Under the GBCC, a corporation may make distributions to its shareholders subject to the restriction of the articles of incorporation and so long as the corporation would still be able to pay its debts as they become due in the usual course of business or so long as the corporation's total assets are more than the sum of its total liabilities plus an amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The XcelleNet Articles impose restrictions on distributions as long as shares of preferred stock are outstanding. At the Record Date, however, no shares of preferred stock had been issued.

  Sterling Commerce. Under the DGCL, a corporation may pay dividends out of surplus or if there is no surplus out of net profits for the fiscal year in which declared and for the preceding fiscal year. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, the corporation's capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

CERTAIN DISSENTERS' OR APPRAISAL RIGHTS

  XcelleNet. Under the GBCC, shareholders have the right to dissent and receive payment of the fair value of their shares in the event of: (i) mergers or share exchanges on which the shareholders are entitled to vote; (ii) sales of all or substantially all of the corporation's assets (unless the sale is pursuant to a court order and the proceeds are distributed to the shareholders within one year after the sale); or (iii) amendments to the articles of incorporation materially and adversely affecting their rights or interests as shareholders. This right is not available when the affected shares are listed on a national securities exchange or held of record by more than 2,000 shareholders unless (i) the articles of incorporation or a resolution of the Board approving the transaction provides otherwise, or (ii) in a plan of merger or share exchange, the holders of such shares are required to accept anything other than shares of the surviving corporation or another publicly-held corporation listed on a national securities exchange or held of record by more than 2,000 shareholders, except for cash in lieu of fractional shares.

  Under the GBCC, if proposed corporate action creating dissenters' rights is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of Article 13 of the GBCC. Record holders who wish to assert dissenters' rights must deliver written notice of their intent to demand payment to the corporation before the vote is taken and must not vote their shares. If the action is approved at a shareholders' meeting, the corporation must deliver written dissenters' notice to those shareholders and offer to pay an amount the corporation estimates to be the fair value of the shares, plus accrued interest. See "The Merger--Dissenters' Rights."


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  Sterling Commerce. The DGCL generally entitles a stockholder to exercise appraisal rights upon a merger or consolidation of the corporation effected pursuant to the DGCL if the holder complies with the requirements of Section 262 thereof. However, the DGCL does not provide appraisal rights for stockholders of a corporation upon such a merger or consolidation if the stock of the corporation is listed on a national securities exchange or designated as a national market system security on Nasdaq or held by more than 2,000 holders and stockholders are not required by the terms of the merger or consolidation to accept for their stock anything except: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipt in respect thereof; (ii) shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on Nasdaq or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares or fractional depository receipts; or (iv) any combination of the shares of stock, depository receipts, and cash in lieu of fractional shares or fractional depository receipts.

DERIVATIVE ACTIONS

  XcelleNet. Derivation actions may be brought under the GBCC by a shareholder in the right of the corporation. The GBCC provides that a shareholder (including a beneficial owner whose shares are held in a voting trust or by a nominee on the beneficial owner's behalf) may not commence or maintain a derivative proceeding unless the shareholder (i) was a shareholder of the corporation at the time of the act or omission complained of or became a shareholder by operation of law from a person that was a shareholder at that time and (ii) fairly and adequately represents the interests of the corporation in enforcing the right of the corporation. The GBCC further provides that no shareholder may commence or maintain a derivative action until (i) a written demand is filed with the corporation setting forth with particularity the act, omission, or other matter that is the subject of the claim or challenge and requesting that the corporation take suitable action and (ii) 90 days have expired since the date the demand was made (unless irreparable injury to the corporation is being suffered or would result by waiting for 90 day period to expire) or the corporation has rejected the demand. A court may dismiss a derivative proceeding if (i) a majority vote of independent and disinterested directors; (ii) a majority vote of a committee of two or more independent directors appointed by a majority vote of independent directors; or (iii) a panel of one or more independent and disinterested persons appointed by the court determines in good faith, after conducting a reasonable inquiry and based on the factors that the person or group deems appropriate under the circumstances, that the continuation of the derivative proceeding is not in the best interests of the corporation. The GBCC also provides that, upon termination of a derivative proceeding, the court may order (i) a corporation to pay the reasonable expenses of the plaintiff incurred in the proceeding if it finds that the proceeding has resulted in a substantial benefit to the corporation, or (ii) the plaintiff to pay the reasonable expenses of the corporation or any defendant incurred in investigating and defending the proceeding if it finds that the proceeding was commenced or maintained without reasonable cause or for an improper purpose.

  Sterling Commerce. Derivative actions may be brought under the DGCL by a stockholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a stockholder must aver in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. However, no action may be brought by a stockholder unless he first seeks remedial action on his claim from the corporation's board, unless such a demand for redress is excused. The board of a Delaware corporation can appoint an independent litigation committee to review a stockholder's request for a derivative action and the litigation committee, acting reasonably and in good faith, can terminate the stockholder's action subject to a court's review of such committee's independence, good faith, and reasonable investigation. Under the DGCL, the court in a derivative action may apply a variety of legal and equitable remedies on behalf of the corporation that vary depending on the facts and circumstances of the case and the nature of the claim brought.

                                 LEGAL MATTERS

  The validity of the shares of Commerce Stock to be issued in connection with the Merger will be passed upon for Sterling Commerce by Jones, Day, Reavis & Pogue, Dallas, Texas.

                                    EXPERTS

  The audited consolidated financial statements of XcelleNet incorporated by reference in this Proxy Statement/Prospectus, to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of Sterling Commerce appearing in Sterling Commerce's Annual Report (Form 10-K) for the year ended September 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             SHAREHOLDER PROPOSALS

  Any proposal of a shareholder of XcelleNet intended to be presented at the 1999 Annual Meeting of Shareholders of XcelleNet must be received in writing by the Secretary of XcelleNet by December 7, 1998 for inclusion, if appropriate, in the proxy statement relating to such annual meeting. If the Merger is consummated, it is anticipated that no such annual meeting will be held.

                                 OTHER MATTERS

  As of the date of this Proxy Statement/Prospectus, the XcelleNet Board does not know of any matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement/Prospectus. However, if any other matter shall properly come before the Special Meeting and shall be voted upon, the proposed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxies as to any such matters that fall within the purpose set forth in the Notice of such Special Meeting as determined by a majority of the XcelleNet Board.

                             INDEX OF DEFINED TERMS

                                                                            PAGE
                                                                            ----
Acceleration Agreements....................................................  51
Acquiring Person...........................................................  61
Acquisition Proposal.......................................................  41
Alex. Brown................................................................  23
Antitrust Division.........................................................   4
Broadview..................................................................  23
Broadview Agreement........................................................  37
Broadview Opinion..........................................................  33
CAGR.......................................................................  34
Cash Payment...............................................................   2
Closing Date...............................................................   3
Code.......................................................................   3
Commerce Board.............................................................  14
Commerce Bylaws............................................................  19
Commerce Certificate.......................................................  19
Commerce Preferred Stock...................................................  19
Commerce Right.............................................................  60
Commerce Rights Plan.......................................................  60
Commerce Southern..........................................................   i
Commerce Stock.............................................................   i
Commerce Stock Option Plan.................................................  60
Commission.................................................................   i
Comparable Companies.......................................................  30
Crumpler Shareholders......................................................   1
Delaware Certificate of Merger.............................................   2
DGCL.......................................................................   2
Dissenters' Notice.........................................................  52
Dissenting Shareholder.....................................................  40
Dissenting Shares..........................................................   2
Effective Time.............................................................   2
EPS........................................................................  31
Equity Price/Pretax........................................................  35
Exchange Act...............................................................  ii
Forward P/E................................................................  34
Forward PEG................................................................  34
FTC........................................................................   4
GBCC.......................................................................   2
Georgia Certificate of Merger..............................................   2
HSR Act....................................................................   4
Indemnified Liabilities....................................................  45
Indemnified Party..........................................................  45
Initial Fee................................................................  44
IT.........................................................................  35
International Distributor Agreement........................................  17
Junior Preferred Shares....................................................  60
M&A........................................................................  35
Merger.....................................................................   i
Merger Agreement...........................................................   i
Merger Consideration.......................................................   2
Nasdaq.....................................................................   7

                                                                            PAGE
                                                                            ----
NYSE.......................................................................  ii
Option Conversion Factor...................................................   3
P/E........................................................................  34
P/R........................................................................  35
Precedent Acquisition Transactions.........................................  30
Purchase Price.............................................................  61
Record Date................................................................   i
Registration Statement.....................................................   i
Retainer...................................................................  32
Robertson Stephens.........................................................   2
Robertson Stephens Engagement Letter.......................................  28
Robertson Stephens Opinion.................................................   2
Rule 144...................................................................  62
Rule 145...................................................................  62
Section 203................................................................  62
Securities Act.............................................................   i
Shareholder Agreement......................................................   2
Special Meeting............................................................   i
Sterling Commerce..........................................................   i
Sterling Software..........................................................  17
Stock Factor...............................................................   2
Substitute Option..........................................................   3
Superior Proposal..........................................................  42
Surviving Corporation......................................................   i
Systems Management Software Industry.......................................  26
Tax Payment................................................................  51
TMC/R......................................................................  34
TTM........................................................................  34
XcelleNet..................................................................   i
XcelleNet Articles.........................................................  42
XcelleNet Board............................................................   i
XcelleNet Bylaws...........................................................  20
XcelleNet CIC Agreements...................................................   4
XcelleNet Distribution Agreement...........................................  23
XcelleNet Officers.........................................................  50
XcelleNet Option...........................................................   3
XcelleNet Projections......................................................  37
XcelleNet Rights Agreement.................................................  49
XcelleNet Stock............................................................   i
XcelleNet Stock Option Plans...............................................  40

                                                                      APPENDIX A


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                            STERLING COMMERCE, INC.

                       STERLING COMMERCE (SOUTHERN), INC.

                                      AND

                                XCELLENET, INC.

                           DATED AS OF APRIL 16, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I--THE MERGER......................................................  A-1
  SECTION 1.1 The Merger...................................................  A-1
  SECTION 1.2 Closing......................................................  A-1
  SECTION 1.3 Effective Time...............................................  A-1
  SECTION 1.4 Effects of the Merger........................................  A-2
  SECTION 1.5 Certificate of Incorporation; Bylaws.........................  A-2
  SECTION 1.6 Directors; Officers..........................................  A-2
ARTICLE II--EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
 CONSTITUENT CORPORATIONS..................................................  A-2
  SECTION 2.1 Effect on Capital Stock......................................  A-2
  SECTION 2.2 Stock Options................................................  A-3
  SECTION 2.3 Share Purchase Rights........................................  A-4
ARTICLE III--PAYMENT FOR SHARES............................................  A-4
  SECTION 3.1 Payment For Shares...........................................  A-4
ARTICLE IV--REPRESENTATIONS AND WARRANTIES.................................  A-6
  SECTION 4.1 Representations and Warranties of Company....................  A-6
  SECTION 4.2 Representations and Warranties of Parent and Merger Sub...... A-17
ARTICLE V--COVENANTS....................................................... A-19
  SECTION 5.1 Conduct of Business of Company............................... A-19
ARTICLE VI--ADDITIONAL AGREEMENTS.......................................... A-21
  SECTION 6.1 Preparation of the Proxy Statement and the Form S-4;
   Accountant's Letters ................................................... A-21
  SECTION 6.2 Shareholders Meeting......................................... A-21
  SECTION 6.3 Access to Information; Confidentiality....................... A-21
  SECTION 6.4 Reasonable Best Efforts...................................... A-22
  SECTION 6.5 Indemnification.............................................. A-22
  SECTION 6.6 Public Announcements......................................... A-23
  SECTION 6.7 No Solicitation; Acquisition Proposals....................... A-24
  SECTION 6.8 Consents, Approvals and Filings.............................. A-24
  SECTION 6.9 Board Action Relating to Stock Option Plans and Stock
   Purchase Plan........................................................... A-25
  SECTION 6.10 Employment and Employee Benefit Matters..................... A-25
  SECTION 6.11 Affiliates and Certain Shareholders......................... A-26
  SECTION 6.12 NYSE Listing................................................ A-26
  SECTION 6.13 Advice of Changes........................................... A-26
  SECTION 6.14 Tax Treatment............................................... A-26
  SECTION 6.15 Company Rights Agreement.................................... A-26
  SECTION 6.16 Parent Rights Agreement..................................... A-26
ARTICLE VII--CONDITIONS PRECEDENT.......................................... A-26
  SECTION 7.1 Conditions to Each Party's Obligation to Effect the Merger... A-26
  SECTION 7.2 Conditions to Obligations of Parent and Merger Sub........... A-27
  SECTION 7.3 Conditions to Obligation of Company.......................... A-28
  SECTION 7.4 Frustration of Closing Conditions............................ A-28
ARTICLE VIII--TERMINATION, AMENDMENT AND WAIVER............................ A-28
  SECTION 8.1 Termination.................................................. A-28
  SECTION 8.2 Effect of Termination........................................ A-29
  SECTION 8.3 Amendment.................................................... A-30
  SECTION 8.4 Extension; Waiver............................................ A-30

                                                                            PAGE
                                                                            ----
  SECTION 8.5 Termination Fees............................................. A-30
  SECTION 8.6 Procedure for Termination, Amendment, Extension or Waiver.... A-30
ARTICLE IX--GENERAL PROVISIONS............................................. A-31
  SECTION 9.1 Nonsurvival of Representations and Warranties................ A-31
  SECTION 9.2 Fees and Expenses............................................ A-31
  SECTION 9.3 Definitions.................................................. A-31
  SECTION 9.4 Notices...................................................... A-32
  SECTION 9.5 Interpretation............................................... A-32
  SECTION 9.6 Entire Agreement; Third-Party Beneficiaries.................. A-33
  SECTION 9.7 Governing Law................................................ A-33
  SECTION 9.8 Assignment................................................... A-33
  SECTION 9.9 Enforcement.................................................. A-33
  SECTION 9.10 Severability................................................ A-33
  SECTION 9.11 Counterparts................................................ A-33

  AGREEMENT AND PLAN OF MERGER, dated as of April 16, 1998, among STERLING COMMERCE, INC., a Delaware corporation ("Parent"), STERLING COMMERCE (SOUTHERN), INC., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and XCELLENET, INC., a Georgia corporation ("Company").

                                   RECITALS:

  A. The respective Boards of Directors of Parent, Merger Sub and Company have determined that it would be advisable and in the best interests of their respective shareholders for Parent to acquire Company, by means of a merger of Company with and into Merger Sub (the "Merger"), on the terms and subject to the conditions set forth in this Agreement.

  B. Concurrently with the execution and delivery of this Agreement and as a condition to Parent's and Merger Sub's willingness to enter into this Agreement, Parent and certain shareholders of Company have entered into a Shareholder Agreement, dated as of the date hereof (the "Shareholder Agreement").

  C. Parent, Merger Sub and Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

  SECTION 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 252 of the General Corporation Law of the State of Delaware (the "DGCL") and Section 14-2-1107 of the Georgia Business Corporation Code (the "GBCC"), the Merger shall be effected and Company shall be merged with and into Merger Sub at the Effective Time (as hereinafter defined). At the Effective Time, the separate existence of Company shall cease and Merger Sub shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation").

  SECTION 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Article VIII, and subject to the satisfaction or waiver of all of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the second business day following satisfaction or waiver of all of the conditions set forth in Article VII, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions (the "Closing Date"), at the offices of Jones, Day, Reavis & Pogue, 2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, unless another date, time or place is agreed to in writing by the parties hereto.

  SECTION 1.3 Effective Time. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions set forth in Article VII, Merger Sub will execute a certificate of merger complying with the DGCL (the "Delaware Certificate of Merger") and a certificate of merger complying with the GBCC (the "Georgia Certificate of Merger"). On the Closing Date, Merger Sub will promptly file the Georgia Certificate of Merger with the Secretary of State of the State of Georgia (the "Georgia Secretary of State") and file the Delaware Certificate of Merger with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") and, together with Company, make all other filings or recordings required by the GBCC or the DGCL in connection with the Merger. The Merger shall become effective immediately upon the later of the filing of the Georgia Certificate of Merger and the filing of the Delaware Certificate of Merger or at such later time as is specified in the Georgia Certificate of Merger or the Delaware Certificate of Merger (the "Effective Time").

  SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the GBCC and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of Company and Merger Sub shall vest in the Surviving Corporation, and all liabilities of Company and Merger Sub shall become the liabilities of the Surviving Corporation.

  SECTION 1.5 Certificate of Incorporation; Bylaws. At the Effective Time, (a) the certificate of incorporation of Merger Sub as in effect at the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable Law (as hereinafter defined) and (b) the bylaws of Merger Sub as in effect at the Effective Time shall, from and after the Effective Time, be the bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law.

  SECTION 1.6 Directors; Officers. From and after the Effective Time, the directors and officers of the Surviving Corporation shall be as set forth in
Section 1.6 of the Disclosure Memorandum (as hereinafter defined) until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE II

                      EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS

  SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company's common stock, par value $0.01 per share (individually a "Share" and collectively the "Shares"), or any other capital stock of Company or any shares of capital stock of Merger Sub:

  (a) Common Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding.

  (b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share issued and outstanding immediately prior to the Effective Time that is owned by Company or any Subsidiary (as hereinafter defined) of Company or by Parent, Merger Sub or any other Subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

  (c) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive the Merger Consideration (as hereinafter defined) upon surrender of the certificate formerly representing such Share in accordance with this Agreement.

  (d) Merger Consideration. "Merger Consideration" shall mean, (i) a cash payment in an amount equal to $8.80 (the "Cash Payment") and (ii) 0.2885 (the "Stock Factor") of a fully paid and nonassessable share of Parent's common stock, $0.01 par value per share ("Parent Common Stock"), adjusted, if necessary, pursuant to the following paragraph.

  Notwithstanding the foregoing, in the event that the aggregate amount of the Cash Payments, plus the dollar value of all Dissenting Shares (determined as provided in this Section 2.1(d)), exceeds the value of all shares of Parent Common Stock to be issued pursuant to Section 2.1(c) (based upon the closing sales price of the Parent Common Stock on the last trading day prior to the Closing Date), the Merger Consideration shall be adjusted by reducing the Cash Payment and increasing the aggregate number of Shares of Parent Common Stock to be issued pursuant to Section 2.1(c) in each case, to the minimum extent necessary, such that the dollar amount of the aggregate Cash Payments plus the dollar value of all Dissenting Shares (determined as provided in this Section 2.1(d)) is equal to the value of all shares of Parent Common Stock to be issued (based upon the closing sales price of the Parent Common Stock on the last trading day prior to the Closing Date). In determining the adjustment pursuant to the previous sentence, to the extent the Cash Payment is reduced, the number of shares of Parent Common Stock shall be increased, dollar for dollar, valuing the Parent Common Stock as the lesser of (i) the closing sales price of the Parent Common Stock on the last trading day prior to the Closing Date, and (ii) the average of the closing sales prices of Parent Common Stock for the three trading days prior to the Closing Date. For the purposes of this Section 2.1(d) only, the value of each Dissenting Share shall be deemed to be an amount equal to $22.

  The Stock Factor shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Common Stock (as hereinafter defined) or Parent Common Stock), reorganization, recapitalization or other like change with respect to the Common Stock or the Parent Common Stock occurring after the date hereof and on or prior to the Effective Time.

  (e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Shares issued and outstanding immediately prior to the Effective Time held by a holder who has the right to demand, and who properly demands, payment for such Shares ("Dissenting Shares") in accordance with Article 13 of the GBCC (together with any successor provision, "Article 13") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or otherwise loses such holder's right to payment in accordance with Article 13. If, after the Effective Time, such holder fails to perfect or loses any such right, each such Share of such holder shall be treated as a Share that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with this Section 2.1. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Article 13 and as provided in the immediately preceding sentence. Company shall give prompt notice to Parent of any demands received by Company for payment in accordance with Article 13, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

  SECTION 2.2 Stock Options.

  (a) At the Effective Time, each then-outstanding option to purchase Shares (collectively, "Options") under Company's 1987 Stock Option Plan, as amended, Company's 1994 Stock Option Plan for Outside Directors, as amended, Company's 1996 Long-Term Incentive Plan and issued on an individual basis and not under a plan (collectively, the "Stock Option Plans") shall be assumed by Parent and shall constitute an option (a "Substitute Option") to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Option, including without limitation term, vesting, exercisability, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and termination provisions, the number of shares of Parent Common Stock, rounded down to the nearest whole share, determined by multiplying the number of Shares subject to such Option immediately prior to the Effective Time by
0.4809 (the "Option Conversion Factor") at an exercise price per share of Parent Common Stock (increased to the nearest whole cent) equal to the exercise price per share of Common Stock subject to such Option divided by the Option Conversion Factor; provided, however, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code.

  (b) Company shall use its best efforts to obtain all necessary waivers, consents or releases from holders of Options under the Stock Option Plans and take any such other action as may be reasonably necessary to give effect to the transactions contemplated by this Section 2.2.

  (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in

Section 2.2(a). As soon as practicable after the Effective Time, Parent shall use reasonable efforts to file and cause to be declared effective a registration statement on Form S-8 (or any successor form) or another appropriate form to register the shares of Parent Common Stock subject to Substitute Options and Parent shall use reasonable efforts to maintain the effectiveness of such registration statements for so long as the Substitute Options remain outstanding. In addition, Parent shall use reasonable efforts to cause the shares of Parent Common Stock subject to Substitute Options to be listed on the NYSE (as hereinafter defined) and such other exchanges as Parent shall determine.

  SECTION 2.3 Share Purchase Rights. Each reference in this Article II and in
Article III to a "Share" is a reference to such Share together with the Rights (as hereinafter defined in Section 4.1(c)), if any, associated with such Share.

                                  ARTICLE III

                              PAYMENT FOR SHARES

  SECTION 3.1 Payment For Shares.

  (a) Payment Fund. Concurrently with the Effective Time, Parent shall deposit, or shall cause to be deposited, with or for the account of BankBoston, N.A. or such other bank or trust company designated by Parent reasonably satisfactory to Company (the "Paying Agent") for the benefit of the holders of Shares (i) shares of Parent Common Stock representing the aggregate stock portion of the Merger Consideration and (ii) cash in an aggregate amount sufficient to pay the aggregate cash portion of the Merger Consideration (hereinafter collectively referred to as the "Payment Fund").

  (b) Letters of Transmittal; Surrender of Certificates. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Paying Agent to mail to each holder of record (other than Company or any of its Subsidiaries or Parent, Merger Sub or any of their respective Subsidiaries) of a certificate or certificates that, immediately prior to the Effective Time, evidenced outstanding Shares (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in respect thereof (A) a certificate representing the number of whole shares of Parent Common Stock (and cash in lieu of fractional shares of Parent Common Stock as contemplated by this Section 3.1) that the aggregate number of Shares previously represented by such certificate or certificates so surrendered shall have been converted into the right to receive pursuant to Section 2.1(c) and (B) cash in an amount equal to the product of (1) the number of Shares theretofore represented by such Certificate and (2) the Cash Payment, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be promptly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of Parent and the Surviving Corporation that such tax has been paid or is not applicable.

  (c) Cancellation and Retirement of Shares; No Further Rights. As of the Effective Time, all Shares (other than Shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate theretofore representing any such

Shares shall cease to have any rights with respect thereto (including, without limitation, the right to vote), except the right to receive the Merger Consideration, without interest, upon surrender of such Certificate in accordance with this Article III, and until so surrendered, each such Certificate shall represent for all purposes only the right, subject to
Section 2.1(e), to receive the Merger Consideration, without interest. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates.

  (d) Distributions with Respect to Unsurrendered Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.1(e), and all such dividends, other distributions and cash in lieu of fractional shares shall be paid by Parent to the Paying Agent and shall be included in the Payment Fund, in each case until the surrender of such Certificate in accordance with this Article III. Subject to the effect of applicable escheat or similar Laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing shares of Parent Common Stock issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock, and the amount of any cash payable in lieu of fractional shares to which such holder is entitled pursuant to Section 3.1(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

  (e) No Fractional Shares.

    (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 2.1(c), and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.


    (ii) In lieu of any such fractional shares, each holder of Shares who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this
  Section 3.1 will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (A) the per share closing price on the NYSE of Parent Common Stock (as reported on the NYSE Composite Transactions List) on the date on which the Effective Time occurs (or, if Parent Common Stock does not trade on the NYSE on such date, the first date of trading of Parent Common Stock on the NYSE after the Effective Time) by
  (B) the fractional interest to which such holder otherwise would be entitled. Promptly upon request from the Paying Agent, Parent will make available to the Paying Agent the cash necessary for this purpose.

  (f) Investment of Payment Fund. The Paying Agent shall invest the cash portion of the Payment Fund as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or
(iv) certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million. Any net earnings with respect to the Payment Fund shall be the property of and paid over to Parent as and when requested by Parent; provided, however, that any such investment or any such payment of earnings shall not delay the receipt by holders of Certificates of the Merger Consideration.

  (g) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of Certificates for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates that have not theretofore complied with this Article III shall thereafter look only to Parent, and only as general creditors thereof, for payment of their claim for any Merger Consideration.

  (h) No Liability. None of Parent, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any payments or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

  (i) Withholding Rights. Parent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Options or Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

  (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on Shares deliverable in respect thereof, pursuant to this Agreement.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

  SECTION 4.1 Representations and Warranties of Company. Company represents and warrants to Parent and Merger Sub as follows:

  (a) Organization, Standing and Corporate Power. Each of Company and each Subsidiary of Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Company and each Subsidiary of Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined) on Company. Company has delivered to Parent true, complete and correct copies of the articles of incorporation and bylaws or comparable governing documents of Company and each Subsidiary of Company, in each case as amended to the date of this Agreement. A true, correct and complete list of all Subsidiaries of Company, together with the jurisdiction of incorporation of each such Subsidiary, is set forth in Section 4.1(a) of the Disclosure Memorandum. Company owns directly or indirectly each of the outstanding shares of capital stock of each of the Subsidiaries set forth in Section 4.1(a) of the Disclosure Memorandum. Each of the outstanding shares of capital stock of each of Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable (or, in the case of foreign Subsidiaries, is appropriately authorized, validly issued and, if applicable under local Law, nonassessable), and except as set forth in
Section 4.1(a) of the Disclosure Memorandum is owned, directly or indirectly, by Company free and clear of all Liens (as hereinafter defined). Except as set forth in Section 4.1(a) of the Disclosure Memorandum, neither Company nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities acquired in the ordinary course of business).

  (b) Authority; Noncontravention. Company has all necessary corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject, in the case of the Merger, to the approval of this Agreement by its shareholders as contemplated by Section 6.2. This Agreement has been duly executed and delivered by Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms. Except as specified in Section 4.1(b) of the Disclosure Memorandum, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the articles of incorporation or bylaws of Company or the comparable documents of any Subsidiary of Company, (ii) subject to the governmental filings and other matters referred to in the next following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or a loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or any of their respective assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the next following sentence, contravene any applicable Law currently in effect, which, in the case of clauses (ii) and (iii) above could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity (as hereinafter defined) which has not been received or made is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Company or the consummation by Company of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger, (ii) the filing with the SEC of
(A) the Proxy Statement (as hereinafter defined) relating to the approval and adoption by the shareholders of Company of this Agreement, and (B) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Delaware Certificate of Merger with the Delaware Secretary of State and the Georgia Certificate of Merger with the Georgia Secretary of State, and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (iv) such other consents, approvals, authorizations, filings or notices as are specified in Section 4.1(b) of the Disclosure Memorandum, and (v) any other filings, authorizations, consents or approvals the failure to make or obtain which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

  (c) Capital Structure. The authorized capital stock of Company consists of
(i) 30,000,000 shares of common stock, par value $0.01 per share (the "Common Stock") and (ii) 10,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"), of which 250,000 shares are designated Series G Junior Participating Preferred Stock ("Series G Preferred Stock"). At the close of business on April 15, 1998: (i) 8,381,193 shares of Common Stock were issued and outstanding, (ii) 2,877,977 shares of Common Stock were reserved for issuance pursuant to outstanding Options granted under the Stock Option Plans, (iii) 218,152 shares of Common Stock were reserved for issuance pursuant to Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), and (iv) 250,000 shares of Company's Series G Preferred Stock were authorized for issuance solely pursuant to the exercise of the preferred stock purchase rights (the "Rights") issued pursuant to the Shareholder Protection Rights Agreement, dated as of November 21, 1997, between Company and SunTrust Bank, Atlanta, as rights agent (the "Company Rights Agreement"). Except as set forth in the immediately preceding sentence, at the close of business on April 15, 1998, no shares of capital stock (including without limitation shares of Series G Preferred Stock) or other equity securities of Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as specified above or in Section 4.1(c) of the Disclosure Memorandum, neither Company nor any Subsidiary of Company has or, at or after the Effective Time will have, any outstanding option, warrant, call, subscription or other right, agreement or commitment which (i) obligates Company or any Subsidiary of Company to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any shares of the capital stock of Company or any Subsidiary of Company, (ii) restricts the transfer of any shares of capital stock of Company or any of its Subsidiaries, or (iii) relates to the voting of any shares of Company or any of its Subsidiaries. No bonds, debentures, notes or other indebtedness of Company or any Subsidiary of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of Company or any Subsidiary of Company may vote are issued or outstanding.

  (d) SEC Documents. Company has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since January 1, 1996 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect at the time of filing the respective SEC Documents, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-
Q) applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

  (e) Absence of Certain Changes or Events; No Undisclosed Material
Liabilities.

    (i) Except as contemplated by this Agreement and except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Section 4.1(e)(i) of the Disclosure Memorandum, since the date of the most recent audited financial statements included in the Filed SEC Documents, Company and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (A) any change, event or occurrence which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company; (B) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of Company's capital stock, or any redemption or other acquisition by Company of any shares of its capital stock; (C) any increase in the rate or terms of compensation payable or to become payable by Company or its Subsidiaries to their directors, officers or employees, except increases occurring in the ordinary course of business consistent with past practices; (D) any entry into, or increase in the rate or terms of, any bonus, insurance, severance, pension or other employee or retiree benefit plan, payment or arrangement made to, for or with any such directors, officers or employees, except increases occurring in the ordinary course of business consistent with past practices or as required by applicable Law; (E) any entry into any agreement, commitment or transaction by Company or any of its Subsidiaries which is material to Company and its Subsidiaries taken as a whole, except for agreements, commitments or transactions entered into in the ordinary course of business; (F) any change by Company in accounting methods, principles or practices, except as required or permitted by generally accepted accounting principles; (G) any write-off or write-down of, or any determination to write-off or write-down, any asset of Company or any of its Subsidiaries or any portion thereof; or (H) any agreements by Company or any of its Subsidiaries to do any of the things described in the preceding clauses (A) through (G) other than as expressly contemplated or provided for herein.

    (ii) Except as disclosed in the Filed SEC Documents or in Section 4.1(e)(ii) of the Disclosure Memorandum and except for liabilities incurred in the ordinary course of business since the date of the most recent financial statements included in the Filed SEC Documents, as of the date hereof, there are no liabilities of Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise, having or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

  (f) Certain Information. None of the information supplied or to be supplied by Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance by Parent of shares of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time that it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at any time that the Proxy Statement is amended or supplemented, at the time the Proxy Statement is mailed to the shareholders of Company or at the time of the Shareholders Meeting (as hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in such documents.

  (g) Real Property; Other Assets. Except as set forth in Section 4.1(g) of the Disclosure Memorandum, Company has heretofore made available to Parent true, correct and complete copies of all leases, subleases and other agreements (the "Real Property Leases") under which Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property or facility (the "Leased Real Property"), including all modifications, amendments and supplements thereto. Except as set forth in
Section 4.1(g) of the Disclosure Memorandum and except in each case where the failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company: (A) to the knowledge of Company, Company or one of its Subsidiaries has a valid and subsisting leasehold interest or other right or license to occupy in each parcel of Leased Real Property and such leasehold interest or other right or license to occupy is free and clear of all Liens and each Real Property Lease is in full force and effect, (B) all rent and other sums and charges payable by Company or its Subsidiaries as tenants thereunder are current in all material respects, (C) no termination event or condition or uncured default of a material nature on the part of Company or any such Subsidiary or, to Company's knowledge, the landlord, exists under any Real Property Lease, and (D) Company or one of its Subsidiaries is the sole undisputed lessee of each Leased Real Property, is in actual possession thereof and is entitled to quiet enjoyment thereof in accordance with the terms of the applicable Real Property Lease. Neither Company nor any of its Subsidiaries owns, leases or occupies any real property other than the Leased Real Property.

  (h) Software.

    (i) Section 4.1(h)(i) of the Disclosure Memorandum sets forth under the caption "Owned Software" a true, correct and complete list of all computer programs (source code or object code) owned by Company or any Subsidiary of Company, including without limitation any computer programs in the development or testing phase (collectively, the "Owned Software"), Section 4.1(h)(i) of the Disclosure Memorandum sets forth under the caption "Licensed Software" a true, correct and complete list of all computer programs (source code or object code) licensed to Company or any Subsidiary of Company by another person and licensed by Company to third parties (collectively, the "Licensed Software"), and Section 4.1(h)(i) of the Disclosure Memorandum sets forth under the caption "Other Software" a true, correct and complete list of all computer programs (source code or object code) licensed to Company or any Subsidiary of Company by another person and not licensed by Company to third parties, the loss of the current license to which could reasonably be expected to have a Material Adverse Effect on Company (collectively, the "Other Software" and, together with the Owned Software and the Licensed Software, the "Software").

    (ii) Except as specified in Section 4.1(h)(ii) of the Disclosure Memorandum, Company, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use or otherwise exploit, all versions and releases of the Owned Software and all copyrights thereof, free and clear of all Liens. Company, directly or through its Subsidiaries, is in actual possession of the source code and object code for each computer program included in the Owned Software, and Company, directly or through its Subsidiaries, is in possession of all other documentation, including without limitation all related engineering specifications, program flow charts, installation and user manuals and know-how necessary for the effective use of the Software as currently used in Company's business or as offered or represented to Company's customers or potential customers. The license agreements for the Licensed Software and Other Software are in full force and effect, and Company has complied with all of its obligations under such license agreements. Company, directly or through its Subsidiaries, has the valid and enforceable power and right to license, lease, transfer, use or otherwise exploit, all versions and releases of the Licensed Software as provided in the licenses thereto, true, correct and complete copies of which have been made available to Parent and its representatives (and which licenses are listed in Section 4.1(h)(i) of the Disclosure Memorandum). Company, directly or through its Subsidiaries is in actual possession of the object code and user manuals for each computer program included in the Licensed Software. The Software, together with such other computer software licensed by Company or any of its Subsidiaries from time to time, the loss of the license to which could not reasonably be expected to have a Material Adverse Effect on Company, constitutes all of the computer programs necessary to conduct the business of Company and its Subsidiaries as now conducted. The Software includes all of the computer programs used in the development, marketing, licensing, sale or support of the products and the services presently offered by Company. Except for those customers who have licensed Owned Software and the resellers listed in Section 4.1(h)(ii) of the Disclosure Memorandum, no person other than Company and its Subsidiaries has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof. Except for Company and its Subsidiaries and the resellers listed in Section 4.1(h)(ii) of the Disclosure Memorandum, no person has any rights to sell, license, lease or transfer the Owned Software or any portion thereof.

    (iii) Section 4.1(h)(iii) of the Disclosure Memorandum sets forth a true, correct and complete list, (A) by computer program, of all persons other than Company and its Subsidiaries that have been provided with the source code for any of the Owned Software, (B) of all agreements with persons holding such source code as escrow agent (and the escrow agent's list of third party beneficiaries), and (C) of the form of agreement pursuant to which any third party has a right to be provided such source code. All agreements pursuant to which any third parties have a right to be provided the source code are, in all material respects, in the form set forth in
  Section 4.1(h)(iii) of the Disclosure Memorandum. Except as specified in
  Section 4.1(h)(iii) of the Disclosure Memorandum, no person (other than Company and its Subsidiaries and any person that is a party to a contract referred to in clause (vii) of the first sentence of Section 4.1(k) that restricts such person from disclosing any information concerning such source code) is in possession of, or has or has had access to, any source code for any computer program included in the Owned Software.

    (iv) Except as disclosed in Section 4.1(h)(iv) of the Disclosure Memorandum, there are no defects in (i) any computer program included in the Owned Software or (ii) to the knowledge of Company, any Licensed Software or Other Software that, in either case, would materially adversely affect the functioning thereof in accordance with any published specifications therefor. Without limiting the generality of the foregoing, all of the Owned Software and, to the knowledge of Company, all Licensed Software and Other Software has the following properties and capabilities:
  (A) the capability to correctly recognize and accurately process dates expressed as a four-digit number (or the binary equivalent or other machine readable iteration thereof) (collectively, the "Four-Digit Dates"); (B) the capability to accurately execute calculations using Four-Digit Dates; (C) the functionality (both on-line and batch), including entry, inquiry, maintenance and update, to support processing involving Four-Digit Dates;
  (D) except as disclosed in Section 4.1(h)(iv) of the Disclosure Memorandum the capability to generate interfaces and reports that support processing involving Four-Digit Dates; (E) the capability to generate and successfully transition, without human intervention, into the year 2000 using the correct system date and to thereafter continue processing with Four-Digit Dates; and (F) the capability to provide correct results in forward and backward data calculations spanning century boundaries, including the conversion of pre-2000 dates currently stored as two-digit dates. Section 4.1(h)(iv) of the Disclosure Memorandum sets forth a true, correct and complete list of any current developments or maintenance efforts with respect to the Owned Software, including without limitation the development of new computer programs, enhancements or revisions to existing computer programs included in the Owned Software and software fixes in progress for any person to whom or to which Company or a Subsidiary of Company has sold, licensed, leased, transferred or otherwise furnished Owned Software or related products or services.

    (v) Except as specified in Section 4.1(h)(v) of the Disclosure Memorandum, none of the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Company, any Subsidiary of Company or any of their respective successors or assigns of any version or release of any computer program included in the Owned Software or the Licensed Software obligates or will obligate Company, any Subsidiary of Company or any of their respective successors or assigns to pay any royalty, fee or other compensation to any other person.

    (vi) Except as specified in Section 4.1(h)(i) of the Disclosure Memorandum, neither Company nor any of its Subsidiaries markets and none of them is obligated to support any Licensed Software.

  (i) Intellectual Property.

    (i) Section 4.1(i)(i) of the Disclosure Memorandum sets forth a true, correct and complete list (including, to the extent applicable, registration, application or file numbers) of all patents, registered copyrights, registered trademarks and service marks and registered trade names owned by Company or any Subsidiary of Company, and all registrations of or applications for registration of any of the foregoing, including any additions thereto or extensions, continuations, renewals or divisions thereof (setting forth the registration, issue or serial number and a description of the same) (collectively, the "Scheduled Intellectual Property"). Parent has heretofore been furnished with a true, correct and complete list of each registration or application for registration covering any of the Scheduled Intellectual Property which is registered with, or in respect of which any application for registration has been filed with, any Governmental Entity. Except as described in Section 4.1(i)(i) of the Disclosure Memorandum, none of the Scheduled Intellectual Property has been declared invalid or challenged as invalid by any Governmental Entity or any other person, and to the knowledge of Company, the Scheduled Intellectual Property was properly obtained in accordance with all applicable Laws.

    (ii) The Scheduled Intellectual Property together with all unregistered copyrights and trademarks, domain names, and other intellectual property rights, including without limitation, trade secrets, processes, formulae, designs and know-how, owned or licensed by Company or any of its Subsidiaries and the rights licensed pursuant to licenses listed in Section 4.1(i)(ii) of the Disclosure Memorandum (together with the Scheduled Intellectual Property, the "Intellectual Property") constitute all of the intellectual property rights necessary to conduct their business as it is now conducted, and includes all of the intellectual property rights owned or licensed by Company and its Subsidiaries that are used in the development, marketing, licensing or support of the Software except for intellectual property rights, the absence of which could not reasonably be expected to have a Material Adverse Effect on Company. Except as specified in Section 4.1(i)(ii) of the Disclosure Memorandum, (A) Company, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use, the Intellectual Property free and clear of all Liens and (B) no person or entity other than Company and its Subsidiaries has any right or interest of any kind or nature in or with respect to the Intellectual Property or any portion thereof or any rights to use, market or exploit the Intellectual Property or any portion thereof. Section 4.1(i)(i) of the Disclosure Memorandum also sets forth a true, correct and complete list of all unregistered trademarks, service marks and domain names owned and used by Company or any of its subsidiaries.

  (j) No Infringement. Except as specified in Section 4.1(j) of the Disclosure Memorandum, neither the existence nor the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Company, any Subsidiary of Company or any of their respective successors or assigns of any Software or Intellectual Property, as such Software or Intellectual Property, as the case may be, is or was, or is currently planned to be, sold, licensed, leased, transferred, used or otherwise exploited by such persons, does, did or will (i) infringe on any patent, trademark, copyright or other right of any other person, (ii) constitute a misuse or misappropriation of any trade secret, know-how, process, proprietary information or other right of any other person, or (iii) entitle any other person to any interest therein, or right to compensation from Company, any Subsidiary of Company or any of their respective successors or assigns by reason thereof. Except as specified in Section 4.1(j) of the Disclosure Memorandum, neither Company nor any of its Subsidiaries has received any notice of any lawsuit, claim, demand, proceeding or investigation (a "Claim") involving matters of the type contemplated by the immediately preceding sentence, or to the knowledge of Company, has any person asserted or threatened to make any Claim involving matters of the type contemplated by the immediately preceding sentence or is aware of any facts or circumstances that could reasonably be expected to give rise to any such Claim. Except as specified in Section 4.1(j) of the Disclosure Memorandum, there are no restrictions on the ability of Company, any Subsidiary of Company or any of their respective successors or assigns to sell, license, lease, transfer, use, reproduce, distribute, modify or otherwise exploit any Owned Software or Intellectual Property.

  (k) Material Contracts. The following constitute Material Contracts: (i) contracts with any current officer or director of Company or any of its Subsidiaries; (ii) contracts pursuant to which Company or any of its Subsidiaries has licensed other persons to use, sublicense, market or distribute the Owned Software; (iii) contracts pursuant to which Company or any of its Subsidiaries license other persons to use Owned Software which deviate in any material respect from the form contracts used since December 31, 1993, copies of which have been provided to Parent; (iv) contracts pursuant to which other persons license Company or any of its Subsidiaries the right to use and sublicense to others the Licensed Software; (v) contracts for the sale of, or the grant to any person of any preferential rights to purchase, the assets of Company or any of its Subsidiaries, other than contracts entered into in the ordinary course of business; (vi) contracts which restrict Company or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or which restrict any other person from competing with Company or any of its Subsidiaries in any line of business or in any geographical area; (vii) contracts which restrict Company or any of its Subsidiaries from disclosing any information concerning or obtained from any other person; (viii) contracts which restrict any other person from disclosing any information concerning or obtained from Company or any of its Subsidiaries; (ix) indentures, credit agreements, security agreements, mortgages, guaranties, promissory notes and other contracts relating to the borrowing of money; and (x) all other agreements, contracts or instruments entered into outside of the ordinary course of business or which are material to Company. There have been made available to Parent and its representatives true, correct and complete copies of all of the Material Contracts other than the Material Contracts specified in clauses (iii), (vii) and (viii) of the immediately preceding sentence. Except as specified in
Section 4.1(k) of the Disclosure Memorandum, all of the Material Contracts are in full force and effect and are the legal, valid and binding obligation of Company and/or its Subsidiaries and each of the other parties thereto, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as specified in Section 4.1(k) of the Disclosure Memorandum, neither Company nor any of its Subsidiaries is in breach or default in any material respect under any Material Contract nor, to the knowledge of Company, is any other party to any Material Contract in breach or default thereunder in any material respect. The deviations to the form contracts that are reflected in the Material Contracts referred to in clause (iii) above could not reasonably be expected to have a Material Adverse Effect on Company.

  (l) Litigation, Etc. As of the date hereof, except as specified in Section 4.1(l) of the Disclosure Memorandum, (i) there is no suit, claim, action, proceeding (at law or in equity) or investigation pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries before any court or other Governmental Entity, and (ii) neither Company nor any of its Subsidiaries is subject to any outstanding order, writ, judgement, injunction, decree or arbitration order or award that, in any such case described in clauses (i) and

(ii), has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. As of the date hereof, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Company, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

  (m) Compliance with Applicable Laws. All federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for each of Company and its Subsidiaries to own, lease or operate its properties and assets and to carry on its business as now conducted have been obtained or made, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Except as disclosed in the Filed SEC Documents or in Section 4.1(m) of the Disclosure Memorandum, Company and its Subsidiaries are in compliance with all applicable Laws, except for non-compliance which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

  (n) Environmental Laws. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company: (i) to the knowledge of Company, neither Company nor any of its Subsidiaries has violated or is in violation of any Environmental Law (as hereinafter defined);
(ii) to the knowledge of Company, none of the properties leased by Company or any of its Subsidiaries (including without limitation soils and surface and ground waters) are contaminated with any Hazardous Substance in quantities which require investigation or remediation under Environmental Laws; (iii) neither Company nor any of its Subsidiaries has received any claim of liability under Environmental Laws arising from any off-site contamination;
(iv) neither Company nor any of its Subsidiaries has received notice of any claim for liability or remediation obligation under any Environmental Law; (v) no assets of Company or any of its Subsidiaries are subject to pending or, to the knowledge of Company, threatened Liens under any Environmental Law;
(vi) Company and its Subsidiaries have all Permits required under any Environmental Law ("Environmental Permits"); and (vii) Company and its Subsidiaries are in compliance with their respective Environmental Permits, if any.

  (o) Taxes. Except as specified in Section 4.1(o) of the Disclosure
Memorandum:

    (i) Except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, each of Company and each Subsidiary of Company (and any affiliated or unitary group of which any such person was a member) has (A) timely filed all federal, state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed by or for it in respect of any Taxes (as hereinafter defined) and has caused such Returns as so filed to be true, correct and complete, (B) established reserves that are reflected in Company's most recent financial statements included in the Filed SEC Documents and that as so reflected are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Company and its Subsidiaries through the date hereof, and (C) timely withheld and paid over to the proper taxing authorities all Taxes and other amounts required to be so withheld and paid over. Each of Company and each Subsidiary of Company (and any affiliated or unitary group of which any such person was a member) has timely paid all Taxes that are shown as being due on the Returns referred to in the immediately preceding sentence.

    (ii) (A) There has been no taxable period for which a Return of Company or any of its Subsidiaries has been examined by the IRS, (B) all examinations, if any, by the IRS of any taxable period have been completed without the assertion of material deficiencies, and (C) except for alleged deficiencies which have been finally and irrevocably resolved, Company has not received formal or informal notification that any deficiency for any Taxes, the amount of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, has been or will be proposed, asserted or assessed against Company or any of its Subsidiaries by any federal, state, local or foreign taxing authority or court with respect to any period.

    (iii) Neither Company nor any of its Subsidiaries has requested, executed or entered into with the IRS or any other taxing authority (A) any agreement or other document that continues in force and effect beyond the Effective Time and that extends or has the effect of extending the period for assessments or collection of any federal, state, local or foreign Taxes, (B) any closing agreement or other similar agreement (nor has Company or any of its Subsidiaries received any ruling, technical advice memorandum or similar determination) affecting the determination of Taxes required to be shown on any Return not yet filed, or (C) requested any extension of time to be granted to file after the Effective Date any return required by applicable Law to be filed by it.

    (iv) Neither Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or any of its Subsidiaries. None of the assets of Company or any of its Subsidiaries is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as formerly in effect.

    (v) Neither Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement or similar agreement or arrangement.

    (vi) Company has not agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

    (vii) Neither Company nor any of its Subsidiaries is, or has been, a United States Real Property Holding Corporation within the meaning of
  Section 897(c)(2) of the Code during the applicable period specified in
  Section 897(c)(1)(A)(ii) of the Code.

  For purposes of this Agreement, "Taxes" shall mean all federal, state, local, foreign income, property, sales, excise, employment, payroll, franchise, withholding and other taxes, tariffs, charges, fees, levies, imposts, duties, licenses or other assessments of every kind and description, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

  (p) Benefit Plans. Section 4.1(p) of the Disclosure Memorandum sets forth a true, correct and complete list of all the "employee benefit plans" (as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to for the benefit of any current or former employee, officer or director of Company or any of its Subsidiaries ("Company ERISA Plans") and any other benefit or compensation plan, program or arrangement maintained or contributed to for the benefit of any current or former employee, officer or director of Company or any of its Subsidiaries (Company ERISA Plans and such plans being referred to as "Company Plans"). Company has furnished or made available to Parent and its representatives a true, correct and complete copy of every document pursuant to which each Company Plan is established or operated (including any summary plan descriptions), a written description of any Company Plan for which there is no written document, and the three most recent annual reports, financial statements and actuarial valuations with respect to each Company Plan. Except as specified in Section 4.1(p) of the Disclosure Memorandum:

    (i) none of the Company ERISA Plans is a "multiemployer plan" within the meaning of ERISA;

    (ii) none of the Company Plans promises or provides retiree health or life insurance benefits to any person;

    (iii) none of the Company ERISA Plans is a plan subject to Title IV of ERISA;

    (iv) except as disclosed in Section 4.1(p)(iv) of the Disclosure Memorandum, none of the Company Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement;

    (v) neither Company nor any of its Subsidiaries has an obligation to adopt, or is considering the adoption of, any new Company Plan or, except as required by Law, the amendment of an existing Company Plan;

    (vi) each Company ERISA Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service ("IRS") that it is so qualified except as disclosed in Section 4.1(p)(vi) of the Disclosure Memorandum and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company ERISA Plan;

    (vii) except as described in Section 4.1(p)(vii) of the Disclosure Memorandum, each Company Plan has been operated in accordance with its terms and the requirements of all applicable Law; and

    (viii) Company is not aware of any claims relating to the Company Plans, other than routine claims for benefits;

provided, however, that the failure of the representations set forth in clauses (vi), (vii) and (viii) to be true and correct shall not be deemed to be a breach of any such representation unless such failures could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

  (q) Absence of Changes in Benefit Plans. Except as disclosed in the Filed SEC Documents or in Section 4.1(q) of the Disclosure Memorandum, since the date of the most recent audited financial statements included in the Filed SEC Documents, neither Company nor any of its Subsidiaries has adopted or agreed to adopt any collective bargaining agreement or any Company Plan or any amendment thereto.

  (r) Labor Matters.

    (i) Except as specified in Section 4.1(r)(i) of the Disclosure Memorandum, neither Company nor any of its Subsidiaries is a party to any employment, severance, labor or collective bargaining agreement, and there are no employment, severance, labor or collective bargaining agreements which pertain to employees of Company or any of its Subsidiaries. Company has heretofore made available to Parent true, complete and correct copies of the agreements specified in Section 4.1(r)(i) of the Disclosure Memorandum, together with all amendments, modifications, supplements or side letters affecting the duties, rights and obligations of any party thereunder.

    (ii) No employees of Company or any of its Subsidiaries are represented by any labor organization and, to the knowledge of Company, no labor organization or group of employees of Company or any of its Subsidiaries has made a pending demand for recognition or certification. There are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and, to the knowledge of Company, there are no organizing activities involving Company or any of its Subsidiaries pending with any labor organization or group of employees of Company or any of its Subsidiaries.

    (iii) Except as specified in Section 4.1(r)(iii) of the Disclosure Memorandum, there are no (A) unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of Company or any of its Subsidiaries which, if resolved against Company or any of its Subsidiaries, as the case may be, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, or (B) complaints, charges or claims against Company or any of its Subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by Company or any of its Subsidiaries which, if resolved against Company or any of its Subsidiaries, as the case may be, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

  (s) Brokers. No broker, investment banker, financial advisor or other person, other than BancAmerica Robertson Stephens, the fees and expenses of which will be paid by Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

  (t) Written Opinion of Financial Advisor. Company has received the written opinion of BancAmerica Robertson Stephens, dated April 16, 1998 (a true and complete copy of which has been delivered to Parent by Company), to the effect that, based upon and subject to the matters set forth therein and as of the date thereof, the Merger Consideration was fair to such shareholders from a financial point of view.

  (u) Voting Requirements. The affirmative vote of a majority of the votes entitled to be cast by the holders of Shares entitled to vote thereon at the Shareholders Meeting with respect to the approval and adoption of this Agreement is the only vote of the holders of any class or series of Company's capital stock or other securities required in connection with the consummation by Company of the Merger and the other transactions contemplated hereby to be consummated by Company.

  (v) Rights Plan Matters. A true, correct and complete copy of the Company Rights Agreement (including all amendments thereto) is included in the Filed SEC Documents. Concurrently with the execution and delivery of this Agreement, Company's Board of Directors has taken all necessary action to approve, and each of Company and the Rights Agent has duly executed, an amendment to the Company Rights Agreement which provides that (i) notwithstanding anything in the Company Rights Agreement to the contrary, the execution and delivery of this Agreement or the Shareholder Agreement, the public announcement or consummation of the transactions contemplated hereby or thereby and the other matters provided for herein (including the Merger) or therein will not result in (A) Parent or Merger Sub or any of their respective Affiliates or Associates being an Acquiring Person, (B) the occurrence of a Flip-In Date, a Stock Acquisition Date, a Separation Time, a Flip-Over Transaction or Event, or (C) the Rights becoming exercisable, and (ii) the Expiration Time of the Rights shall occur immediately prior to the Effective Time, and Company shall cause such amendment, together with a certificate from Company that such amendment satisfies the terms of Section 5.4 of the Company Rights Agreement, to be delivered to the Rights Agent in accordance with Section 5.4 of the Company Rights Agreement. Except as set forth in the preceding sentence in connection with the transactions contemplated by this Agreement or the Shareholder Agreement, the Company Rights Agreement shall not be amended by Company without the prior written consent of Parent, which consent Parent may withhold in its sole discretion. For purposes hereof, the terms "Acquiring Person," "Affiliate," "Associate," "Expiration Time," "Flip-In Date," "Stock Acquisition Date," "Flip-Over Transaction or Event," "Right" and "Rights Agent" shall have the respective meanings ascribed thereto in the Company Rights Agreement.

  (w) Takeover Statutes. The Board of Directors of Company has approved the execution and delivery of this Agreement and the Shareholder Agreement and the transactions contemplated hereby and thereby in accordance with the applicable provisions of the GBCC, and as a result thereof, Article 11, Part 3, of the GBCC and Article 12 of Company's bylaws do not and will not apply to this Agreement and the Shareholder Agreement, or the transactions contemplated hereby and thereby.

  (x) Related Parties. Except as disclosed in Filed SEC Documents or Section 4.1(x) of the Disclosure Memorandum, to the knowledge of Company, none of the executive officers or directors of Company, or any beneficial owner of two percent (2%) or more of the outstanding Shares, or any entity controlled by any of the foregoing or any member of the immediate family of any of the foregoing:

    (i) owns, directly or indirectly, any interest in (except for stock holdings not in excess of two percent (2%) held solely for investment purposes in securities which are listed on a national securities exchange or which are regularly traded in the over-the-counter market), or is an owner, sole proprietor, stockholder, partner, director, officer, employee, consultant or agent of any person which is a competitor, lessor, lessee or customer of, or supplier of goods or services to, Company or any of its Subsidiaries, except where the value to such person of any such arrangement with Company and its Subsidiaries has not exceeded $60,000 during the period since December 31, 1997;

    (ii) owns, directly or indirectly, in whole or in part, any real property, leasehold interests, tangible property or intangible property which Company or any of its Subsidiaries currently use in their business;

    (iii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to Company or any of its Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under any compensation plans and similar matters; or

    (iv) has sold to, or purchased from, Company or any of its Subsidiaries any assets or property for consideration in excess of $60,000 in the aggregate since December 31, 1997.

  As used in this Section 4.1(x), a person's immediate family shall mean such person's spouse, parents, grandparents, uncles, aunts, first cousins, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

  SECTION 4.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub represent and warrant to Company as follows:

  (a) Organization, Standing and Corporate Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Merger Sub and each other Subsidiary of Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent has delivered to Company true and complete copies of the certificate of incorporation and by-laws of Parent and certificate of incorporation and by-laws of Merger Sub, as amended to the date of this Agreement.

  (b) Authority; Noncontravention. Parent and Merger Sub have all necessary corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Parent and Merger Sub and have been duly approved by Parent as sole shareholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each such party in accordance with its terms. Except as specified in Section 4.2(b) of the Disclosure Memorandum, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub, (ii) subject to the governmental filings and other matters referred to in the next following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the next following sentence, contravene any applicable Law currently in effect, which, in the case of clauses (ii) and (iii) above, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) the filing with the SEC of (A) the Form S-4 and
(B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Delaware Certificate of Merger with the Delaware Secretary of State, the Georgia Certificate of Merger with the Georgia

Secretary of State and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (iv) state "blue-sky" filings, (v) NYSE approvals, (vi) such other consents, approvals, authorizations, filings or notices as are specified in Section 4.2(b) of the Disclosure Memorandum, and (vii) any other applicable filings, authorizations, consents or approvals the failure to make or obtain which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

  (c) Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of (i) 150,000,000 shares of Parent Common Stock, and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share, of which 1,500,000 shares are designated Series A Junior Participating Preferred Stock ("Parent Series A Preferred Stock"). At the close of business on April 15, 1998, (i) 91,024,996 shares of Parent Common Stock were issued and outstanding, (ii) 20,018,187 shares of Parent Common Stock were reserved for issuance pursuant to Parent's stock option plan (subject to adjustment in accordance with the terms of such stock option plan in the form filed as an exhibit to the Filed Parent SEC Documents (as hereinafter defined)), (iii) 4,000,000 shares of Parent Common Stock were reserved for issuance pursuant to Parent's employee stock purchase plan, and (iv) 1,500,000 shares of Parent Series A Preferred Stock were authorized for issuance solely pursuant to the exercise of the preferred stock purchase rights issued pursuant to the Rights Agreement, dated December 18, 1997, between Parent and The First National Bank of Boston, as rights agent. Except as set forth in the immediately preceding sentence, at the close of business on April 15, 1998, no shares of capital stock or other equity securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares of Parent Common Stock which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.01 par value per share, all of which shares have been validly issued, are fully paid and nonassessable and are owned by Parent. As of the date hereof, no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Parent may vote are issued or outstanding.

  (d) SEC Documents. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since October 1, 1996 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

  (e) Absence of Certain Changes of Events; No Undisclosed Material
Liabilities.

    (i) Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents") or in Section 4.2(e) of the Disclosure Memorandum, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, Parent and its Subsidiaries have conducted their business only in the ordinary course, and there has not been any change, event or occurrence which has had or would have, individually or in the aggregate, a Material Adverse Effect on Parent.

    (ii) Except as set forth in or disclosed in the Filed Parent SEC Documents or in the Disclosure Memorandum and except for liabilities incurred in the ordinary course of business since the date of the most recent financial statements included in the Filed Parent SEC Documents, as of the date hereof, there are no liabilities of Parent or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise, having or which would, individually or in the aggregate, have a Material Adverse Effect on Parent.

  (f) Certain Information. None of the information supplied or to be supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the time it is filed with the SEC, at any time that the Proxy Statement is amended or supplemented, at the time the Proxy Statement is mailed to the shareholders of Company, or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in such document based on information supplied by or on behalf of Company specifically for inclusion or incorporation by reference therein.

  (g) Financial Capacity. Parent has available sufficient funds to enable it to satisfy its obligations under Section 3.1.

  (h) Brokers. No broker, investment banker, financial advisor or other person, other than Broadview Associates LLC and B.T. Alex. Brown Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

  (i) Litigation, Etc. As of the date hereof, except as disclosed in Section 4.2(i) of the Disclosure Memorandum, (i) there is no suit, claim, action, proceeding (at law or in equity) or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries (including, without limitation, any product liability claims) before any court or other Governmental Entity, and (ii) neither Parent nor any of its Subsidiaries is subject to any outstanding order, writ, judgement, injunction, order, decree or arbitration award or order that, in any such case described in clauses (i) and (ii), has had or would have, individually or in the aggregate, a Material Adverse Effect on Parent. As of the date hereof, there are no suits, actions, claims, proceedings or investigations pending or, to the knowledge of Parent, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

  (j) Compliance with Applicable Laws. All Permits necessary for each of Parent and its Subsidiaries to own, lease or operate its properties and assets and to carry on its business as now conducted have been obtained or made, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as disclosed in the Filed Parent SEC Documents or in Section 4.2(j) of the Disclosure Memorandum, Parent and its Subsidiaries are in compliance with all applicable Laws, except for noncompliance which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                                   ARTICLE V

                                   COVENANTS

  SECTION 5.1 Conduct of Business of Company. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Company shall, and shall cause each of its Subsidiaries to, act and carry on its businesses only in the ordinary course of business and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and key employees and preserve the goodwill of those engaged in material business relationships with them, and to that end, without limiting the generality of the foregoing, except as set forth in Section 5.1 of the Disclosure Memorandum, Company shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Parent:

    (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its outstanding capital stock (other than with respect to a Subsidiary of Company, to its corporate parent), (B) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (C) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

    (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than upon the exercise of Options outstanding on the date of this Agreement;

    (iii) amend its articles of incorporation, bylaws or other comparable charter or organizational documents;

    (iv) directly or indirectly acquire, make any investment in, or make any capital contributions to, any person (other than any direct or indirect wholly owned Subsidiary);

    (v) directly or indirectly sell or otherwise dispose of any of its properties or assets that are material to its business, except for sales or licenses of software in the ordinary course of business;

    (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, or (B) make any loans or advances to any other person, other than to Company or to any direct or indirect wholly owned Subsidiary of Company and other than routine advances to employees, except, in the case of clause (A), for borrowings under existing credit facilities described in the Filed SEC Documents in the ordinary course of business;

    (vii) grant or agree to grant to any employee any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing Company Plans, except as may be required under existing agreements or by Law and normal, regularly scheduled increases in respect of non-officer employees consistent with past practices;

    (viii) enter into or amend any employment, consulting, severance or similar agreement with any individual;

    (ix) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any agreement relating to an Acquisition Proposal (as hereinafter defined) (other than as expressly permitted pursuant to this Agreement);

    (x) make any tax election or settle or compromise any income tax liability of Company or of any of its Subsidiaries involving on an individual basis more than $25,000;

    (xi) make any change in any method of accounting or accounting practice or policy, except as required by any changes in generally accepted accounting principles;

    (xii) enter into any agreement, understanding or commitment that restrains, limits or impedes Company's ability to compete with or conduct any business or line of business; or

    (xiii) authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this
  Section 5.1.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

  SECTION 6.1 Preparation of the Proxy Statement and the Form S-4; Accountant's Letters.

  (a) As soon as practicable following the date hereof:

    (i) Company and Parent shall jointly prepare for inclusion in the Form S-4, and Company shall file with the SEC, as soon as practicable after the date hereof, a proxy statement (the "Proxy Statement") relating to the Merger in accordance with the Exchange Act and the rules and regulations under the Exchange Act, with respect to the transactions contemplated by this Agreement. Company, Parent and Merger Sub shall cooperate with each other in the preparation of the Proxy Statement. Company and Parent shall use all reasonable efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement, and to cause the Proxy Statement to be mailed to the shareholders of Company at the earliest practicable date after the Form S-4 is declared effective by the SEC.

    (ii) Parent shall prepare and file with the SEC, as soon as practicable after the date hereof, the Form S-4. Each of Company and Parent shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent also shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and Company shall furnish all information concerning Company and the holders of the Shares as may be reasonably requested in connection with any such action.

  (b) Company shall use its reasonable efforts to cause to be delivered to Parent a letter of Arthur Anderson LLP, Company's independent public accountants, dated as of a date within two business days before the date on which the Form S-4 shall become effective, and a letter of Arthur Anderson LLP, dated as of a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent accountants in connection with registration statements similar to the Form S-4.

  (c) Parent shall use its reasonable efforts to cause to be delivered to Company a letter of Ernst & Young LLP, Parent's independent public accountants, dated as of a date within two business days before the date on which the Form S-4 shall become effective and a letter of Ernst & Young LLP, dated as of a date within two business days before the Closing Date, each addressed to Company, in form and substance reasonably satisfactory to Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

  SECTION 6.2 Shareholders Meeting. Subject to Company's right to terminate this Agreement pursuant to Section 8.1, Company shall take all action necessary, in accordance with the GBCC, the Exchange Act and other applicable Law, the rules of NASDAQ and its articles of incorporation and bylaws, to convene a meeting of the shareholders of Company (the "Shareholders Meeting") as promptly as practicable after the Form S-4 is declared effective by the SEC for the purpose of considering and voting upon this Agreement. Subject to Company's right to terminate this Agreement pursuant to Section 8.1 and subject to the Board of Directors of Company determining in good faith that the making of such recommendation or the failure to withdraw such recommendation would constitute a breach of fiduciary duties of the members of the Board of Directors of Company under applicable Law, the Board of Directors of Company shall recommend that the holders of the Shares vote in favor of the approval of this Agreement at the Shareholders Meeting and such recommendation shall be included in the Proxy Statement. At the Shareholders Meeting, Parent and Merger Sub shall vote any Shares beneficially owned by them in favor of the approval of this Agreement.

  SECTION 6.3 Access to Information; Confidentiality. Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to Parent's officers, employees, counsel, financial advisors and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, tax returns, personnel and records and, during such period, Company shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to Parent such information concerning its business, properties, financial condition, operations and personnel as Parent may from time to time reasonably request, provided that the foregoing action shall be reasonably related to the transactions contemplated hereby (including, without limitation, the integration of Company's business with Parent and its existing businesses) and shall not interfere unnecessarily with normal operations. Parent shall, and shall cause each of its Subsidiaries to, afford to Company and to Company's officers, employees, counsel, financial advisors and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, tax returns, personnel and records and during such period, Parent shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to Company such information concerning its business, properties, financial condition, operations and personnel as Company may from time to time reasonably request, provided that the foregoing action shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Any such investigation by Parent or Company shall not affect the representations or warranties contained in this Agreement. Parent and Company will hold, and will cause their respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any non-public information obtained from the other party in confidence to the extent required by, and in accordance with the provisions of the letter agreements between Parent and Company with respect to confidentiality and other matters.

  SECTION 6.4 Reasonable Best Efforts. Subject to the terms and conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including the satisfaction of the respective conditions set forth in Article VII, provided that nothing herein shall preclude any party from exercising its rights under this Agreement.

  SECTION 6.5 Indemnification.

  (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who, with the consent of Parent, becomes prior to the Effective Time, an officer or director of Company (each, an "Indemnified Party") against all losses, claims, damages, costs, expenses (including reasonable costs of investigation and defense and reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual Claim based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Company whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case, to the fullest extent permitted under the GBCC and by Company's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any matter and whether or not Parent or the Surviving Corporation is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon by Parent and the Indemnified Party.

  (b) Without limiting the foregoing, in the event any such Claim is brought against any Indemnified Party, whether arising before or after the Effective Time, the Surviving Corporation shall assume and direct all aspects of the defense thereof, including settlement; the Surviving Corporation shall retain and direct, and pay all fees and expenses of, counsel reasonably satisfactory to such Indemnified Party, provided that if the Surviving

Corporation elects not to assume such defense or if counsel for the Indemnified Party advises that there are substantive issues that raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain counsel reasonably satisfactory to Parent, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received to the extent not prohibited by applicable Law and upon receipt of any affirmation and undertaking required by applicable Law. The Surviving Corporation shall be obligated pursuant to this paragraph
(b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, except to the extent that, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, there exist conflicts of interest among such Indemnified Parties that preclude one firm of counsel from representing the interests of all such Indemnified Parties. The Indemnified Party shall cooperate in the vigorous defense of any such matter. The Indemnified Party shall have a right to participate in (but not control) the defense of any such matter with its own counsel and at its own expense. Neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent, which shall not be unreasonably withheld. After the Effective Time neither Parent nor the Surviving Corporation shall settle any such matter unless (i) the Indemnified Party gives prior written consent, which shall not be unreasonably withheld, or (ii) the terms of the settlement provide that the Indemnified Party shall have no responsibility for the discharge of any settlement amount and impose no other obligations or duties on the Indemnified Party and the settlement discharges all rights against Indemnified Party with respect to such matter. Any Indemnified Party wishing to claim indemnification under this Section 6.5, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Company (or, after the Effective Time, Parent and the Surviving Corporation) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 6.5 except to the extent such failure prejudices such party).

  (c) If Parent or the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person in such consolidation or merger, or shall transfer all or substantially all of its assets to any person, then and in each case, provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.5.

  (d) Parent shall, or shall cause the Surviving Corporation to, purchase policies of directors' and officers' "run-off" liability insurance (or policies that contain terms and conditions that are no less advantageous, in any material respect, to the directors and officers and former directors and officers of Company as the directors' and officers' liability insurance policies that are in effect at Company on the date hereof), which insurance shall remain in effect for a period of not less than three years from and after the Effective Time; provided that the Surviving Corporation shall not be required to pay an annual premium thereon in excess of the last annual premium paid prior to the date hereof by Company on its current directors' and officers' insurance policy.

  (e) The provisions of this Section 6.5 shall survive the Effective Time, are intended expressly to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives. Parent hereby guarantees, for a period of seven years, the performance by the Surviving Corporation of the indemnification obligations of the Surviving Corporation pursuant to this Section 6.5; provided that, in the event that any claim is asserted or made within such seven-year period, Parent's guarantee shall continue in respect of any such claim until final disposition of such claim.

  SECTION 6.6 Public Announcements. Parent and Merger Sub, on the one hand, and Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, SEC filing (including without limitation the Form S-4 and the Proxy Statement) or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except (i) to the extent any party reasonably determines, after consultation with its counsel, that disclosure is necessary or advisable in order to satisfy such party's disclosure obligations under applicable Law, or
(ii) as may be required by court process or by obligations pursuant to any listing agreement with any national securities exchange.

  SECTION 6.7 No Solicitation; Acquisition Proposals.

  (a) Until the termination of this Agreement in accordance with Section 8.1, Company shall not, and shall not authorize or permit any of its Subsidiaries, or any of its or their affiliates, officers, directors, employees, agents or representatives (including without limitation any investment banker, financial advisor, attorney or accountant retained by Company or any of its Subsidiaries), to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries, any expression of interest or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal; provided, however, that nothing in this Agreement shall prohibit the Board of Directors of Company from (A) furnishing information to, or entering into, maintaining or continuing discussions or negotiations with, any person that makes an unsolicited Acquisition Proposal after the date hereof or (B) recommending an Acquisition Proposal to the shareholders of Company, if, and to the extent that, the Board of Directors of Company, (i) determines in good faith that such Acquisition Proposal would constitute a Superior Proposal (as hereinafter defined) and (ii) determines in good faith (after consultation with outside legal counsel) that such action is necessary for the Board of Directors of Company to comply with its fiduciary duties under applicable Law, and, prior to furnishing any non-public information to such person, Company receives from such person an executed confidentiality agreement with provisions no less favorable to Company than the letter agreement relating to the furnishing of confidential information of Company to Parent referred to in the last sentence of Section 6.3. Company shall promptly (and, in any event within 24 hours) notify Parent after receipt of any Acquisition Proposal or any request for information relating to Company or any of its Subsidiaries or for access to the properties, books or records of Company or any of its Subsidiaries by any person who has informed Company that such person is considering making, or has made, an Acquisition Proposal, and Company shall keep Parent informed in reasonable detail of the status and details of any such Acquisition Proposal.

  (b) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement with Parent or Merger Sub) involving Company:
(A) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions; (C) any tender offer or exchange offer for 20 percent or more of the outstanding shares of capital stock of Company or the filing of a registration statement under the Securities Act in connection therewith; or (D) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. For purposes of this Agreement, "Superior Proposal" means any Acquisition Proposal that Company's Board of Directors determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Company's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of Company's Board of Directors, is reasonably capable of being obtained by such third party.

  (c) Nothing contained in this Section 6.7 shall prohibit Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to Company's shareholders which, in the good faith judgment of the Board of Directors of Company based on the advice of outside counsel, is required under applicable Law; provided that Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal unless Company and its Board of Directors have complied with all the provisions of this Section 6.7.

  SECTION 6.8 Consents, Approvals and Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall (a) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act and the Exchange Act, with respect to the Merger and the other transactions contemplated hereby and (b) use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby, including without limitation using its reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with Company and its Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated hereby and to fulfill the conditions to the Merger; provided, however, (i) that in no event shall Parent or any of its Subsidiaries be required to agree or commit to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets (tangible or intangible) or any business interest of it or any of its Subsidiaries (including without limitation the Surviving Corporation after consummation of the Merger) in connection with or as a condition to receiving the consent or approval of any Governmental Entity (including without limitation under the HSR Act) and (ii) that nothing herein shall preclude any party from exercising its rights under this Agreement.

  SECTION 6.9 Board Action Relating to Stock Option Plans and Stock Purchase
Plan.

  (a) As soon as practicable following the date of this Agreement, the Board of Directors of Company (or, if appropriate, any committee administering a Stock Option Plan) shall adopt such resolutions or take such actions, if any, as may be required to adjust the terms of all outstanding Options in accordance with Section 2.2 and shall make such other changes to the Stock Option Plans as it deems appropriate to give effect to the Merger (subject to the approval of Parent, which shall not be unreasonably withheld). Notwithstanding the foregoing or anything else in this Agreement to the contrary, except as disclosed in Section 6.9(a) of the Disclosure Memorandum, Company shall not take any action to accelerate the vesting, exercisability or other rights under any Options granted under any Stock Option Plan.

  (b) Without limiting the generality or effect of Section 5.1, at the written request of Parent, the Board of Directors of Company shall adopt such resolutions or take such actions as may be required pursuant to the Stock Purchase Plan such that no Option Period (as such term is defined in the Stock Purchase Plan) will commence after the date hereof. Alternatively, at the request of Parent, the Board of Directors of Company shall amend the Stock Purchase Plan as reasonably requested by Parent, including to provide that the next Option Period will expire at or immediately prior to the Effective Time.

  SECTION 6.10 Employment and Employee Benefit Matters.

  (a) Each of Parent, Merger Sub and Company will take the actions indicated to be taken by it in Section 6.10(a) of the Disclosure Memorandum at or prior to the time specified therein. Following the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation contracts disclosed in Section 6.10(a) of the Disclosure Memorandum between Company or any of its Subsidiaries and any current or former director, officer or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Company Plans, to the extent it does not constitute a violation of this Agreement.

  (b) As promptly as practicable, following the Effective Time, Parent shall cause to be provided generally to officers and employees of Company and its Subsidiaries employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of Parent Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by Parent to their similarly situated officers and employees; provided, that, for a period of 12 months after the Effective Time, Parent shall provide generally to officers and employees of Company and its Subsidiaries (other than those persons who currently have written severance agreements with Company) severance benefits in accordance with the policies of either (i) Company as disclosed in
Section 6.10(b) of the Disclosure Memorandum, or (ii) Parent, whichever of (i) or (ii) will provide the greater benefit to the officer or employee. For purposes of participation, vesting and (except in the case of Parent retirement and sabbatical plans) benefit accrual under Parent's employee benefit plans, the service of the employees of Company and its Subsidiaries prior to the Effective Time shall be treated as service with Parent participating in such employee benefit plans.

  SECTION 6.11 Affiliates and Certain Shareholders. At least three business days prior to the Closing Date, Company shall deliver to Parent a letter identifying all persons whom it reasonably believes are "affiliates" of Company for purposes of Rule 145 under the Securities Act. Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto. Parent shall not be required to maintain the effectiveness of the Form S-4 or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates, and the certificates representing Parent Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions.

  SECTION 6.12 NYSE Listing. Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date, and Parent shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

  SECTION 6.13 Advice of Changes. Parent and Company shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VII to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

  SECTION 6.14 Tax Treatment. Each of Parent and Company shall use reasonable efforts to cause the Merger, and shall take no action that would cause the Merger not, to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 7.2 and 7.3.

  SECTION 6.15 Company Rights Agreement. Company's Board of Directors shall take all further action (in addition to that referred to in Section 4.1(v)) reasonably requested in writing by Parent in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement and in Section 4.1(v), Company's Board of Directors shall not (a) amend the Company Rights Agreement or (b) take any action with respect to, or make any determination under, the Company Rights Agreement, including a redemption of the Rights.

  SECTION 6.16 Parent Rights Agreement. Immediately after the Effective Time, each share of Parent Common Stock issued as part of the Merger Consideration shall have the same rights as all other shares of Parent Common Stock outstanding immediately after the Effective Time under the terms of the Rights Agreement filed as an exhibit to the Filed Parent SEC Documents.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

  SECTION 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to perform this Agreement and effect the Merger are subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

  (a) Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the requisite number of shareholders of Company in the manner required pursuant to Company's articles of incorporation and bylaws, the GBCC and other applicable Law.

  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, and no applicable Law that makes consummation of the Merger illegal shall have been enacted or adopted since the date of this Agreement and shall remain in effect; provided, however, that the party invoking this condition shall have complied with its obligations under Section 6.8.

  (c) HSR Act. All necessary waiting periods under the HSR Act applicable to the Merger shall have expired or been earlier terminated.

  (d) Form S-4. The Form S-4 shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

  (e) NYSE Listing. The shares of Parent Common Stock issuable to Company's shareholders pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

  SECTION 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to perform this Agreement and effect the Merger are further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions:

  (a) Representations and Warranties. The representations and warranties of Company contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section 7.2 not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Company, with the same effect as though such representations and warranties were made as of the Closing Date, and Parent and Merger Sub shall have received a certificate signed on behalf of Company by an authorized executive officer of Company to such effect.

  (b) Performance of Obligations of Company. Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate signed on behalf of Company by an authorized officer of Company to such effect.

  (c) No Material Adverse Change. Since the date of this Agreement, Company and its Subsidiaries, taken as a whole, shall not have experienced any change, event or occurrence that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, provided that for the purposes of this Section 7.2(c), a "Material Adverse Effect" shall not be deemed to include the impact of delays of revenues of Company that are caused by delays in the signing of customer contracts that, but for the pendency of the transactions contemplated by this Agreement, would have been signed; provided that the burden of proving such cause shall be borne by Company.

  (d) Certain Litigation. There shall not be pending any Claim seeking to restrain or prohibit the Merger or seeking to obtain from Parent or Company or any of their respective affiliates in connection with the Merger any damages, or seeking any other relief that, following the Merger, would limit or restrict the ability of Parent and its Subsidiaries to own and conduct both the assets and businesses owned and conducted by Parent and its Subsidiaries prior to the Merger and the assets and businesses owned and conducted by Company and its Subsidiaries prior to the Merger, except where such limitations and restrictions, in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on the Parent on a consolidated basis or Company on a consolidated basis.

  (e) Consents. All consents, authorizations, orders, approvals, filings or registrations identified in Section 7.2(e) of the Disclosure Memorandum shall have been obtained or made, except for the filing of the certificates of merger pursuant to Section 1.3 and except where the failure to have obtained or made such consents, authorizations, orders, approvals, filings or registrations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or the Surviving Corporation.

  (f) Tax Opinions. Company shall have received from Alston & Bird, counsel to Company, on the date of the Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Company and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the shareholders of Company upon their exchange of Shares for the Merger Consideration under
Section 354 of the Code (except to the extent such shareholders receive cash for their Shares). In rendering such opinions, counsel for Company shall be entitled to rely upon representations of officers of Company, Parent and stockholders of Parent.

  SECTION 7.3 Conditions to Obligation of Company. The obligations of Company to perform this Agreement and effect the Merger are further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions:

  (a) Representations and Warranties. The representations and warranties of each of Parent and Merger Sub contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section
7.3 not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Parent, with the same effect as though such representations and warranties were made as of the Closing Date, and Company shall have received a certificate signed on behalf of Parent and Merger Sub by an authorized officer of Parent to such effect.

  (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Company shall have received a certificate signed on behalf of Parent by an authorized executive officer of Parent to such effect.

  (c) No Material Adverse Change. Since the date of this Agreement, Parent and its Subsidiaries, taken as a whole, shall not have experienced any change or occurrence particular to them, that has had or would have a Material Adverse Effect on Parent.

  (d) Tax Opinions. Parent shall have received from Jones, Day, Reavis & Pogue, counsel to Parent, on the date of the Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Parent and Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the shareholders of Company upon their exchange of the Shares for the Merger Consideration under Section 354 of the Code (except to the extent such shareholders receive cash for their Shares). In rendering such opinions, counsel for Parent shall be entitled to rely upon representations of officers of Parent, Company and stockholders of Parent.

  SECTION 7.4 Frustration of Closing Conditions. Neither Parent nor Company may rely on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to comply with or perform any of its obligations or covenants set forth in this Agreement.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

  SECTION 8.1 Termination. Notwithstanding any other provisions of this Agreement, and notwithstanding approval and adoption of this Agreement by the shareholders of Company, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time in any one of the following circumstances:

  (a) By mutual written consent duly authorized by the Boards of Directors of Parent and Company.

  (b) By Parent or Company, if the Effective Time shall not have occurred on or before October 31, 1998; provided, however, that neither Parent nor Company may terminate this Agreement pursuant to this Section 8.1(b) if such party's failure to fulfill any of its obligations under the Agreement shall be a reason that the Effective Time shall not have occurred on or before such date.

  (c) By Parent or Company, if any federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that neither party may terminate this Agreement pursuant to this Section 8.1(c) if it has not complied with its obligations under Section 6.8.

  (d) By Parent or Company, if the Shareholders Meeting shall have been held and this Agreement shall not have been approved and adopted by the affirmative vote of the requisite number of shareholders of Company or (ii) by Parent, if the Shareholders Meeting shall not have been held by October 26, 1998, as a result of a breach by Company of its obligations under Section 6.2.

  (e) By Parent or Company, if the Board of Directors of Company shall have determined to approve, endorse or recommend an Acquisition Proposal to its shareholders.

  (f) By Parent, if the Board of Directors of Company shall have (i) withdrawn, modified or amended in any adverse respect its approval or recommendation of this Agreement, the Merger or the other transactions contemplated hereby, (ii) failed to call, or once called, adjourned, canceled or postponed the Shareholders Meeting without the prior written consent of Parent (which consent in the case of an adjournment or postponement shall not be unreasonably withheld), or (iii) resolved to do any of the foregoing.

  (g) By Parent or Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement), if (i) the other party shall have failed to comply in any material respect with any of the material covenants and agreements contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, and such failure continues for 20 calendar days after the actual receipt by such party of a written notice from the other party setting forth in detail the nature of such failure, or (ii) a representation or warranty of the other party contained in this Agreement shall have been breached in any respect on the date when made (or in the case of any representations and warranties that are made as of a different date, as of such different date) and the breach cannot be or has not been cured within 20 calendar days after the giving of written notice to the breaching party of such breach and the matters in respect of which such representation or warranty shall have been breached has had or could reasonably be expected to have a Material Adverse Effect on such other party.

  (h) By Company, in the event that (i) Parent enters into a definitive agreement providing for a merger, consolidation or other business combination transaction pursuant to which (a) a majority of the members of the board of directors of the surviving entity in any such transaction is not comprised of members of the Board of Directors of Parent immediately prior to the consummation of such transaction, or (b) the holders of Parent Common Stock immediately prior to such transaction own less than a majority of the outstanding voting securities of the surviving entity in such transaction;
(ii) the Board of Directors of Parent adopts a plan of liquidation or dissolution of Parent; (iii) Parent enters into a definitive agreement providing for the acquisition by a third party of more than 50% of the consolidated assets of Parent; or (iv) a tender offer or exchange offer for 50% or more of the outstanding shares of Parent Common Stock is commenced and the Board of Directors of Parent recommends that the stockholders of Parent tender their shares in such tender offer or exchange offer.

  SECTION 8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement (except for the provisions of the last sentence of Section 4.1(s), Section 4.2(h), Section 6.3, Section 6.6, this Section 8.2, Section 8.5 and Article
IX) shall forthwith become void and cease to have any force or effect, without any liability on the part of any party hereto or any of its affiliates; provided, however, that nothing in this Section 8.2 shall relieve any party to this Agreement of liability for any willful or intentional breach of this Agreement.

  SECTION 8.3 Amendment. Subject to the applicable provisions of the GBCC and the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval and adoption of this Agreement at the Shareholders Meeting, no amendment shall be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

  SECTION 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to Section 8.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

  SECTION 8.5 Termination Fees.

    (a) In the event that this Agreement is terminated pursuant to Section 8.1(d), 8.1(e) or 8.1(f), then Company shall pay Parent a fee in the amount of $2.2 million (the "Initial Fee").

    (b) In the event that this Agreement is terminated pursuant to Section 8.1(d), Section 8.1(e), or Section 8.1(f) and there shall have been commenced, publicly disclosed or publicly proposed any Acquisition Proposal prior to such termination, then Company shall pay Parent the Initial Fee promptly and in any event within two business days of such termination. If within one year of a termination under the circumstances described in the immediately preceding sentence, Company enters into a definitive agreement with respect to an Acquisition Proposal, then Company shall pay Parent an additional fee of $4.4 million promptly, and in any event within two business days of the execution of such definitive agreement by Company.

    (c) In the event that this Agreement is terminated pursuant to Section 8.1(h), then Parent shall pay Company a fee in the amount of $2.2 million promptly and in any event within two business days of such termination.

    (d) If Company or Parent fails to pay the appropriate fee or fees in accordance with this Section 8.5, the non-paying party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, together with interest on the amount of any unpaid fee at the so-called composite "prime rate" as quoted from time to time during the relevant period in the Southwest Edition of The Wall Street Journal, plus 4% per annum from the date such fee or fees were required to be paid pursuant to this Section 8.5.

    (e) Any payment required to be made pursuant to this Section 8.5 shall be made by delivery of a certified check or by wire transfer of immediately available funds to an account designated by the recipient thereof.

  SECTION 8.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of Parent, Merger Sub or Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE IX

                              GENERAL PROVISIONS

  SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

  SECTION 9.2 Fees and Expenses. Except as set forth in this Section 9.2, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and Company shall bear and pay one-half of the costs and expenses incurred in connection with (i) the filing, printing and mailing of the Form S-4 and the Proxy Statement (including SEC filing fees) and (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees).

  SECTION 9.3 Definitions. For purposes of this Agreement:

  (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

  (b) "business day" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close;

  (c) "Disclosure Memorandum" means the disclosure memorandum delivered by each party to the other simultaneously with the execution of the Agreement;

  (d) "Environmental Laws" means any Law relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) otherwise relating to pollution of the environment or the protection of human health;

  (e) "Governmental Entity" means any domestic or foreign government, court, governmental agency, authority, entity or instrumentality;

  (f) "Hazardous Substances" means (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Clean Air Act;
(ii) petroleum and petroleum products including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) radon; (v) any other contaminant; and (vi) any substance with respect to which any Governmental Entity requires environmental investigation, monitoring, reporting or remediation;

  (g) "knowledge" means the actual knowledge of any executive officer of Company or Parent, as the case may be;

  (h) "Law" means the provisions of any law, statute, ordinance, rule, orders and regulations of any Governmental Entity;

  (i) "Liens" means, collectively, all pledges, claims, liens, charges, mortgages, conditional sale or title retention agreements, hypothecations, collateral assignments, security interests, easements and other encumbrances of any kind or nature whatsoever;

  (j) a "Material Adverse Effect" with respect to any person means a material adverse effect on (i) the ability of such person to perform its obligations hereunder or consummate the transactions contemplated hereby or (ii) the condition (financial or otherwise), assets, business, liabilities (actual or contingent) or operations of such person and its Subsidiaries taken as a whole;

  (k) the "NASDAQ" means The NASDAQ Stock Market, Inc.;

  (l) the "NYSE" means The New York Stock Exchange, Inc.;

  (m) a "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

  (n) a "Subsidiary" of any person means any other person of which (i) the first mentioned person or any Subsidiary thereof is a general partner, (ii) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other person is held by the first mentioned person and/or by any one or more of its Subsidiaries, or (iii) at least 50% of the equity interests of such other person is, directly or indirectly, owned or controlled by such first mentioned person and/or by any one or more of its Subsidiaries.

  SECTION 9.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (i) if to Parent, to

    Sterling Commerce, Inc.
    4600 Lakehurst Court
    Dublin, Ohio 43016-2000
    Attention: General Counsel
    Telecopy: (614) 718-1510

    with a copy (which shall not constitute notice) to:

    Jones, Day, Reavis & Pogue
    2300 Trammell Crow Center
    2001 Ross Avenue
    Dallas, Texas 75201
    Attention: James E. O'Bannon
    Telecopy: (214) 969-5100

  (ii) if to Company, to

    XcelleNet, Inc.
    5 Concourse Parkway, Suite 850
    Atlanta, Georgia 30328
    Attention: Dennis M. Crumpler
    Telecopy: (770) 698-2952

    with a copy (which shall not constitute notice) to:

    Alston & Bird LLP
    One Atlantic Center
    1201 West Peachtree Street
    Atlanta, Georgia 30309-3424
    Attention: William H. Avery
    Telecopy: (404) 881-7777

  SECTION 9.5 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

  SECTION 9.6 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (except for the letter agreement referenced in the last sentence of Section 6.3). This Agreement is not intended to confer upon any person (including without limitation any employees or former employees of Company), other than the parties hereto.

  SECTION 9.7 Governing Law. Except to the extent necessarily governed by the GBCC, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

  SECTION 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void, except that Parent and/or Merger Sub may assign this Agreement to any direct wholly owned Subsidiary of Parent without the prior consent of Company; provided that each of Parent and Merger Sub shall remain liable for all of its respective obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

  SECTION 9.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware, this being in addition to any other remedy to which they are entitled at Law or in equity.

  SECTION 9.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

  SECTION 9.11 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

  IN WITNESS WHEREOF, Parent, Merger Sub and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          STERLING COMMERCE, INC.

                                             /s/ Stephen R. Perkins
                                          By: _________________________________
                                             Stephen R. Perkins,
                                             Executive Vice President


                                          STERLING COMMERCE (SOUTHERN), INC.

                                             /s/ Stephen R. Perkins
                                          By: _________________________________
                                             Stephen R. Perkins,
                                             President


                                          XCELLENET, INC.

                                             /s/ Dennis M. Crumpler
                                          By: _________________________________
                                             Dennis M. Crumpler,
                                             Chairman and Chief Executive
                                              Officer

                                                                      EXHIBIT A

                          FORM OF AFFILIATE AGREEMENT

Gentlemen:

  The undersigned is a holder of shares of common stock, par value $.01 per share ("Company Common Stock"), of XcelleNet, Inc., a Georgia corporation ("Company"), or may become a holder of shares of Company Common Stock prior to the effective time of the Merger (as hereinafter defined) upon exercise of certain options held by the undersigned to purchase shares of Company Common Stock. As such, the undersigned will be entitled to receive in connection with the merger (the "Merger") of Company with and into Sterling Commerce (Southern), Inc., a Delaware corporation and a subsidiary of Sterling Commerce, Inc., a Delaware corporation ("Parent"), shares of common stock, par value $.01 per share, of Parent (the "Securities") in exchange for any such shares of Company Common Stock held by the undersigned at the effective time of the Merger.

  The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act") of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

  If in fact the undersigned were an affiliate of Company under the Act, the undersigned's ability to sell, assign or transfer any Securities received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including instructions with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

  The undersigned hereby represents to and covenants to Parent that the undersigned will not sell, assign or transfer any Securities received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a transaction in conformity with the volume and other limitations of Rule 145 or Rule 144 under the Act ("Rule 144"), to the extent applicable, and any other applicable rules promulgated by the Commission, or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent, is not required to be registered under the Act.

  In the event of a sale of Securities pursuant to Rule 145, or, if applicable, Rule 144, the undersigned will provide Parent with evidence of compliance with such Rule, in the form of customary seller's or broker's
Rule 145 or, if applicable, Rule 144, representation letters or as Parent may otherwise reasonably request. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.

  The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder or (ii) in the event of a sale of the Securities which has been registered under the Act.

  The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities.

                                          Very truly yours,

                                          -------------------------------------

Dated:       , 1998

  As an inducement to the above individual to deliver this letter, Parent agrees that for so long and to the extent necessary to permit such individual to sell the Securities pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall use all reasonable efforts to file, on a timely basis, all reports and data required to be filed by it with the Commission pursuant to Section 13 of the Securities and Exchange Act of 1934.

                                          Very truly yours,

                                          STERLING COMMERCE, INC.

                                          By: _________________________________
                                          Name:
                                          Title:

                                                                     APPENDIX B

BancAmerica

ROBERTSON STEPHENS

                                APRIL 16, 1998

PRIVILEGED AND CONFIDENTIAL

Board of Directors
XcelleNet, Inc.
5 Concourse Parkway
Atlanta, GA 30328

Members of the Board:

  You have asked our opinion with respect to the fairness to the Holders of XcelleNet Common Stock (as defined below), from a financial point of view and as of the date hereof, of the Consideration (as defined below), in the proposed merger of XcelleNet, Inc. ("XcelleNet") with and into a wholly owned subsidiary ("Merger Sub") of Sterling Commerce, Inc. ("Sterling") pursuant to the Agreement and Plan of Merger, to be dated as of April 16, 1998 (the "Agreement"), by and among XcelleNet, Sterling and Merger Sub. Under the terms of the Agreement, XcelleNet shall be merged with and into Merger Sub (the "Merger"). Merger Sub shall be the surviving corporation and the separate existence of XcelleNet shall cease. In the Merger, each outstanding share of XcelleNet Common Stock will be converted into the right to receive $8.80 in cash and 0.2885 shares of Sterling Common Stock (the "Consideration"); in the event that the aggregate amount of the cash payments (the "Cash Consideration") and the dollar value of all Dissenting Shares (as defined in the Merger Agreement) exceeds the aggregate value (based on the closing price of Sterling Common Stock on the last trading day prior to the closing of the Merger (the "Closing Price")) of the Sterling Common Stock to be issued, the Consideration shall be adjusted by reducing the Cash Consideration and increasing the aggregate number of shares of Sterling Common Stock to be issued, to the minimum extent necessary, such that the Cash Consideration plus the dollar value of all Dissenting Shares is equal to the value of all shares of Sterling Common Stock to be issued (based upon the closing sales price of Sterling Common Stock on the last trading day prior to the closing date of the Merger (the "Closing Date")). In determining the adjustment pursuant to the previous sentence, to the extent the Cash Consideration is reduced, the number of shares of Sterling Common Stock shall be increased, dollar for dollar, valuing Sterling Common Stock as the lesser of (i) the closing sales price of Sterling Common Stock on the last trading day prior to the Closing Date, and
(ii) the average of the closing sales prices of Sterling Common Stock for the three trading days prior to the Closing Date. All outstanding options and warrants to acquire XcelleNet Common Stock and equivalents, shall be converted into equivalent rights to acquire Sterling Common Stock at an exchange ratio equal to 0.4809. The "Holders of XcelleNet Common Stock" includes all holders of XcelleNet Common Stock except for Sterling, Merger Sub and their respective affiliates and holders of Dissenting Shares. The Agreement states that the parties intend, and we have assumed, that the Merger will qualify as a tax-deferred transaction for the Holders of XcelleNet Common Stock and be accounted for as a purchase" in accordance with U.S. generally accepted accounting principles. The terms and conditions of the Merger are set out more fully in the Agreement. In connection with the Agreement, certain shareholders of XcelleNet have entered into a shareholder agreement (the "Shareholder Agreement").

  For purposes of this opinion we have (i) reviewed financial information on XcelleNet furnished to us by XcelleNet, including certain internal financial analyses and forecasts prepared by the management of XcelleNet; (ii) reviewed publicly available information; (iii) held discussions with the management of XcelleNet and Sterling concerning the businesses, past and current business operations, financial condition and future prospects

     555 CALIFORNIA STREET      SAN FRANCISCO 94104     415-781-9700    O

          INVESTMENT BANKERS     MEMBERS OF ALL MAJOR EXCHANGES
of both companies, independently and combined, including, in the case of Sterling, discussion regarding the degree to which we could rely on publicly available Wall Street research analyst estimates of Sterling's future financial performance; (iv) reviewed the Agreement and the Shareholders Agreement; (v) reviewed the stock price and trading histories of both companies; (vi) prepared comparable company and discounted cash flow analyses of XcelleNet; (vii) prepared a pro-forma merger analysis of the Merger; (viii) compared the financial terms of the Merger with other transactions that we deemed relevant; (ix) reviewed estimates by XcelleNet's and Sterling's management of the cost savings, revenue enhancements and other benefits expected to be derived from the Merger; and (x) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

  In rendering our opinion, we have assumed that all such information is complete and accurate in all material respects, and we have not undertaken any independent verification of such information. We have relied upon the assurances of management of XcelleNet that it is not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent appraisal of the properties or assets and liabilities (contingent or otherwise) of XcelleNet or Sterling or any of their respective subsidiaries, nor were we furnished with any such evaluations or appraisals. With respect to the financial and operating forecasts (and the assumptions and bases therefore) of XcelleNet that we have reviewed, we have assumed that such forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of XcelleNet management and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the management of XcelleNet. We have assumed that the Merger will be consummated upon the terms set forth in the Agreement without material alteration thereof. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

  This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may effect this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness from a financial point of view of the Consideration to the Holders of XcelleNet Common Stock and does not address the underlying business decision of the Board of Directors of XcelleNet to engage in the Merger. We do not express any opinion as to the value of any employee agreements or arrangements entered into in connection with the Agreement or the Merger. We further express no opinion as to the future value of the shares of Sterling Common Stock.

  We are familiar with XcelleNet, having provided certain investment banking services to XcelleNet from time to time, including acting as an underwriter for the initial public offering of shares of XcelleNet Common Stock in April 1994, as the managing underwriter for the secondary public offering of shares of XcelleNet Common Stock in March 1997 and maintaining a market in shares of XcelleNet Common Stock. Additionally, in the ordinary course of business, we may trade Sterling and XcelleNet securities for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

  Our opinion is directed to the Board of Directors of XcelleNet and is not intended to be and does not constitute a recommendation to any shareholder of XcelleNet as to how such shareholder should vote upon or take any other action with respect to the Merger. This opinion may be included in a proxy or registration statement of XcelleNet or Sterling distributed in connection with the Merger, provided that this opinion is reproduced therein in full and any description of, or reference to, this opinion therein is in form and substance acceptable to us and our legal counsel. Except as provided in the previous sentence, this opinion shall not be reproduced, summarized, described or referred to, or furnished to any party, without our prior written consent.

  Based upon and subject to the foregoing considerations, it is our opinion, that, as of the date hereof, the Consideration is fair to the Holders of XcelleNet Common Stock from a financial point of view.

                                          Very truly yours,

                                          BANCAMERICA ROBERTSON STEPHENS

                                          /s/ George M. Vetter, III
                                          -------------------------------------
                                          Authorized Signatory

                                                                     APPENDIX C

LOGO
             [LETTERHEAD OF BROADVIEW ASSOCIATES LLC APPEARS HERE]

                                                                 April 16, 1998

                                                                   CONFIDENTIAL

Board of Directors
Sterling Commerce, Inc.
4600 Lakehurst Ct.
Dublin, OH 43016-2000

Dear Members of the Board:

  We understand that Sterling Commerce, Inc. ("Sterling Commerce"), Sterling Commerce (Southern), Inc., a wholly owned subsidiary of Sterling Commerce (the "Merger Sub"), and XcelleNet, Inc. ("XcelleNet") propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which, through the merger of XcelleNet with and into the Merger Sub (the "Merger"), each share of XcelleNet common stock, $0.01 par value per share ("XcelleNet Common Stock"), shall be converted into the right to receive the Merger Consideration (as defined below). The Merger Consideration consists of a cash payment equal to $8.80 and 0.2885 shares of Sterling Commerce Common Stock, $0.01 par value per share ("Sterling Commerce Common Stock") and is subject to adjustment in certain circumstances based on the trading price of Sterling Commerce Common Stock immediately prior to the closing of the Merger. The terms and conditions of the above described Merger are more fully detailed in the Agreement.

  You have requested our opinion as to whether the Merger Consideration to be paid by Sterling Commerce in the Merger is fair, from a financial point of view, to Sterling Commerce shareholders.

  Broadview Associates focuses on providing merger and acquisition advisory services to information technology ("IT") companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to Sterling Commerce's Board of Directors and will receive a fee from Sterling Commerce upon the successful conclusion of the Merger.

  In rendering our opinion, we have, among other things:

  1.) reviewed the terms of the Agreement and the associated exhibits thereto in the form of the draft dated April 16, 1998 furnished to us by Alston & Bird LLP on April 16, 1998 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

  2.) reviewed XcelleNet's Form 10-K for the fiscal years ended December 31, 1996 and 1997, including the audited financial statements included therein;

                                     LOGO
                [ADDRESSES OF BROADVIEW ASSOCIATES APPEAR HERE]

  3.) participated in discussions with XcelleNet management concerning the operations, business strategy, current financial performance and prospects for XcelleNet, including discussions relating to XcelleNet's financial performance during its three month period ended March 31, 1998;

  4.) reviewed certain internal financial and operating information, including quarterly projections through December 31, 1998, relating to XcelleNet prepared by XcelleNet management;

  5.) reviewed certain financial and operating information relating to XcelleNet prepared by Sterling Commerce management;

  6.) reviewed the recent reported closing prices and trading activity for XcelleNet Common Stock;

  7.) compared certain aspects of the financial performance of XcelleNet with public companies we deemed comparable;

  8.) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

  9.) reviewed Sterling Commerce's Form 10-K for the fiscal years ended September 30, 1996 and 1997, including the audited financial statements included therein, and Sterling Commerce's Form 10-Q for the three months ended December 31, 1997, including the unaudited financial statements included therein;

  10.) reviewed certain financial and operating information relating to Sterling Commerce prepared by Sterling Commerce management;

  11.) participated in discussions with Sterling Commerce management concerning the operations, business strategy, financial performance and prospects for Sterling Commerce;

  12.) reviewed the recent reported closing prices and trading activity for Sterling Commerce Common Stock;

  13.) discussed with Sterling Commerce management its view of the strategic rationale for the Merger;

  14.) considered the total number of shares of Sterling Commerce Common Stock outstanding and the average weekly trading volume of Sterling Commerce Common Stock;

  15.) reviewed recent equity analyst reports covering Sterling Commerce and XcelleNet;

  16.) analyzed the anticipated effect of the Merger on the future financial performance of the consolidated entity;

  17.) assisted in negotiations and discussions related to the Merger among Sterling Commerce, XcelleNet and their financial and legal advisors; and

  18.) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

  In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Sterling Commerce, XcelleNet or XcelleNet's financial advisor. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Sterling Commerce and XcelleNet as to the future performance of XcelleNet. We have neither made nor obtained an independent appraisal or valuation of any of XcelleNet's assets.

  Based upon and subject to the foregoing, we are of the opinion that the Merger Consideration to be paid by Sterling Commerce in the Merger is fair, from a financial point of view, to Sterling Commerce shareholders.

  For purposes of this opinion, we have assumed that neither Sterling Commerce nor XcelleNet is currently involved in any material transaction other than the Merger, other transactions of which we are aware and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions may impact this opinion. We express no opinion as to the price at which Sterling Commerce Common Stock will trade at any time.

  This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Sterling Commerce in connection with its consideration of the Merger and does not constitute a recommendation to any Sterling Commerce shareholder as to how such shareholder should vote on the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview Associates hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement/Prospectus to be distributed to the XcelleNet shareholders in connection with the Merger.

                                          Sincerely,

                                          /s/ Broadview Associates LLC

                                          Broadview Associates LLC

                                                                     APPENDIX D
                                  ARTICLE 13
                                      OF
                       GEORGIA BUSINESS CORPORATION CODE

(S)14-2-1301 Definitions.

  As used in this article, the term:

    (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

    (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

    (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

    (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

    (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (8) "Shareholder" means the record shareholder or the beneficial shareholder.

(S) 14-2-1302 Right to dissent.

  (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

    (1) Consummation of a plan of merger to which the corporation is a party:

      (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

      (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

    (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

    (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

    (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

      (A) Alters or abolishes a preferential right of the shares;

      (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

      (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

      (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

      (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

      (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

    (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

  (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

  (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

    (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

    (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

(S)14-2-1303 Dissent by nominees and beneficial owners.

  A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(S)14-2-1320 Notice of dissenters' rights.

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

  (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

(S) 14-2-1321 Notice of intent to demand payment.

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

    (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

    (2) Must not vote his shares in favor of the proposed action.

  (b) A record shareholder who does not satisfy the requirements of subsection
(a) of this Code section is not entitled to payment for his shares under this article.

(S) 14-2-1322 Dissenters' notice.

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

  (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

    (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

    (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

    (4) Be accompanied by a copy of this article.

(S) 14-2-1323 Duty to demand payment.

  (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

  (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

(S) 14-2-1324 Share restrictions.

  (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(S) 14-2-1325 Offer of payment.

  (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

  (b) The offer of payment must be accompanied by:

    (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

    (2) A statement of the corporation's estimate of the fair value of the shares;

    (3) An explanation of how the interest was calculated;

    (4) A statement of the dissenter's right to demand payment under Code
  Section 14-2-1327; and

    (5) A copy of this article.

  (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

(S) 14-2-1326 Failure to take action.

  (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

(S) 14-2-1327 Procedure if shareholder dissatisfied with payment or offer.

  (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

    (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

    (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

  (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection
(a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

  (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

    (1) The shareholder may demand the information required under subsection
  (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

    (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

(S) 14-2-1330 Court action.

  (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

  (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

  (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

(S) 14-2-1331 Court costs and counsel fees.

  (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

  (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

    (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

    (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

  (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

(S) 14-2-1332 Limitation of actions.

  No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                XCELLENET, INC.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XCELLENET, INC. FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 21, 1998

The undersigned holder of shares of Common Stock, par value $0.01 per share, of XcelleNet, Inc. ("XcelleNet"), hereby appoints Dennis M. Crumpler and Shereef
W. Nawar and each of them, as proxies of the undersigned, with full power of substitution and resubstitution, to represent and vote as set forth herein all of the shares of common stock of XcelleNet held of record by the undersigned on June 8, 1998 at the Special Meeting of Shareholders to be held on Tuesday, July 21, 1998, commencing at 8:00 a.m., Eastern time, at The Westin Atlanta North at Perimeter Hotel, 7 Concourse Parkway, Atlanta, Georgia, and at any and all postponements and adjournments thereof (the "Special Meeting").

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE OTHER SIDE HEREOF AND OTHERWISE IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

                      (Continued, and to be dated and signed, on the other side)

                     THE DIRECTORS OF XCELLENET, INC. UNANIMOUSLY RECOMMEND
                               A VOTE FOR THE FOLLOWING PROPOSAL.

[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

Approval of an Agreement and Plan of Merger, dated as of April 16, 1998, by and among Sterling Commerce, Inc., a Delaware corporation ("Sterling Commerce"), Sterling Commerce (Southern), Inc., a Delaware corporation and a wholly owned subsidiary of Sterling Commerce ("Commerce Southern"), and XcelleNet, Inc., a Georgia corporation ("XcelleNet"), pursuant to which XcelleNet will be merged with and into Commerce Southern, with Commerce Southern continuing as the surviving corporation and remaining a wholly owned subsidiary of Sterling
Commerce.      FOR [_]   AGAINST [_]   ABSTAIN [_]

                                            This proxy should be dated, signed
                                            by the Shareholder as his or her
                                            name appears below, and returned
                                            promptly in the enclosed envelope.
                                            Joint owners should each sign
                                            personally, and trustees and
                                            others signing in a representative
                                            capacity should indicate the
                                            capacity in which they sign.

                                            Dated: ____________________________

                                            ___________________________________
                                                 Signature of Shareholder

                                            ___________________________________
USING BLUE OR BLACK INK, PLEASE MARK, SIGN, AND
 PROMPTLY RETURN THIS PROXY CARD IN THE ENVELOPE Signature of Shareholder
 PROVIDED